Prospectus	Filed Pursuant to Rule 424(b)(4) Registration No. 333-274098

$60,000,000

Quetta Acquisition Corporation

6,000,000 Units

Quetta Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. Our efforts to identify a prospective target business will not be limited, although the company intends to prioritize the evaluation of businesses in Asia (excluding China, Hong Kong, and Macau) that operate in the financial technology sector. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with our company.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of: (i) one share of common stock, and (ii) one-tenth (1/10) of a right denominated in one share of our common stock, redeemable upon the consummation of the initial business combination, as described in more detail in this prospectus. The underwriters have a 45-day option from the date of the closing of this offering to purchase up to an additional 900,000 units to cover over-allotments, if any. We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our common stock, or “public shares”, in connection with the consummation of our initial business combination, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. We have 9 months (or 15 months or up to 21 months if we extend such period as described in more detail in this prospectus) (the “Combination Period”) from the date of this prospectus to consummate our initial business combination. If we are unable to complete our initial business combination within 9 months (or up to 15 or 21 months, as applicable) from that date, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein. Our public stockholders will not be afforded an opportunity to vote on our extensions of time to consummate an initial business combination from 9 months to up to 21 months or redeem their shares in connection with such extensions.

Our Sponsor, Yocto Investments LLC, has committed to purchase from us, in one or more private placements that will close simultaneously with the closing of this offering, an aggregate of 235,045 units (or 253,045 units if the over-allotment option is exercised in full) at $10.00 per unit for a total purchase price of $2,350,450 (or $2,530,450 if the over-allotment option is exercised in full). These private units are identical to the units sold in this offering, except as described in this prospectus. The private units will be sold in a private placement that will close simultaneously with the closing of this offering. A portion of the proceeds we receive from these purchases will be placed in the trust account described below. The principal of our Sponsor is Ms. Chen Chen, who is the wife of Mr. Hui Chen, our CEO and Chairman, and resides in the United States of America and has a professional network in Asia and North America. We are not permitted to use the proceeds placed in the trust account and the interests earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act (IRA) of 2022 (H.R. 5376) on any redemptions or stock buybacks by the Company.

Our initial stockholders, which include our sponsor, and our directors and officers, own an aggregate of 1,725,000 shares of our common stock (up to 225,000 of which are subject to forfeiture by the sponsor depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part).

Our units have been approved for listing on the Nasdaq Global Market, or Nasdaq, under the symbol “QETAU” for our units. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. We expect that our units will begin trading on Nasdaq promptly after the date of this prospectus. The common stock and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus, unless EF Hutton, division of Benchmark Investments, LLC (which we refer to as “EF Hutton”, the representative of the underwriters, or the Representative throughout this prospectus) informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions as described further herein. Once the securities comprising the units begin separate trading, we expect that the common stock and rights will be listed on Nasdaq under the symbols “QETA” and “QETAR,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq in the future or prior to our initial business combination.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and therefore will be subject to reduced reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 31 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts		Proceeds Before Expenses to Us
Per Unit	$10.00	$0.55	(1)	$9.45
Total	60,000,000	$3,300,000		$56,700,000

(1)	$0.20 per unit or $1,200,000 in the aggregate (or $1,380,000 if the underwriters’ over-allotment option is exercised in full) is payable upon the closing of this offering. The discount includes $2,100,000, or $0.35 per unit, equal to 3.5% of the gross proceeds of this offering (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters as deferred underwriting discounts at the closing of our initial business combination from the funds to be placed in the trust account described below. The underwriters have agreed to reimburse certain of our expenses in connection with this offering, not to exceed $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full). The underwriters will also be entitled to 1% of the gross proceeds of this offering as underwriting discounts and commissions in the form of our shares at a price of $10.00 per share, which will equal 60,000 shares (or 69,000 shares if the underwriters’ over-allotment option is exercised in full) (the “Representative Shares”), to be issued at closing of this offering. Such funds and shares will be released to the underwriters only upon consummation of an initial business combination, as described in this prospectus. The Representative Shares will be registered under the registration statement of which this prospectus forms a part. If the business combination is not consummated, such deferred discounts will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discount. See the section of this prospectus entitled “Underwriting” beginning on page 132 for a description of compensation and other items of value payable to the underwriters.

Upon consummation of the offering, $10.10 per unit sold to the public in this offering (whether or not the underwriters’ over-allotment option has been exercised in full or in part) will be deposited into a United-States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such amount includes $2,100,000, or $0.35 per unit, (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters as deferred underwriting discounts. Except as described in this prospectus, the funds held in trust will not be released until the earlier of the consummation of our initial business combination or our redemption of the shares of common stock sold in this offering upon our failure to consummate a business combination within the required period.

The underwriters are offering the units on a firm commitment basis. EF Hutton, acting as the sole book-running manager and representative of the underwriters, expects to deliver the units to purchasers on or about October 5, 2023.

Sole Book-Running Manager

EF Hutton

division of Benchmark Investments, LLC

Co-Manager

Brookline Capital Markets

a division of Arcadia Securities, LLC

The date of this prospectus is October 5, 2023

Our units have been approved for listing on the Nasdaq Global Market, or Nasdaq, under the symbol “QETAU” for our units. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. We expect that our units will begin trading on Nasdaq promptly after the date of this prospectus. The common stock and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless EF Hutton division of Benchmark Investments LLC, informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading as described in this prospectus, the shares of common stock and rights will be traded on Nasdaq under the symbols “QETA” and “QETAR,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq in the future or prior to our initial business combination.

Although we currently do not have any People’s Republic of China (“PRC”) subsidiary or China operations, our sponsor and certain of our executive officers and directors may have significant ties to China, which may make us a less attractive partner to potential target companies outside the PRC than a non-PRC related SPAC and may therefore limit the pool of acquisition candidates given a combination with a U.S. target company may be subject to review by a U.S. government entity. See “Risk Factors — General Risk Factors — We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited” on page 70.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and therefore will be subject to reduced reporting requirements.

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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Prospectus Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus or the context otherwise requires, references to:

●	“we,” “us,” “our,” “Company,” “company” or “our company” are to Quetta Acquisition Corporation, a Delaware corporation;

●	“the 80% test” are to the requirement that our initial business combination be with a target entity that has an aggregate fair market value of at least 80% of the value of the proceeds from this initial public offering which are deposited to a trust account (excluding any deferred underwriters fees and taxes payable on the income earned on the deposit account) at the time of the agreement to enter into the initial combination;

●	“affiliate” are to companies controlled by or under common control with the Sponsor, our officers, and/or our officers’ controlled entities;

●	“common stock” are to the shares of our common stock, par value $0.0001, offered as a part of our units in this offering;

●	“DGCL” are to the Delaware General Corporation Law;

●	“founder shares” are to the 1,725,000 shares of our common stock initially purchased by our Sponsor in a private placement prior to this offering (including up to an aggregate of 225,000 shares of our common stock subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part);

●	“initial business combination” are to our merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our trust account (less any taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our such business combination;

●	“insiders” and “initial stockholders” are to the Sponsor, directors, officers and any holders of our founder shares prior to closing of this offering (or their permitted transferees);

●	“management team” are to Mr. Hui Chen, Mr. Robert L. Labbe, and our independent directors (Mr. Brandon Miller, Mr. Daniel M. McCabe, and Mr. Michael Lazar), collectively;

●	“private placement shares” and “private shares” are to shares of common stock included in our private units;

●	“private rights” are to the rights included in our private units;

●	“private units” are to the units, each consisting of one common stock and one right that our sponsor is purchasing in a private placement concurrent with the closing of this offering, as well as any units issued upon conversion of working capital loans;

●	“working capital loan” are to certain loans to be extended by our initial stockholders, officers and directors or their affiliates in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient. Our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the relevant insider’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 50,000 shares of common stock and 5,000 rights if $500,000 of notes were so converted). If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available;

●	“rights” are to the rights included as part of our public and private units, and each unit includes one-tenth (1/10) of a right, with each right entitles the holder thereof to automatically receive one share of a common stock upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of whole rights will be required to affirmatively convert his, her or its rights in order to receive shares of common stock underlying such rights upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights;

●	“public shares” are to shares of common stock included in the public units that are registered and described herein as a part of our public offering;

●	“Sponsor” and “sponsor” are to Yocto Investments LLC;

●	“public units” are to the 6,000,000 units (or 6,900,000 units if the underwriters’ over-allotment option is exercised in full) offered to the public investors as described in this registration statement, which is comprised of one share of common stock and one-tenth (1/10) of one right; and

Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Company

General

We are a blank check company formed under the laws of the State of Delaware on May 1, 2023 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited, although the company intends to prioritize the evaluation of businesses in Asia (excluding China, Hong Kong, and Macau) that operate in the financial technology sector. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with our company.

We will seek to capitalize on the significant contacts and experience of our management team, including Mr. Hui Chen, our CEO and Director, Mr. Robert L. Labbe, our CFO, and Mr. Brandon Miller, Mr. Daniel M. McCabe, and Mr. Michael Lazar, each a member of our board of directors.

Context and Competitive Advantage

We will seek to leverage our management team’s proprietary network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking firms, consultants, family offices, and large corporations in order to source, acquire, and support the operations of the business combination target. We believe our team’s extensive and applicable experience investing in and operating businesses in Asia and North America will make us a preferred partner and allow us to source high-quality combination targets. Our efforts to identify a prospective target business will not be limited to a particular geographic region or industry, although the Company intends to focus on operating businesses in Asia (excluding China, Hong Kong, and Macau), and we prefer an initial business combination with a digital asset exchange, such as a bitcoin marketplace.

The future development and growth of digital assets such as crypto is subject to a variety of factors that are difficult to predict and evaluate. In fact, crypt asset markets in general are distressed due to recent bankruptcies and financial failure of FTX Trading Ltd. (“FTX”), which may limit our ability to identify perspective target for business combination, affect the attractiveness of prospective target business, or, following consummation of our initial business combination, our financial condition and results of operations. Digital asset exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated. The legal and regulatory regimes, including the laws, rules, and regulations associated with them, are evolving and will be impacted by the bankruptcy of the FTX Exchange and other regulatory concerns with the industry generally. It is possible the failure of FTX in November 2022 and the resulting market turmoil could lead to increased SEC, CFTC, or criminal investigations, enforcement, and/or other regulatory activity, which may subject our potential business combination to significant legal and regulatory consequences, leading to significant delay or even termination of our initial business combination. For additional discussion regarding our belief about the market risks existing and future regulations pose to our initial business combination, see “Risk Factors” beginning on page 31 of this prospectus.

Our team consists of experienced professionals and senior operating executives who bring a unique background and skill set that will be attractive to leading Asia-based companies. We believe that we will be able to leverage the following competitive strengths in identifying, structuring, and consummating a business combination:

●	An extensive network across several industries in Asia; which include longstanding relationships with leading executives, investors, entrepreneurs, and investment bankers in the Asia region and thus will provide us with access to proprietary investment opportunities and strong deal flow in our target sectors;

●	Structuring and execution capabilities; through their respective careers, our team has extensive experience in identifying, evaluating and executing investments in companies at various stages of their life cycle. We believe that the combined and complementary expertise of our team will allow us to structure and execute a highly attractive transaction;

●	U.S. and Asia cross-border deal experience; cross-border transactions require industry and local regulatory knowledge, rigorous due diligence and structuring creativity. Our team has significant transaction experience completing large-scale domestic and cross-border transactions, involving acquirers and targets located across the U.S. and Asia.

Our Sponsor is Yocto Investments LLC and our manager is Ms. Chen Chen, who is the wife of our chief executive officer. We will seek to capitalize on the collective deal-making experience and business connections of our management team.

Hui Chen has been our Chief Executive Officer and Chairman since May 1, 2023. He has been serving as the Chief Executive Officer and Chairman of Yotta Acquisition Corporation (Nasdaq: YOTA) since December 2021. Mr. Chen is a cross-industry expert in computer science and law. Mr. Chen founded Law Offices of Hui Chen & Associates, PC in 2012, a New York-based law firm. Mr. Chen focuses his practice on patent prosecution, copyright infringement, and other general intellectual property matters. Mr. Chen has also been an adjunct professor at Hofstra University since September 2019, where he instructs multiple undergraduate computer science programming courses in Visual C++. Before joining Hofstra University, Mr. Chen was an adjunct associate professor at John Jay College of Criminal Justice, Pace University, Touro College, and Saint Francis College between 2000 and 2018 and was a full-time professor at Technical Career of Institute, College of Technology from December 2011 to December 2017. Before forming his law office in 2012, Mr. Chen worked for multiple Fortune 500 companies. Mr. Chen worked as an Oracle developer at eBay, Inc. from February 2008 to May 2015. Mr. Chen worked at IBM Global Services, where he was a solo back-end developer in designing and building the database and back-end process for DHS Inspection Application, from November 2007 to March 2008, and a programmer analyst between March 1998 and May 2004. Mr. Chen also worked at MultiPlan Inc. between June 2005 and February 2008 as a technical lead where he participated in designing new application systems and partnered with external vendors in coding and implementing new systems by using Java and Oracle PL/SQL. Before that, Mr. Chen worked at Pepsi Cola Inc. from January 2004 to June 2005, where he designed, coded, implemented, and documented a growth forecasting system and developed an automatic purchasing system. Mr. Chen received a Bachelor’s degree in Mechanical Engineering from Shanghai Jiaotong University in 1992, a Bachelor’s degree in HVAC from Technical Career Institutes in 1997, a Master of Science degree in Computer Science from Pace University in 2000, and his J.D. degree from Cardozo School of Law, Yeshiva University in 2010. We believe that Mr. Chen’s access to contacts and sources, ranging from high-technology companies and legal contacts, will allow us to generate acquisition opportunities and identify suitable acquisition candidates.

Robert L. Labbe has been our Chief Financial Officer since May 1, 2023. He serves as one of our directors as of the date of this prospectus. He has been serving as the Chief Financial Officer and director of Yotta Acquisition Corporation (Nasdaq: YOTA) since December 2021. Mr. Labbe is a real estate veteran and real estate finance attorney licensed in California and New York with over thirty (30) years of experience in real estate. Mr. Labbe also has been a manager of MCAP Realty Advisors, LLC, a real estate advisor company, since January 2010. Mr. Labbe has been the general counsel of Global Premier Development Inc. and Global Premier America, LLC, real estate development companies, from March 2012 to December 2021. Mr. Labbe was a co-founder, general counsel, and managing director of Lenders Direct Capital, a wholesale lender, and its retail affiliate Lenders Republic Financial, a nationwide mortgage banker, from May 2003 to December 2007. Mr. Labbe was also a co-founder and partner at Mazda Butler LLP, a commercial and real estate law firm in California, from January 2003 to December 2007. Mr. Labbe co-founded First Allegiance Financial, a national specialty finance company, where he was the president and chairman from September 1996 to December 1998. First Allegiance Financial was acquired by City Holding Company, a financial holding company, for approximately $22 million in 1997. Mr. Labbe received his Bachelor’s degree in Civil Law (B.C.L.) and Bachelor of Laws degree (LL.B.) from McGill University in 1982 and 1983, respectively. Mr. Labbe also received his Diplome d’Etude Collegiale St. Lawrence College (Quebec) in 1978. Mr. Labbe is a licensed broker with the California Department of Real Estate since 1990. Mr. Labbe also holds the UC Irvine Extension Light Construction and Development Management Program Certificate. We believe that Mr. Labbe is qualified to serve as a member of our board of directors due to his entrepreneurship and extensive experience in the real estate industry.

Brandon Miller serves as one of our independent directors as of the date of this prospectus. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022. Mr. Miller has been the managing partner at Aspect Property Management LLC, a property management company in Connecticut, since January 2015. Before joining Aspect Property Management LLC, Mr. Miller spent a decade in the consulting industry at Matté & Company, a private and public sector consulting company from January 2005 to January 2015, where he offered executive recruiting, strategic planning, leadership, and corporate consulting services. Mr. Miller was a corporate controller at Corporate Dining Solutions, a corporate catering company, from 2003 to 2005. Mr. Miller is presently a certified manager of community associations (“CMCA”) and an association management specialist (“AMS”). Mr. Miller received his Bachelor’s degree in Finance from the University of Bridgeport in 1986 and studied in Mechanical Engineering at North Carolina State University from 1980 to 1983. We believe that Mr. Miller is qualified to serve as a member of our board of directors due to his extensive experience in the real estate and business consulting industries.

Daniel M. McCabe serves as one of our independent directors as of the date of this prospectus. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022. Mr. McCabe has been admitted to practice before the Courts of the State of Connecticut since 1974. Mr. McCabe’s legal career began as an assistant clerk of the Superior Court at Stamford from 1974 to 1976, and since then he has had his own legal practice, Daniel McCabe LLC, a general practice law firm in Connecticut founded in 1982. His work includes rendering legal advice to individuals and business entities concerning commercial transactions, business organizations, and complex litigation. Mr. McCabe is also an Adjunct Professor of Business Law at Sacred Heart University. Mr. McCabe previously was the Chairman of the Stamford Housing Authority, Co-chair of the Stamford Reapportionment Committee, Member of the Board of Parole for the State of Connecticut, Chairman of the Republican Town Committee of the City of Stamford and Counsel for the Stamford Water Pollution Control Authority. He also served as Corporation Counsel for the City of Stamford where he held the position of chief legal counsel and advisor to Mayor Stanley Esposito of the City of Stamford. Mr. McCabe obtained his Juris Doctor degree from St. John’s University Law School in 1974. We believe that Mr. McCabe is qualified to serve as a member of our board of directors due to his legal experience, contacts, and relationships.

Michael Lazar serves as one of our independent directors as of the date of this prospectus. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022. Mr. Lazar has over 14 years of experience in guiding corporate issuers with the filing of their regulatory filings with the SEC. Mr. Lazar founded Empire Filings, a full-service financial printer, in October 2020, and has been the chief executive officer of the company since then. Mr. Lazar acted as the chief executive officer of Adorbs, Inc., an organic apparel company quoted on the OTC market, from April 2019 to October 2020. Prior to that, Mr. Lazar worked at S2 Filings, a full-service financial printer, from August 2016 to October 2020. Mr. Lazar started his career in the financial printer industry at Vintage Filings, a full-service financial printer and a division of PR Newswire, from August 2006 to August 2016. Mr. Lazar obtained his Bachelor’s degree in Economics from Brooklyn College in 2004. We believe that Mr. Lazar is qualified to serve as a member of our board of directors due to his experience in business management.

Our activities thus far have been limited to the organization of the company and the preparation of this offering. Our subsequent activities will be to identify a target company and to consummate a business combination with the target. We will not limit our search of potential targets for the initial business combination, although we anticipate that our search will primarily be in the financial technology sector due to the expertise of our management. In particular we are interested in exploring the possibility of establishing a digital assets market in Asia (excluding China, Hong Kong and Macau).

The past performance of our management team, or their respective affiliates, is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. No member of our management team has been an officer or director of a special purpose acquisition corporation in the past. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of our future performance.

Our officers and directors may become officers or directors of another special purpose acquisition company with a class of securities intended to be registered under the Securities Act of 1933, as amended, or the Exchange Act of 1934, prior to the completion of our initial business combination.

Our Business Strategy and Acquisition Criteria

We intend to focus our efforts on identifying and completing our initial business combination with a company in a financial technology industry that aligns with our team’s experiences, expertise and network of relationships. Our business strategy is focused on potential acquisition targets that exhibit compelling long-term growth potential and highly defensible market positions. Our experience with Asia is a key differentiator for us compared to other blank check companies, the majority of which we believe are seeking business combinations exclusively in the U.S. We believe this will allow us to generate a truly differentiated pipeline of acquisition opportunities and lead to executing a business combination with an attractive target company more quickly, efficiently, and under better terms than our competitors.

We believe that targeting companies in Asia (excluding China, Hong Kong and Macau) are compelling because there is a significant pool of high-quality private companies that could benefit from going public in the United States. We expect that the financial technology sector will continue to have a strong growth trajectory due to recent trends including increasing digitization, the adoption and advancement of new technology, and changes in consumer habits. We believe Asia in particular represents a compelling market environment with significant growth opportunities and favorable trends within the financial technology industry. We believe that the COVID-19 pandemic and Asia’s growing market has enabled consumer adoption of financial technology to accelerate, creating massive opportunities for our team to capitalize on. Given the high level of business formation and development in Asia, and the number of high-quality emerging companies seeking access to the US capital markets in our network, we believe that we will be able to engage with many leading, Asia-based companies (excluding China, Hong Kong and Macau) interested in a business combination. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

We have identified the following general criteria and guidelines as we evaluate prospective target companies.

●	Large underpenetrated markets with favorable industry dynamics. We intend to actively look for suitable investment opportunities within the financial technology sector with an enterprise value of approximately $250 million to $1 billion. We will prioritize targets that are already benefiting from or capitalizing on trends found within their respective sectors.

●	Strong management team. The strength of the management team will be an important component in our review process. We will seek to partner with a visionary, experienced and professional management team that can drive growth, strategic decision making and long-term value creation.

●	Defensible market position with sustainable competitive advantage. We intend to favor targets that have a strong competitive advantage or are category leaders in their respective verticals. We will target companies that have strong intellectual property, technology, or brand equity within their respective sectors and that can be further monetized on a global basis.

●	Asia-domiciled but operating on a global basis. We will seek targets that have already established a strong operating history within Asia (excluding China, Hong Kong and Macau), but which possess a competitive edge to expand into new geographic regions where similar needs exist.

●	Benefit from being a public company. We intend to only acquire businesses that would benefit from being publicly traded in the United States, including access to broader sources of capital and expanded market awareness. This improved access to capital could allow the targets to accelerate growth, pursue new projects, retain and hire employees, and expand into new geographies or businesses.

While we intend to use these criteria in evaluating the attractiveness of potential business combination opportunities, we may ultimately decide to enter into an initial business combination with a target business that does not meet these criteria. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as the review of financial and other information which will be made available to us. We will also utilize our operational and capital allocation experience. Our acquisition criteria, due diligence processes, and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors, and criteria that our management may deem relevant.

Yotta Acquisition Corporation

On March 8, 2021, our management co-founded Yotta Acquisition Corporation, a Delaware corporation (“Yotta”), a special purpose acquisition company incorporated for the purposes of effecting a business combination. On April 22, 2022, Yotta consummated its initial public offering of 11,500,000 units (including 1,500,000 units issued upon the full exercise of the over-allotment option), each unit consisting of one share of common stock and one-tenth (1/10) of one right, for an offering price of $10.00 per unit. Its units, common stock and rights are currently traded on Nasdaq under symbols “YOTAU”, “YOTA” and “YOTAR,” respectively.

On October 24, 2022, Yotta entered into a certain merger agreement (the “Merger Agreement”) by and among NaturalShrimp Incorporated (“NaturalShrimp”), a Nevada corporation, Yotta, and Yotta Merger Sub, Inc. (“MergerSub”), a Nevada corporation and wholly-owned subsidiary of Yotta. At the closing of the merger in consideration, Yotta will issue 17.5 million shares of its common stock, par value $0.0001 per share, to the former security holders of Yotta. Following the closing of the merger, the former security holders of NaturalShrimp will be entitled to receive up to 10,000,000 additional shares of Yotta’s common stock if, following the closing of the merger, NaturalShrimp meets or exceeds either of two annual revenue thresholds for each of the fiscal years ending on March 31, 2024 and March 31, 2025. After the closing of the merger, if NaturalShrimp meets or exceeds $15,000,000 in revenue (per its audited financial statements) for the fiscal year ending March 31, 2024, then Yotta will issue 5,000,000 shares of Yotta’s common stock to the former security holders of NaturalShrimp. If NaturalShrimp meets or exceeds $30,000,000 in revenue (per its audited financial statements) for the fiscal year ending March 31, 2025, then Yotta will issue 5,000,000 shares of its common stock to the former security holders of NaturalShrimp.

At a special meeting of stockholders held on April 19, 2023, Yotta’s stockholders approved Yotta to enter into an amendment to the Investment Management Trust Agreement with Continental Stock Transfer & Trust Company (the “Trust Amendment”) dated as of April 19, 2023. Pursuant to the Trust Amendment, Yotta has the right to extend time to complete its business combination (the “Business Combination Period”) under the Trust Agreement for a period of 12 months from April 22, 2023 to April 22, 2024 and to the extent Yotta’s Amended and Restated Certificate of Incorporation is amended to extend the Business Combination Period, by depositing $120,000 for each such one-month extension into Yotta’s trust account. Yotta filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on April 19, 2023 giving Yotta the right to extend the Business Combination Period from April 22, 2023 to April 22, 2024.

On April 21, 2023, May 17, 2023 and June 20, 2023, Yotta each deposited $120,000 (an aggregate of $360,000) into its trust account in order to extend the period of time it has to complete a business combination for an additional one (1) month period, respectively. The purpose of the extensions is to provide more time for Yotta to complete a business combination.

By a letter dated August 10, 2023 (the “Termination Letter”), Yotta informed NaturalShrimp that it was terminating the Merger Agreement. The termination of the Merger Agreement was due to breaches by NaturalShrimp of its obligations thereunder including, but not limited to, NaturalShrimp’s obligation to share the costs associated with the extension of the deadline by which Yotta must complete an initial business combination. Although the payments were to be shared equally, NaturalShrimp failed to provide its portion despite being notified of its obligation to do so.

NaturalShrimp has not responded to the Termination Letter but previously sent a notification that it was terminating the Merger Agreement. Yotta rejected that purported termination as it does not believe NaturalShrimp has a legal basis under the Merger Agreement to terminate it. Moreover, pursuant to Section 10.2(b) of the Merger Agreement, NaturalShrimp was not authorized to terminate the Merger Agreement when it was in breach of its terms. Yotta also included in the Termination Letter a demand for the $3 million termination fee due to it under the terms of the Merger Agreement.

Certain member of our management are officers and/or directors of Yotta, including Mr. Hui Chen serves as Chairman and CEO, Mr. Robert L. Labbe serves as the CFO and director, and each of Mr. Brandon Miller, Mr. Daniel M. McCabe and Mr. Michael Lazar serves as an independent director, and each of the foregoing own fiduciary duties under Delaware general corporate law to Yotta. For more details about our management’s conflict of interests, see “Management-Conflicts of Interest” on page 108 of this prospectus.

Acquisition Process

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which may encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities and a review of financial and other information about the target and its industry. We will also utilize our management team’s operational and capital planning experience as a part of our analysis of any potential target.

We are not prohibited from pursuing an initial business combination with a target that is affiliated with our Sponsor, officers, or directors nor making the initial business combination through a joint venture or other form of shared ownership with our Sponsor, officers, or directors. In the event we seek to complete our initial business combination with an initial business combination target that is affiliated with our Sponsor, officers, or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our company from a financial point of view.

Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. More specifically, all of our officers and directors have fiduciary and contractual duties to Yotta Acquisition Corporation (“Yotta”), which executed a definitive merger agreement in connection with its initial business combination on October 24, 2022. The merger agreement was terminated on August 10, 2023. Yotta will have priority over us in connection with potential target businesses identified by its management. These conflicts of interests may limit the number of potential targets that our management presents to us for purposes of completing a business combination. For more details about our management’s conflict of interests, see “Management-Conflicts of Interest” on page 108 of this prospectus. If Yotta decides to pursue any such opportunity, we may be precluded from pursuing such opportunities. Subject to his or her fiduciary duties under Delaware law, none of the members of our management team who are also employed by, or directors of, our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Our sponsor and directors and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination. Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Delaware law and any other applicable fiduciary duties.

Certain of our directors and officers currently have, and any of them in the future may have additional, fiduciary, or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity subject to his or her fiduciary duties. If any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

No members of our management team have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member specifically in his or her capacity as an officer or a director of the company. Members of our management team may be required to present potential business combinations to other entities to whom they have fiduciary duties before they present such opportunities to us. Any knowledge or presentation of such opportunities may therefore present conflicts of interest.

Initial Business Combination

We have 9 months from the closing of this offering to consummate our initial business combination (“Combination Period”). If we anticipate that we may not be able to consummate our initial business combination within 9 months from the closing of this offering, we may, but are not obligated to, if requested by our sponsor or its affiliates, extend Combination Period up to two times by an additional three months each time for a total of up to 15 months by depositing $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full) in connection with each such extension into our trust account (the “Paid Extension Period”). In addition, we will be entitled to an automatic six-month extension to complete a business combination (the “Automatic Extension Period”) if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination during the Combination Period or Paid Extension Period. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public and private rights will expire and will be worthless. Our public stockholders will not be afforded an opportunity to vote on our extensions of time to consummate an initial business combination from 9 months to up to 15 months or redeem their shares in connection with such extensions.

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA, or an independent accounting firm with respect to the satisfaction of such criteria. Our stockholders may not be provided with a copy of such opinion, nor will they be able to rely on such opinion.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose, at which stockholders may seek to redeem their shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, for their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Any tender offer documents used in connection with a business combination will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

Pursuant to the Nasdaq listing rules, our initial business combination must occur with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting discounts and taxes payable on the income earned on the trust account), at the time of the agreement to enter into the initial business combination, which we refer to as the 80% test. We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account unless our board of directors cannot make such determination on its own. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority (“FINRA”) or an independent valuation or appraisal firm with respect to satisfaction of such criteria. Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test. If the business combination involves more than one target business, the 80% of fair market value test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

The net proceeds of this offering released to us from the trust account upon the closing of our initial business combination may be used as consideration to pay the sellers of a target business with which we complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. In addition, we may be required to obtain additional financing in connection with the closing of our initial business combination to be used following the closing for general corporate purposes as described above. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. None of our Sponsor, officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. Our amended and restated certificate of incorporation provides that, following this offering and prior to the consummation of our initial business combination, we are prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote (a) on any initial business combination or (b) to approve a further amendment to our amended and restated certificate of incorporation to (x) extend the time we have to consummate a business combination beyond 9 months from the date of this prospectus (or until 18 months if we extend the period of time to consummate a business combination by the maximum amount) or (y) amend the foregoing provisions, unless (in connection with any such amendment to our amended and restated certificate of incorporation) we offer our public stockholders the opportunity to redeem their public shares.

Corporate Information

Our principal office is located at 1185 Avenue of the Americas, Suite 301, New York, New York 10036, and our telephone number is (212) 612-1400.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30th, or (2) our annual revenues exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the last completed fiscal year.

Private Placement

Yocto Investments LLC has committed to purchase from us an aggregate of 235,045 units, which we refer to as the private units, at a price of $10.00 per unit (for a total purchase price of $2,350,450) or up to 253,045 units at $10.00 per unit (for a total purchase price of $2,530,450) if the underwriter elects to fully exercise its over-allotment option. This or these purchases will occur by way of one or more private placements, initially with the commencement of this offering and then at any time for that forty-five-day period in which the underwriter may exercise its over-allotment option in part or in full. Most of the proceeds that we receive from the private units will be placed in the trust account described below so as to fund the trust account in that amount representing one hundred and one percent (101%) of the amount of the public shares, with the anticipated balance of $345,000 being held in the company’s working capital accounts and reserved for expenses related to our search process. We are not permitted to use the proceeds placed in the trust account and the interests earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act (IRA) of 2022 (H.R. 5376) on any redemptions or stock buybacks by the Company.

The company entered into a registration rights agreement with the purchasers of these private units and the purchasers of the founder shares which will permit the registration of those same securities (or their underlying parts) after the consummation of the initial business combination. As with the founder shares, the purchasers of these private units will agree to: waive their right to redeem their shares of common stock in connection with the initial business combination, vote in favor of any proposed initial business combination, and waive any claim of right to the funds held in the trust account upon liquidation or other events. As such, if we do not complete our initial business combination within 9 months from the date of this prospectus (or up to 15 or 21 months, as applicable), public stockholders will have the right to redeem their public shares (subject to the requirements of applicable law) in exchange for their pro rata share of the funds available in the trust account; thereafter, the holders of those shares of common stock attributable to the sale of private units and the founder shares will participate with all other stockholders in any claims to funds that may remain in the capital accounts of the company. The likely result is that absent an initial business combination, these private units, like the founder shares, will expire worthless or with de minimis value.

The Offering

In making your decision as to whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 as promulgated under the Securities Act. You therefore will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 31 of this prospectus.

Securities offered	6,000,000 units at $10.00 per unit, each unit consisting of:

	●	one share of common stock, and

	●	one-tenth (1/10) of one right.

	●	Each right entitles the holder thereof to receive one common stock upon consummation of our initial business combination.

Nasdaq symbols	We anticipate that the units, the shares of common stock, and the rights, once they begin separate trading, will be listed on the Nasdaq under the symbols,

	●	units: QETAU;

	●	common stock: QETA; and

	●	rights: QETAR.

Separation of common stock and rights

Each of the shares of common stock and rights may trade separately on the 52nd day after the date of this prospectus unless EF Hutton determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will EF Hutton allow separate trading of the shares of common stock and rights prior to our filing of an audited balance sheet with the SEC which evidences our receipt of the gross proceeds from this offering. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EF Hutton has allowed separate trading of the common stock and rights prior to the 52nd day after the date of this prospectus.

Once the shares of common stock and rights commence separate trading, holders will have the option to continue to hold units or separate their units into their component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into separately traded shares of common stock and rights. No fractional shares will be issued upon separation of the units and only whole shares will trade.

The Filing of Form 8-K	We will file a current report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place two business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Current Report on Form 8-K or a new Current Report on Form 8-K to provide new financial information to reflect the exercise of the over-allotment option. We will also include in the Current Report on Form 8-K, or amendment thereto, or in a subsequent current report on Form 8-K, information indicating if EF Hutton has allowed separate trading of the shares of common stock and rights prior to the 52nd day after the date of this prospectus.

Units:

Number outstanding before this offering	0

Number to be sold in this offering	6,000,000

Number to be sold in the private placement	235,045(1)

Number outstanding after this offering	6,235,045(1)

Shares of common stock:

Number outstanding before this offering	1,725,000 shares of common stock(2)

Number outstanding after this offering and private placement offering	7,795,045 shares of common stock(3)

Rights:

Number of Rights outstanding before this offering	0

Number of Rights to be sold in this offering	600,000(4)

Number of Rights to be sold in the private placement as part of the private placement units	23,505(4)

Number of Rights outstanding after this offering	623,505(4)

(1)	This assumes no exercise of the underwriters’ over-allotment option and thus the sale of 6,000,000 public units and 235,045 private units. The underwriters may exercise their over-allotment option partially or in full, which may lead to the sales of a maximum aggregate amount of 6,900,000 public units and 253,045 private units. Each unit consists of one share of common stock and one-tenth (1/10) of one right.
(2)	Includes up to an aggregate of 225,000 shares of common stock that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part.
(3)	Comprised of 7,500,000 shares of common stock, 60,000 representative’s shares, and 235,045 shares of our common stock underlying the private placement units. The numbers assume that the underwriters’ over-allotment has not been exercised and an aggregate of 225,000 shares of common stock held by our sponsor have been forfeited. If the over-allotment option is exercised in full, there will be a total of 8,947,045 shares of common stock issued and outstanding.
(4)	This assumes that the over-allotment option has not been exercised. If the over-allotment option is exercised in full, there will be a total of 715,305 rights issued and outstanding, including an aggregate of 23,505 rights underlying the private units.

Terms of Rights:

Upon consummation of our initial business combination, each holder of one (1) public right may redeem such one (1) right in exchange for one share of common stock. We will not issue fractional shares in connection with an exchange of rights. If we are unable to complete an initial business combination within the required time period, and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Founder shares	On May 17, 2023, our Sponsor purchased 1,725,000 shares of our common stock for an aggregate purchase price of $25,000, or approximately $0.0145 per share (or $0.0167 in the case of the forfeiture of 225,000 shares of common stock if the over-allotment option is not exercised). The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. Prior to the initial investment in the company of $25,000 by our Sponsor, the company had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that the founder shares would represent approximately 20% of the outstanding shares after this offering (not including the shares to be issued to the underwriters at closing or the shares underlying the private placement units). None of our Sponsor, officers, nor directors have expressed an intention to purchase any units in this public offering. We will effect a stock dividend or share contribution prior to this offering should the size of the offering change, in order to maintain such ownership percentage.

The founder shares are subject to certain transfer restrictions, as described in more detail below, although we granted registration rights to the founders for those shares by way of the registration rights agreement entered upon the closing of this offering.

Our Sponsor, officers, and directors have entered into a letter agreement with us, pursuant to which they agree (i) to waive their redemption rights with respect to their founder shares and private placement shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within 9 months from the date of this prospectus (or 15 months or up to 21 months if we extend such period as described in more detail in this prospectus) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public stockholders for a vote, our Sponsor has agreed, pursuant to such letter agreement, to vote its founder shares and any public shares purchased during or after this offering in favor of our initial business combination, if permitted by law or regulation.

The founder shares are identical to our common stock included in the units being sold in this offering, except that:

● the founder shares are subject to certain transfer restrictions, as described in more detail below;

	●	our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any founder shares and public shares they hold in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of the ability of holders of our public shares to seek redemption in connection with our initial business combination or our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering (or up to 15 or 21 months, as applicable) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 9 months from the closing of this offering (or up to 15 or 21 months, as applicable), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. Permitted transferees of the founder shares held by our sponsor, officers, directors, special advisor and our other advisors would be subject to the same restrictions;

●

pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination, if permitted by law or regulation. If we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need a minimum of 213,717, or 3.56%, of the 6,000,000 public shares sold in this offering (if the approval requirement was a majority of shares voted and the minimum number of shares required for a quorum attended the meeting and assuming the over-allotment option has not been exercised and an aggregate of 225,000 founder shares have been forfeited as a result thereof), would need to be voted in favor a business combination in order for it to be approved. Additionally, each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against, or abstain from voting on, the proposed transaction (subject to the limitation described in the preceding paragraph); and

	●	the founder shares are entitled to registration rights.

Transfer restrictions on founder shares	Our Sponsor and initial stockholders have agreed not to transfer, assign, or sell any of the founder shares (except to certain permitted transferees) until, with respect to 50% of the founder shares, the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and, with respect to the remaining 50% of the founder shares, six months after the date of the consummation of our initial business combination, or earlier in each case if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities, or other property. All of the founder shares issued and outstanding prior to the date of this prospectus will be held in escrow with Continental Stock Transfer & Trust Company during the period in which they are subject to the transfer restrictions described above.

Private placement units

Our Sponsor has committed, pursuant to certain written agreement, to purchase an aggregate of 235,045 private placement units (or, if the over-allotment option is exercised in full, 253,045 private placement units) at a price of $10.00 per unit in a private placement that will occur simultaneously with the closing of this offering. A portion of the proceeds derived from the sale of the private units will be added to the proceeds from this offering, which together will be held in the trust account such that, upon the consummation of this offering, $60.6 million (or $69.69 million if the underwriters exercise its over-allotment option in full) will be held in the trust account.

Each of the private units sold by way of private placement are identical to the publicly offered units described in this prospectus, except that, pursuant to certain letter agreement, the purchasers of the founder shares and the private units have agreed to waive their redemption rights with respect to their founder shares and private units: (i) in connection with the consummation of the initial business combination; (ii) in connection with a stockholder vote to further amend the terms of our amended and restated certificate of incorporation or bylaws which specify (a) the substance or timing of our obligation to permit the redemption of shares in connection with our initial business combination, (b) the requirement to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the date of this prospectus (or up to 15 or 21 months, as applicable), or (c) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and, (iii) if we fail to consummate a business combination within 9 months post-effectiveness of the registration statement of the securities described herein (or up to 15 or 21 months, as applicable) or if we liquidate prior to the expiration of the prescribed period.

Transfer restrictions on the private placement units	Subject to any applicable law to which we and the Sponsor will comply, our Sponsor has agreed that it shall not transfer any of its unregistered shares until the earlier of 180 days after the completion of the initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share for any 20 trading days within a thirty-trading-day period following the consummation of our initial business combination and, with respect to the remaining 50% of the founder shares, six months after the date of the consummation of our initial business combination, or earlier in each case if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange, or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities, or other property. Our Sponsor also has agreed to hold the founder shares in escrow during the period in which they are subject to the transfer restrictions described above.

Proceeds to be held in the trust account

Nasdaq rules provide that at least 90% of the gross proceeds from this offering must be deposited into a trust account ($9.00 per unit). Of the net proceeds of this offering and the sale of the private units, at least $60.6 million, or $10.10 per publicly offered unit ($69.69 million, if the underwriters’ over-allotment option is exercised in full) will be placed into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee. These proceeds include $2,100,000 (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting discounts.

The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, our amended and restated certificate of incorporation and the trust agreement entered into between the company and Continental Stock Transfer & Trust Company provide that the proceeds from this offering will not be released from the trust account until the earliest of:

(a)	the completion of our initial business combination;

(b)

the redemption of any public shares properly submitted in connection with a stockholder vote to further amend our amended and restated certificate of incorporation to (i) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months post-effectiveness of the registration statement of the securities described herein (or 15 months or up to 21 months if we extend such period as described in more detail in this prospectus) or (ii) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity; and,

	(c)	the redemption of our public shares if we are unable to complete our initial business combination within 9 months post-effectiveness of the registration statement of the securities described herein (or 15 months or up to 21 months if we extend such period as described in more detail in this prospectus), subject to applicable law.

The proceeds deposited in the trust account could be subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders; although we will generally seek to require that creditors waive their right to make claims against the proceeds held in the trust account.

Anticipated expenses and funding sources

Excluding the withdrawal of interest earned on the funds held in trust so as to pay any applicable taxes, no proceeds held in the trust account will be available for our use, unless and until we complete our initial business combination. Based upon current interest rates, we expect the trust account to generate approximately $2,727,000 of interest annually (assuming no exercise of the underwriters’ over-allotment option and an interest rate of 4.50% per annum) following the investment of such funds in specified U.S. government treasury bills or in specified money market funds.

Unless and until we complete our initial business combination, we may pay our expenses only from:

●

$345,000 in working capital not held in trust that will be available to us from the net proceeds of this offering and the sale of the private placement units (which is the amount of funds estimated to be available after the payment of approximately $675,000 in expenses relating to this offering and certain advancements to the underwriters’ representative (excluding the underwriting discounts totaling $2,100,000 or, in the case of over-allotment $2,415,000); and

	●	any working capital loans or additional investments from our Sponsor, members of our management team or their affiliates, or other third parties, although they are under no obligation to advance funds or invest in us (and, provided that, any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of a business combination).

There will be no fees, reimbursements, or other cash payments paid to our insiders or any of the members of our management team prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction involved) other than:

	●	reimbursement of out-of-pocket expenses incurred by our insiders or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and,

	●	repayment of working capital loans which may be made by our insiders or any of their affiliates to finance transaction costs in connection with an initial business combination, the terms of which have not been determined.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we were to consummate an initial business combination or secure another source of financing. We have no policy which prohibits our insiders or any member of our management team from negotiating the reimbursement of such expenses by a target business.

Our audit committee will review and approve all reimbursements and payments made to any insider or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Stockholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either: (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares for that pro rata amount of cash then on deposit in the trust account attributable to those shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination; or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we provide stockholders with the opportunity to sell their shares to us by means of a tender offer, we will file tender offer documents with the SEC which will contain substantially similar financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek stockholder approval of our initial business combination, we will consummate the business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes, or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration needed to satisfy cash conditions pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us (including any cash we may obtain from financing from third parties or our insiders or their affiliates, which may not be available on terms acceptable to us or at all), we will not complete the business combination (as we may be required to have a lesser number of shares redeemed). As a result, we may not be able to locate another suitable target within the applicable time period, if at all. If we seek stockholder approval of a business combination and if a significant number of public stockholders properly seek to redeem their public shares in connection with a proposed business combination, we or our insiders or their affiliates could purchase some or all of such shares in the open market or in private transactions in order to seek to satisfy the cash conditions. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. No funds from the trust account can be released from the trust account prior to the consummation of the initial business combination to make such purchases (although such purchases could be made using funds available to us after the closing of a business combination). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Notwithstanding the foregoing, we or our insiders and their affiliates will not make purchases of shares of common stock if the purchases would violate Sections 9(a)(2) or 10(b) of the Exchange Act or Regulation M, which are rules that prohibit manipulation of a company’s stock, and we and they will comply with Rule 10b-18 under the Exchange Act in connection with any open-market purchases. If purchases cannot be made without violating applicable law, no such purchases will be made.

Letter agreement among the insiders and the company	a.	Our insiders have agreed A) to vote their unregistered shares in favor of any proposed business combination, if permitted by law or regulation,

b.

not to redeem any shares (including the founder shares and private units) into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination (or sell to us any shares they hold in a tender offer in connection with a proposed initial business combination) or a vote to further amend the provisions of our amended and restated certificate of incorporation relating to the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the date of this prospectus, and

	c.	that the founder shares and private units shall not be redeemable for a pro rata portion of the funds held in the trust account if a business combination is not consummated.

Our insiders also have agreed, pursuant to a written agreement with us, that they will not propose any further amendment to our amended and restated certificate of incorporation that would (i) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months post-effectiveness of the registration statement of the securities described herein (or up to 15 or 21 months, as applicable) or (ii) with respect to the other provisions relating to pre-business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes and other permissible expenses permitted to be paid with the funds available from the interest earned) divided by the number of then issued and outstanding public shares.

None of our insiders, or their affiliates has committed to purchase shares of common stock in this offering in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our insiders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our insiders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Conditions to completing our initial business combination

Depending on the structure of our initial business combination, as few as 163,501 public shares, or approximately 2.73% of the publicly offered shares would need to be voted for a business combination structured as an acquisition of the target pursuant to article 216 of the DGCL (assuming the minimum number of shares necessary to constitute a quorum are present and vote a majority in favor) due to our insiders’ ownership of our issued and outstanding shares of common stock upon consummation of the initial public offering. If all outstanding shares of common stock are present and vote at the meeting, then 2,162,479 public shares in addition to the insiders’ shares would need to approve the transaction (which amount does not include giving effect to the exercise of rights and assumes that the underwriters do not exercise the over-allotment option).

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the funds held in the trust account (excluding any deferred underwriters’ fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test. However, we intend to satisfy the requirement of the 80% test even if our securities are not listed on Nasdaq at the time of our initial business combination because this is a requirement in our amended and restated certificate of incorporation which may only be avoided pursuant to an affirmative stockholder vote to amend the certificate. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. However, we may structure our initial business combination so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% of fair market value test. If the initial business combination involves more than one target business, the 80% of fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as our initial business combination for purposes of seeking stockholder approval or conducting a tender offer, as applicable.

Permitted purchases of public shares by our affiliates	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, initial stockholders, directors, officers, advisors, or their affiliates may purchase public shares in privately-negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules.

However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We have adopted an insider trading policy which requires insiders to: (i) refrain from purchasing our securities during certain blackout periods when they are in possession of any material non-public information and (ii) clear all trades of company securities with a compliance officer prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares in such transactions prior to completion of our initial business combination. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our Sponsor, initial stockholders, directors, officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction. Our Sponsor, directors, officers, advisors or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing, or trading of our securities on a national securities exchange.

Redemption rights for public stockholders upon completion of our initial business combination

In conjunction with any stockholder vote either to: (i) further amend our amended and restated certificate prior to our initial business combination or (ii) approve any proposed initial business combination: we will provide our public stockholders with the opportunity to redeem all or a portion of their public shares at a pro rata, per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting discounts that we will pay to the underwriters.

The proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof.

Manner of conducting redemptions	In connection with our initial business combination, we will provide our public stockholders with the opportunity to redeem all or a portion of their public shares either (i) pursuant to a stockholder meeting called to approve the initial business combination or (ii) without a stockholder vote by means of conducting a tender offer. The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq’s stockholder approval rules.

The requirement that we provide our public stockholders with the opportunity to redeem their public shares may be amended if approved by holders of 50% plus one share of all of our common stock entitled to vote thereon.

Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against, or abstain from voting on, the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we can:

● conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

● file tender offer documents with the SEC prior to completing our initial business combination, which will contain substantially similar financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our Sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our common stock in the open market so as to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, deliver their shares to our transfer agent electronically using the Continental Stock Transfer and Trust system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public stockholders who elected to redeem their shares.

The proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent.

Redemption rights in connection with proposed further amendments to our amended and restated certificate of incorporation

Our amended and restated certificate of incorporation provides that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein and in our amended and restated certificate of incorporation), may be amended if approved by holders of a majority our common stock. We may not issue additional securities that can vote on further amendments to our amended and restated certificate of incorporation or on our initial business combination. Our Sponsor, which will beneficially own approximately 20% of our issued and outstanding shares of common stock upon the closing of this offering (assuming that it does not purchase public units in this offering), may participate in any vote to further amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote as it deems.

Release of funds in trust account upon the close of our initial business combination	An aggregate of $10.10 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised) will be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. The trustee will deposit the proceeds into a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The proceeds will be invested at the direction of the trustee. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Upon the consummation of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting discounts, to pay all or a portion of the consideration payable to the target or targets or owners of the target or targets of our initial business combination, and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies, or for working capital.

Liquidation if no business combination

If we cannot complete our initial business combination within 9 months post-effectiveness of the registration statement of the securities described herein (or 15 months or up to 21 months if we extend such period as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the rights will expire and holders of the rights will receive nothing upon a liquidation with respect to such rights, and the rights will be worthless

In connection with our redemption of 100% of our outstanding public shares, each holder will receive an amount equal to (1) the number of public shares being redeemed by such public holder divided by the total number of public shares multiplied by (2) the amount then in the trust account (initially $10.10 per share), which includes the deferred underwriting commission, plus a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes and other expenses (subject in each case to our obligations under Delaware law to provide for claims of creditors).

The proceeds deposited in the trust account could, however, become subject to the claims, if any, of our creditors that are in preference to the claims of our stockholders. We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses, and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility, or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts, or agreements with us and will not seek recourse against the trust account for any reason. In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.10 per share.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.10 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor-creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, by paying public stockholders from the trust account prior to addressing the claims of creditors, our board of directors may be deemed to have breached its fiduciary duty to our creditors and/or to have acted in bad faith, thereby exposing itself and our company to claims of punitive damages. We cannot assure you that claims will not be brought against us for these reasons.

The holders of the founder shares will not participate in any redemption distribution with respect to their founder shares, but may have any public shares redeemed upon liquidation.

If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any issues of taxation or interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.10.

We will pay the costs of any liquidation following the redemptions from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $100,000) and have agreed not to seek repayment for such expenses.

The underwriters have agreed to waive their rights to the deferred underwriting discounts held in the trust account in the event that we do not consummate a business combination (which amounts will be drawn from the funds held in the trust account that will be available to fund the redemption of our public shares).

Conflicts of interest

Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. More specifically, all of our officers and directors have fiduciary and contractual duties to Yotta Acquisition Corporation (“Yotta”), which executed a definitive merger agreement in connection with its initial business combination on October 24, 2022. The merger agreement was terminated on August 10, 2023. Yotta will have priority over us in connection with potential target businesses identified by its management. These conflicts of interests may limit the number of potential targets that our management presents to us for purposes of completing a business combination. For more details about our management’s conflict of interests, see “Management-Conflicts of Interest” on page 108 of this prospectus. If Yotta decides to pursue any such opportunity, we may be precluded from pursuing such opportunities. Subject to his or her fiduciary duties under Delaware law, none of the members of our management team who are also employed by, or directors of, our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Our sponsor and directors and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination. Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Delaware law and any other applicable fiduciary duties.

Further, in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Delaware law and pursuant to our letter agreement, prior to the consummation of our initial business combination, such opportunities first shall be presented to us. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

Audit Committee	We have established and maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management — Committees of the Board of Directors — Audit Committee.”

Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates.

Indemnity

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable), nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations, and believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

In the event an excise tax and/or any other similar fees or taxes in nature are levied or imposed on us pursuant to any current, pending or future rule(s) or law(s), including without limitation any excise tax imposed under the Inflation Reduction Act of 2022 in relation to a redemption of securities as described in the registration statement or otherwise, and such tax or fee has not been paid by us to the applicable regulatory authority on or prior to the due date for such a tax or fee, our sponsor agrees to promptly (but in any event sufficiently prior to the due date for such tax or fee to assure timely payment thereof) either directly pay such tax or fee on behalf of us or advance to us such funds as necessary and appropriate to allow us to pay such tax or fee timely. Our sponsor agrees not to seek recourse for such expenses from the trust account.

However, the sponsor may not be able to satisfy the above obligations, as we have not required it to retain any assets to provide for such obligations, nor have we taken any further steps to ensure that it will be able to satisfy any of the above obligations that arise.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to select an appropriate target business or businesses;

●	our ability to complete our initial business combination, particularly while considering the disruption that may result from limitations imposed by the COVID-19 pandemic;

●	our expectations around the performance of the prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key employees, or directors following our initial business combination;

●	our directors and officers allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	our pool of prospective target businesses;

●	the ability of our directors and officers to generate a number of potential acquisition opportunities;

●	potential change in control if we acquire one or more target businesses for stock;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the use of proceeds not held in the trust account or available to us from any interest income on the trust account balance; or,

●	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Risk Factors SUMMARY

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors.” You should carefully consider all of the information in this prospectus before making an investment.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

●	Our public stockholders might not be afforded the opportunity to vote on our proposed initial business combination, which means that we might be able to complete an initial business combination even though a majority of our stockholders might oppose the transaction. See more detailed discussion of this risk factor on page 31 of this prospectus.

●	Our insiders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote. See more detailed discussion of this risk factor on page 31 of this prospectus.

●	The rules of the exchange requires the approval of a majority of independent directors as do our governing documents; thus our initial business combination may not be successful absent a majority approval. See more detailed discussion of this risk factor on page 33 of this prospectus.

●

Absent a business combination, the net investment proceeds may be held in trust for as long as 18 months from the date of this prospectus. See more detailed discussion of this risk factor on page 33 of this prospectus.

●	Our Sponsor may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support. See more detailed discussion of this risk factor on page 53 of this prospectus.

●	We rely upon key personnel in order to identify a target, effect an initial business combination, and operate successfully thereafter. Our results could be negatively impacted by the loss of any individual prior to or after the business combination. See more detailed discussion of this risk factor on page 53 of this prospectus.

●	We are dependent upon our officers and directors and their departure could adversely affect our ability to operate. See more detailed discussion of this risk factor on page 53 of this prospectus.

●	Since our Sponsor, officers, and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination. See more detailed discussion of this risk factor on page 53 of this prospectus.

●	The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by stockholders may be less than $10.10 per share. See more detailed discussion of this risk factor on page 59 of this prospectus.

●

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be required to adhere to that Act and the rules promulgated thereunder, which may make it more difficult for us to effect our initial business combination. See more detailed discussion of this risk factor on page 59 of this prospectus.

●	Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 15% of the shares of common stock sold in this offering. See more detailed discussion of this risk factor on page 60 of this prospectus.

●

We are a company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective. See more detailed discussion of this risk factor on page 68 of this prospectus.

●

Past performance of members of our management team may not be indicative of future performance of an investment in the Company. See more detailed discussion of this risk factor on page 68 of this prospectus.

●	Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss. See more detailed discussion of this risk factor on page 6 of this prospectus.

●	Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations. See more detailed discussion of this risk factor on page 68 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	May 31, 2023
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)(1)	$(70,300)	$370,000
Total assets(2)	410,000	60,970,000
Total liabilities(3)	385,000	2,171,101
Value of shares of common stock subject to possible redemption/tender(4)	-	60,600,000
Stockholders’ equity/(deficit)(5)	25,000	(1,801,101)

(1)	The “as adjusted” calculation includes $345,000 in cash held outside the trust account, plus $25,000 of actual stockholders’ equity at May 31, 2023.
(2)

The “as adjusted” calculation includes $60,600,000 of cash held in the trust account from the proceeds of this offering and the sale of the private placement units, plus $345,000 in cash held outside the trust account, plus $25,000 of actual stockholders’ equity at May 31, 2023.

(3)	The “as adjusted” calculation includes $2,100,000 of deferred underwriting discounts and commissions payable and $71,101 over-allotment option liability.
(4)	The “as adjusted” value of common stock which may be redeemed for cash equals the “as adjusted” the 6,000,000 common stock sold in the offering multiplied by the redemption value of $10.10 per share/unit.
(5)	Excludes 6,000,000 shares of common stock purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of shares of common stock that may be redeemed in connection with our initial business combination (approximately $10.10 per share).

If no business combination is completed within 9 months from the closing of this offering (or 15 months or up to 21 months if we extend such period as described in more detail in this prospectus), the proceeds then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) will be used to fund the redemption of our public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within such 9-month (or 15 months or up to 21-month) time period.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

RISKS RELATING TO OUR SEARCH FOR, CONSUMMATION OF, OR INABILITY TO
CONSUMMATE, A BUSINESS COMBINATION AND POST-BUSINESS COMBINATION RISKS

Our public stockholders might not be afforded the opportunity to vote on our proposed initial business combination, which means that we might be able to complete an initial business combination even though a majority of our stockholders might oppose the transaction.

Unless required by law, we might not seek stockholder approval of our initial business combination or we might provide stockholders with the opportunity to sell their shares to us by way of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Moreover, Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that would require us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such a business combination instead of conducting a tender offer.

In the case that we seek stockholder approval of our initial business combination, we will call a meeting for such purpose where shares may be redeemed, if they vote against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable). In the case of a tender offer, public stockholders will have the opportunity to sell their shares to us for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Thus, depending on various factors such as the economics of the initial business combination, the timing, et cetera, we will decide in our sole discretion the best resolution. Therefore, as concerns the initial business combination, even if a majority of stockholders disapproves, we might still be able to effect the transaction. Please see the section of this prospectus entitled “Proposed Business — Effecting Our Initial Business Combination” for additional information.

Our insiders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon the consummation of this offering and private placement to be conducted simultaneously with this offering, our insiders, collectively will own beneficially approximately 20% of our issued and outstanding shares of common stock. None of our insiders has committed to purchase units in this offering or any units or shares from persons in the open market or in private transactions. In addition, our insiders could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote. In connection with any vote for a proposed business combination, pursuant to letter agreement, our insiders will or have agreed to vote the shares of common stock owned by them immediately before this offering as well as the private shares and any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination (if permitted by law or regulation), and therefore will have a significant influence on the vote. As a result, in addition to our initial stockholders’ founder shares, we would need a minimum of 213,717, or 3.56%, of the 6,000,000 public shares sold in this offering (if the approval requirement was a majority of shares voted and the minimum number of shares required for a quorum attended the meeting and assuming the over-allotment option has not been exercised and an aggregate of 225,000 founder shares have been forfeited as a result thereof), would need to be voted in favor a business combination in order for it to be approved.

Our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or rights from public holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our public securities.

Our sponsor, directors, officers, advisors or their affiliates may purchase shares or public rights or a combination thereof, in privately-negotiated transactions or in the open market, either prior to or following the completion of our initial business combination, although they are under no obligation to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. Moreover, none of the funds in the trust account would be used to purchase shares or public rights in such transactions. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our sponsor, directors, officers or any of their affiliates will select which stockholders to purchase securities from in any private transaction.

Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately-negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public rights could be to reduce the number of public rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our ordinary shares or public rights and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange. However, in the event our sponsor, directors, officers or their affiliates were to purchase shares or rights from public stockholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	the Company’s registration statement/proxy statement filed for its business combination transaction would disclose the possibility that the Company’s sponsor, directors, officers, advisors or their affiliates may purchase shares or rights from public stockholders outside the redemption process, along with the purpose of such purchases;

●	if the Company’s sponsor, directors, officers, advisors or their affiliates were to purchase shares, or rights from public stockholders, they would do so at a price no higher than the price offered through the Company’s redemption process;

●	the Company’s registration statement/proxy statement filed for its business combination transaction would include a representation that any of the Company’s securities purchased by the Company’s sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

●	the Company’s sponsor, directors, officers or their affiliates would not possess any redemption rights with respect to the Company’s securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	the Company would disclose in its Form 8-K, before to the Company’s security holder meeting to approve the business combination transaction, the following material items:

i.	the amount of the Company’s securities purchased outside of the redemption offer by the Company’s sponsor, directors, officers, advisors or their affiliates, along with the purchase price;

ii.	the purpose of the purchases by the Company’s sponsor, directors, officers, advisors or their affiliates;

iii.	the impact, if any, of the purchases by the Company’s sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;

iv.	the identities of Company security holders who sold to the Company’s sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of Company security holders (e.g., 5% security holders) who sold to the Company’s sponsor, directors, officers, advisors or their affiliates; and

v.	the number of Company securities for which the Company has received redemption requests pursuant to its redemption offer.

The rules of the exchange requires the approval of a majority of independent directors as do our governing documents; thus our initial business combination may not be successful absent a majority approval.

Various factors that the board must consider when evaluating whether to approve our initial business combination include valuation, the issuance of additional equity, incentive to retain key management personnel, et cetera. For example, we may issue additional equity so as to complete our initial business combination or so as to retain key management and other personnel after completion of our initial business combination. Any such issuances would dilute the interest of our public stockholders and possibly present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $0.0001 per share. We also may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination; provided, however, that our governing documents require a stockholder approval for the authorization of additional equity. Thus, any additional issuance of equity may: significantly dilute or subordinate the equity ownership of the investors in this offering; cause a change in control; or adversely affect the market price of your units.

Absent a business combination, the net investment proceeds may be held in trust for as long as 18 months from the date of this prospectus.

We will not have an obligation to return the funds held in trust unless we are unable to consummate an initial business combination within 9 months (or up to 15 or 21 months, as applicable). Consequently, your investment funds and the interest accrued thereon, if applicable, may not be available to you for the next 18 months. We may also at that time make a proposal to stockholders to amend our governing documents so as to allot additional time for our search; in which case you would be provided the opportunity to redeem your shares. Your only other alternative to recoup your investment would be to sell your shares to the public, and you risk capital loss if you sell your shares because we cannot guarantee that the price for our securities after this initial public offering will equal the consideration that you paid for our units.

Your ability to influence the outcome of the investment decision concerning the initial business combination will be limited.

Upon your initial investment in us, little information will be available to you concerning our likely future target company for the initial business combination. This makes it difficult for you to evaluate your investment risk. Moreover, a decision whether to pursue the initial business combination may not require your approval, for example, in the case of a tender offer. Your only opportunity to influence the outcome of a proposed initial business combination may be to exercise your right to redeem your shares for cash.

We may not be required to seek stockholder approval of our merger, and therefore, beyond electing to redeem your shares for cash, you may not have any other economic or legal influence over the consummation of the initial business combination.

For example, section 251 of the DGCL provides that a stockholder vote as to a proposed merger may not be necessary in certain scenarios. If we encounter an opportunity that we believe is in the best interest of the company and that also does not require a stockholder vote because the criteria of, for example, section 251(f) or 251(g), are satisfied, then we may elect to consummate the transaction absent stockholder approval. In addition, due to the ownership interest of our insiders, under section 216 of the DGCL, if our initial business combination is proposed to our stockholders and presuming the majority approval of a quorum of our outstanding shares represented, then we may need as few as 213,717 public shares, or approximately 3.56% of the publicly offered shares would need to be voted for a business combination structured as an acquisition of the target pursuant to article 216 of the DGCL (assuming the minimum number of shares necessary to constitute a quorum are present and vote a majority in favor) due to our insiders’ ownership of our issued and outstanding shares of common stock upon consummation of the initial public offering. If all outstanding shares of common stock are present and vote at the meeting, then 2,102,479 public shares in addition to the insiders’ shares would need to approve the transaction (which assumes that the underwriters do not exercise the over-allotment option).

The ability of our public stockholders to redeem their shares constitutes a capital structure risk that we cannot easily predict or mitigate and as a result such risk may hinder our ability to successfully consummate an initial business combination.

The total amount of our capital that will be recalled as a result of public stockholders opting to redeem their shares is not readily ascertainable and therefore should we need to pay any amount of consideration for the initial business combination in cash or otherwise provide cash as a result of the initial business combination, we would not be able to easily ascertain whether we would have sufficient cash as a result of the unpredictability of capital calls resulting from stockholder redemptions. As a result, we would need to arrange for third-party financing for which there is no guarantee that we would be successful. Moreover, raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may force us to restructure an otherwise optimal capital structure or limit our ability to complete the most desirable business combination available to us.

Any stockholder redemption would cause cash to be depleted from the trust subject only to the underwriters’ commission but not the subsequent business combination commission. As a result, the proportion of fees payable to the underwriters may increase significantly for those who elect not to redeem their shares prior to the initial business combination. This would increase the total cost of capital and possibly cause your return on investment to be less than it otherwise would have been.

Whether and the extent to which stockholders redeem their shares for cash may constitute a risk that could cause us to fail to successfully consummate the initial business combination because a condition of the transaction might be a requirement for us to tender a certain amount of cash which, absent third-party financing, might not be possible if subjected to an excess amount of redemptions.

As a part of our initial business combination, it is possible that a condition to the consummation of the transaction might be that we tender a certain amount of cash. If more stockholders than predicted were to elect to redeem their shares for cash then, absent third-party financing to accommodate any inadequacy in funds, we might not have sufficient cash to satisfy the condition and therefore to consummate the transaction.

Members of our management team may in the future be involved in governmental investigations and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated with.

Members of our management team may in the future be involved in governmental investigations and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated with. Any such investigations or litigations may divert our management team’s attention and resources away from searching for an initial business combination, may be detrimental to our reputation, and thus may negatively affect our ability to complete an initial business combination.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future.

Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject us to significant liabilities.

The requirement to complete an initial business combination within a prescribed timeframe may disadvantage us in negotiating with a potential target, especially as the deadline nears, at which point we would cease all operations and liquidate.

The prescribed timeframe of 9 months (or 15 months or up to 21 months if we extend such period as described in more detail in this prospectus) to complete an initial business combination may limit our ability to thoroughly complete due diligence, which might hinder our ability to negotiate superior terms for our stockholders. Furthermore, any potential target will be informed of our schedule and may use this information as leverage against us, for example, as the end-of-term approaches, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with them, the consequences would be a dissolution.

Our use of funds prior to the completion of the initial business combination may be limited.

The amount of funds held in trust from the combination of this offering, the private placement, and the founder’s shares will be in the amount of 100% of the securities registered and described herein until the earlier of the completion of our initial business combination or the expiration of 9 months (or 15 months or up to 21 months if we extend such period as described in more detail in this prospectus). The balance of $345,000 to be held outside of our trust account will be available to fund our operating expenses until the consummation of our initial business combination. The expenditures necessary from the time of this offering until we are able to effect our initial business combination might surpass this allocation in which case we would need to secure additional funds or would be forced to terminate our search and liquidate. Our officers, directors, and insiders would not be obligated to lend us money in such a scenario.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our rights will expire worthless.

We have 9 months from the closing of this offering to consummate our initial business combination (“Combination Period”). If we anticipate that we may not be able to consummate our initial business combination within 9 months from the closing of this offering, we may, but are not obligated to, if requested by our sponsor or its affiliates, extend Combination Period up to two times by an additional three months each time for a total of up to 15 months by depositing $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full) in connection with each such extension into our trust account (the “Paid Extension Period”). In addition, we will be entitled to an automatic six-month extension to complete a business combination (the “Automatic Extension Period”) if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination during the Combination Period or Paid Extension Period. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets, and the other risks described herein. For example, the outbreak of COVID-19 continues to grow both in the United States and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the continued outbreak of COVID-19 may negatively impact businesses we may seek to acquire. If we have not completed our initial business combination within such twelve-month (or up to eighteen-month) period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law, in which case, our public stockholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced, and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors herein.

The effects of the coronavirus (COVID-19) pandemic on the economy and the markets, and any other similar phenomenon, may materially affect our ability to successfully consummate an initial business combination.

Dislocations to the market as a result of the coronavirus (COVID-19) pandemic and other similar phenomenon cause significant and unpredictable risks that may affect our ability to successfully consummate an initial business combination in a materially adverse way.

If we seek stockholder approval of our initial business combination, our Sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from public stockholders, which would reduce the public “float” of our common stock prior to a vote, which may influence a vote on a proposed business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, directors, officers, or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In addition, none of the funds in the trust account will be used to purchase shares in such transactions.

Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof, and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent that such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing, or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem the shares of this offering in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Nonetheless, if a stockholder does not receive our tender offer or proxy materials, as applicable, such stockholder may not have notice of the opportunity to redeem shares. In addition, the proxy materials or tender offer documents, as applicable, that we will furnish to our public stockholders in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem such shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or in the alternative, to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed.

Your investment will not be returned to you except in limited circumstances.

Your investment will be held in trust, and you will have no interest therein except by exercising your right of redemption at either: (i) the time of our stockholder vote as to the initial business combination; (ii) the end of the term for our initial business combination if no combination was consummated; or, (iii) the time to amend our amended and restated certificate of incorporation in connection with a stockholder vote to grant additional time beyond the original time limit of 9 months (or up to 15 or 21 months, as applicable). In no other circumstances will a public stockholder have any right or interest of any kind in the trust account.

In addition, if we are unable to complete our initial business combination within 9 months (or up to 15 or 21 months, as applicable) from the closing of this offering for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account.

You may be able to transfer your shares so long as we remain listed, but you would risk a potential loss.

We anticipate that our efforts to identify a target for a business combination may be hindered by significant competition.

We anticipate that there may be significant competition in the market for the identification of investments from other blank check companies, investment companies, and other individuals. Some of these competitors may be more experienced, better staffed, and with cost of capital or other financial objectives that might permit a more competitive offering than what we might be able to offer. For example, our unpredictable future balance sheet at the time and as a result of redemptions for cash might place us at a significant disadvantage to a competitor who would not be subject to such a variation.

The future development and growth of crypto is subject to a variety of factors that are difficult to predict and evaluate. If crypto does not grow as we expect, it may limit the ability for us to identify perspective target for business combination, affect the attractiveness of any target business, consummate any business combination, or, following consummation of our initial business combination, our financial condition and results of operations.

Crypto assets built on blockchain technology were only introduced in 2008 and remain in the early stages of development. In addition, different crypto assets are designed for different purposes. Bitcoin, for instance, was designed to serve as a peer-to-peer electronic cash system, while Ethereum was designed to be a smart contract and decentralized application platform. Many other crypto networks—ranging from cloud computing to tokenized securities networks—have only recently been established. The further growth and development of any crypto assets and their underlying networks and other cryptographic and algorithmic protocols governing the creation, transfer, and usage of crypto assets represent a new and evolving paradigm that is subject to a variety of factors that are difficult to evaluate, including:

●	many crypto networks have limited operating histories, have not been validated in production, and are still in the process of developing and making significant decisions that will affect the design, supply, issuance, functionality, and governance of their respective crypto assets and underlying blockchain networks, any of which could adversely affect their respective crypto assets or exchange platforms;

●	many crypto networks are in the process of implementing software upgrades and other changes to their protocols, which could introduce bugs, security risks, or adversely affect the respective crypto networks or exchange platforms;

●	several large networks, including Bitcoin and Ethereum, are developing new features to address fundamental speed, scalability, and energy usage issues. If these issues are not successfully addressed, or are unable to receive widespread adoption, it could adversely affect the underlying crypto assets;

●	security issues, bugs, and software errors have been identified with many crypto assets and their underlying blockchain networks, some of which have been exploited by malicious actors. There are also inherent security weaknesses in some crypto assets, such as when creators of certain crypto networks use procedures that could allow hackers to counterfeit tokens. Any weaknesses identified with a crypto asset could adversely affect its price, security, liquidity, and adoption. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the compute or staking power on a crypto network, as has happened in the past, it may be able to manipulate transactions, which could cause financial losses to holders, damage the network’s reputation and security, and adversely affect its value;

●	the development of new technologies for mining, such as improved application-specific integrated circuits (commonly referred to as ASICs), or changes in industry patterns, such as the consolidation of mining power in a small number of large mining farms, could reduce the security of blockchain networks, lead to increased liquid supply of crypto assets, and reduce a crypto’s price and attractiveness;

●	if rewards and transaction fees for miners or validators on any particular crypto network are not sufficiently high to attract and retain miners, a crypto network’s security and speed may be adversely affected, increasing the likelihood of a malicious attack;

●	many crypto assets have concentrated ownership or an “admin key”, allowing a small group of holders to have significant unilateral control and influence over key decisions related to their crypto networks, such as governance decisions and protocol changes, as well as the market price of such crypto assets;

●	the governance of many decentralized blockchain networks is by voluntary consensus and open competition, and many developers are not directly compensated for their contributions. As a result, there may be a lack of consensus or clarity on the governance of any particular crypto network, a lack of incentives for developers to maintain or develop the network, and other unforeseen issues, any of which could result in unexpected or undesirable errors, bugs, or changes, or stymie such network’s utility and ability to respond to challenges and grow; and

●	many crypto networks are in the early stages of developing partnerships and collaborations, all of which may not succeed and adversely affect the usability and adoption of the respective crypto assets.

Various other technical issues have also been uncovered from time to time that resulted in disabled functionalities, exposure of certain users’ personal information, theft of users’ assets, and other negative consequences, and which required resolution with the attention and efforts of their global miner, user, and development communities. While our efforts to identify a prospective target business will not be limited to a particular geographic region or industry, we would prefer an initial business combination with a digital asset exchange, such as a bitcoin marketplace. If any such risks or other risks regarding crypto materialize, and in particular if they are not resolved, the development and growth of crypto may be significantly affected. As a result, we may be limited in our ability to identify a prospective target business or to consummate any business combination.

We anticipate that our efforts to identify a target for a business combination may be negatively affected by a highly-evolving regulatory landscape and any adverse changes to, or our target’s failure to comply with, any laws or regulations could affect our ability to complete a business combination.

While our efforts to identify a prospective target business will not be limited to a particular geographic region or industry, we would prefer an initial business combination with a digital asset exchange, such as a bitcoin marketplace.

Digital asset exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated. Many digital exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading.

For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX, the third largest digital asset exchange by volume at the time, halted customer withdrawals and shortly thereafter, FTX and its subsidiaries filed for bankruptcy.

In response to these events, the digital asset markets, including the market for bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in bitcoin. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital assets markets continues to be negatively impacted by these events, digital asset prices (including the price of bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. These events are continuing to develop and it is not possible to predict at this time all of the risks that they may pose to potential targets, or on the digital asset industry as a whole.

A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect any investment in the industry.

In addition, as the popularity and size of the crypto-asset market has grown, the Federal Reserve Board, the US Congress, and some US agencies (for example, the Commodity Futures Trading Commission, the Securities and Exchange Commission, the Financial Crimes Enforcement Network, and the Federal Bureau of Investigation) have begun to study the crypto assets operations, crypto-asset users and crypto asset exchange markets. While digital asset exchanges are subject to extensive laws, rules, regulations, policies, and legal and regulatory guidance, including those governing securities, commodities, custody of crypto assets, exchange and transfer, data management, data protection, cybersecurity, and taxation, many of current legal and regulatory regimes are outdated and do not address or address the unique challenges associated with crypto economics. As a result, the businesses of potential targets related to digital asset exchanges are subject to significant uncertainty, which varies widely across U.S. federal, state, local, and international jurisdictions. These uncertainties have only increased due to the recent bankruptcy of the FTX exchange and other recent regulatory issues faced by crypto-currency based companies and assets. The legal and regulatory regimes, including the laws, rules, and regulations associated with them, are evolving and will be impacted by the bankruptcy of the FTX Exchange and other regulatory concerns with the industry generally. New and current rules and regulations may be interpreted and applied inconsistently across jurisdictions, and may conflict with each other, which may subject targets in the digital asset exchange business to incompliance or subject our potential business combination to significant legal and regulatory consequences, leading to significant delay or even termination of our initial business combination.

If the net proceeds of this offering and any other financing are insufficient to allow us to operate for at least the next 9 months, we may be unable to complete our initial business combination, in which case our public stockholders may only receive $10.10 per share, or less than such amount in certain circumstances.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 9 months, assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for the next 9 months; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conducting due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share, or less in certain circumstances, on the liquidation of our trust account. In certain circumstances, our public stockholders may receive less than $10.10 per share upon our liquidation. See “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced, and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors described herein.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will reveal all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance our initial business combination, whichever may apply. Accordingly, any security holders who choose to remain security holders following our initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to our initial business combination, constituted an actionable material misstatement or omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced, and the per-share redemption amount received by stockholders may be less than $10.10 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to waive such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of the shares issued in this offering, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within any applicable statute of limitations following redemption.

Additionally, if we are forced to file a bankruptcy petition or an involuntary bankruptcy petition is filed against us and is not subsequently dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders.

Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.10 per share initially held in the trust account, due to claims of such creditors.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.10 per share of common stock issued in this offering and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account (if less than $10.10 per share) due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.10 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our directors and officers to the fullest extent permitted by law and we will purchase directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances, and that insures us against our obligations to indemnify our directors and officers. However, any such insurance may not be available or sufficient. Further, our directors and officers have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided by us will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account, or (ii) we consummate our initial business combination. Our obligations to indemnify our directors and officers may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers even though, such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we may incur the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro-rata portion of our trust account distributed to our public stockholders upon the redemption of their shares of common stock in the event we do not complete our initial business combination within 9 months post-effectiveness of the registration statement of the securities described herein (or 15 months or up to 21 months if we extend such period as described in more detail in this prospectus) may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro-rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred with respect to any claim commenced after the third anniversary of the dissolution. However, we intend to redeem the shares of our common stock issued in this offering as soon as reasonably possible following the 9th month (or 15th or 21st in the case of an election of one or more extensions) from the closing of this offering in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that potentially may be brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro-rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred with respect to any claim commenced after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro-rata portion of our trust account distributed to our public stockholders upon the redemption of the shares of our common stock issued in this offering in the event we do not complete our initial business combination within 18 months post-effectiveness of the registration statement of the securities described herein is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. Unlike in the case of claims against stockholders relating to an unlawful liquidating distribution, however, stockholders are only liable for an unlawful redemption distribution if they knew that the redemption was unlawful.

Our stockholders may attempt to cause us to hold an annual meeting of stockholders to elect directors prior to our initial business combination which may cause us to incur additional expense.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our amended and restated certificate of incorporation unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

Because we are neither limited to evaluating a target business in a particular industry, nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry or sector. Because we have not yet selected or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any security holders who choose to remain security holders following our initial business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to our initial business combination, constituted an actionable material misstatement or omission.

We may not have significant experience or knowledge of the jurisdiction or industry of the business of the initial business combination.

Although we prefer an initial business combination with a digital asset exchange, such as a bitcoin marketplace, we may consummate an initial business combination with any business in any jurisdiction we choose. As a result, we might not have sufficient expertise or the experience necessary to make an informed analysis and resulting decision concerning the initial business combination.

We have identified target criteria and other investment guidelines as a part of developing our strategy for the identification of a target business for the initial business combination; however, we are not obliged to adhere to these criteria which means that we may effect a combination with a significantly different business.

Our investment criteria constitute a general strategy composed of certain identification and qualification guidelines that we prefer in the identification of a target business for completing the initial business combination. We are not obliged to adhere to these guidelines and we may not, for example, in the scenario where we find an opportunity that we perceive as being a suitable option or the next best option if no target meeting all of our criteria was identified. As a result, you risk that at the time of a stockholder vote as to a business combination, any proposal that does not adhere to our strategy might be at an increased risk for rejection. This would mean an increase in redemption elections resulting in decreased cash held in trust and thus potentially a risk that we might not have enough funds to consummate the transaction. In the alternative, you risk that our evaluation of the company might later prove to be incorrect, for example, that the target’s failure to demonstrate all of the investment criteria might as a result cause it to be an unsuccessful venture after the combination due to any single or various combination of factors.

We may seek business combination opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with an early-stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We may, but are not required to, obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is economically fair to our company.

Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention, and substantial costs for accountants, attorneys, consultants, and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share, or less in certain circumstances, upon the liquidation of our trust account. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced, and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors below.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on our initial business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or to be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules so as to complete our initial business combination within the prescribed timeframe.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing our initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our first Annual Report on Form 10-K. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our Sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete our initial business combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. We cannot assure you that we will not seek to further amend our amended and restated certificate of incorporation or other governing documents in a manner that will make it easier for us to complete our initial business combination but that might also be opposed by our stockholders.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, and extended the time to consummate their initial business combinations. Amending the provisions of our amended and restated certificate of incorporation relating to certain pre-business combination activity will require the affirmative vote of the holders of a majority of the voting power of our outstanding common stock.

In addition, our amended and restated certificate of incorporation requires us to provide our public stockholders with the opportunity to redeem their shares for cash if we propose a further amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination, (B) to modify the substance or timing of our obligation to redeem 100% of the shares of common stock issued in this offering if we do not complete our initial business combination within 9 months (or up to 15 or 21 months, as applicable) from the closing of this offering or (C) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. To the extent any such amendments would be deemed to fundamentally change the nature of any securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to further amend our amended and restated certificate of incorporation to extend the time to consummate our initial business combination, or seek other amendments to our governing documents in order to effectuate our initial business combination.

The provisions of our amended and restated certificate of incorporation that relate to our pre-business-combination-activity (and corresponding provisions of the agreement governing the release of funds from our trust account) including an amendment to permit us to withdraw funds from the trust account such that the per-share amount investors receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the affirmative vote of the holders of a majority of the voting power of our outstanding common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to further amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of our initial business combination that some of our stockholders may not support.

Our amended and restated certificate of incorporation provides that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and certain proceeds of other financing activity and not release such amounts except in specified circumstances, to provide redemption rights to public stockholders as described herein and including to permit us to withdraw funds from the trust account such that the per-share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated) may be amended by the affirmative vote of a majority of our stockholders entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be further amended by holders of a majority of the voting power of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules.

The initial stockholders will hold, in the aggregate, approximately 20% of the voting power of our common stock issued and outstanding immediately following the IPO (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement, and will have the discretion to vote in any manner they choose except as otherwise required by the letter agreement.

As a result, we may be able to further amend the provisions of amended and restated certificate of incorporation which govern our pre-initial-business-combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Additional financing might not be available to us, if necessary, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

We have not yet identified any prospective target business and therefore the capital requirements for any particular transaction remain to be determined; thus, although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, we cannot be certain that we will not require additional capital, which may not be available to us. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem into cash a significant number of shares of common stock, we will be required to seek additional financing which may not be available or may not be available on acceptable terms. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or the growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

The normal regulatory protections for blank check companies will not apply to your investment in this company.

Under the U.S. securities laws, our company has characteristics of a “blank check company” because our “business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person,” and Rule 419 as promulgated under the Securities Act of 1933 governs such offerings and provides an exclusion for which we qualify because the Exchange Rule 3a51-1(a)(2) excludes from the definition of “penny stock” a security that is registered, or approved for registration upon notice of issuance, on a national securities exchange, or is listed, or approved for listing upon notice of issuance on, an automated quotation system sponsored by a registered national securities association, that has established initial listing standards that meet or exceed the criteria set forth in the Exchange Rule. Once the Company’s securities are listed on the Nasdaq Global Market and have been so listed since the consummation of its proposed IPO, the Company can therefore rely on the Exchange Rule to avoid being treated as a penny stock. Thus, the investor protections of Rule 419 will not apply: restriction on the transferability of the securities, completion of an initial business combination within 18 months, and restriction on the use of interest earned on the funds held in trust. For more information comparing our offering with offerings governed by Rule 419, please refer to the section of this prospectus entitled “Proposed Business: Comparison of This Offering to Blank Check Offerings Subject to Rule 419.”

Our initial stockholders will hold a substantial interest in us. As a result, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial stockholders will own shares representing approximately 20.00% of our issued and outstanding shares of common stock (not including the shares of common stock underlying the private units and assuming they do not purchase any units in this offering). Neither our initial stockholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. In addition, as a result of their substantial ownership in our company, our initial stockholders may exert a substantial influence on other actions requiring a stockholder vote, potentially in a manner that you do not support, including further amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our initial stockholders purchase any units in this offering or any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. In addition, our board of directors, whose members were elected by our initial stockholders, will serve for three years prior to appointing replacement directors in three, staggered classes of directors, therefore providing for the election of only one class of directors in each subsequent year thereafter. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the initial business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a portion of the board of directors will be considered for election. Accordingly, our initial stockholders will exert significant influence over actions requiring a stockholder vote. Please see “Proposed Business — Effecting Our Initial Business Combination.”

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share or less upon the liquidation of our trust account.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account.

Our key personnel may negotiate employment or consulting agreements with the target or surviving entity in connection with negotiating the business combination.

Our key personnel may remain with us after the initial business combination so long as they are able to successfully negotiate an employment or consulting agreement that would be negotiated simultaneous to the negotiation of the initial business combination. As such, the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. As a result, this potential conflict of interest could impair our evaluation of whether any particular acquisition would be more advantageous than another.

Our assessment of the skills and qualifications of the management of the target company may be limited which could cause us to make a sub-optimal selection.

We will make our evaluation of the target company and its management subject to the limitations of time, information, and resources. As a result, our analysis will be a qualified-analysis, and therefore our determination may ultimately prove to be incorrect. For example, a latent discovery could emerge that the management of the target company might not be suited to managing a publicly traded company. Such a scenario may cause the publicly traded shares of the company to decline in value.

Unlike other blank check companies, we may extend the time to complete a business combination by up to six months without a stockholder vote or your ability to redeem your shares.

We have 9 months from the closing of this offering to consummate our initial business combination (“Combination Period”). If we anticipate that we may not be able to consummate our initial business combination within 9 months from the closing of this offering, we may, but are not obligated to, if requested by our sponsor or its affiliates, extend Combination Period up to two times by an additional three months each time for a total of up to 15 months by depositing $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full) in connection with each such extension into our trust account (the “Paid Extension Period”). In addition, we will be entitled to an automatic six-month extension to complete a business combination (the “Automatic Extension Period”) if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination during the Combination Period or Paid Extension Period. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public and private rights will expire and will be worthless. Our public stockholders will not be afforded an opportunity to vote on our extensions of time to consummate an initial business combination from 9 months to up to 15 months or redeem their shares in connection with such extensions.

Public stockholders will not be offered the opportunity to vote on or redeem their shares in connection with any such extension.

As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.

Changes in the market for directors’ and officers’ liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors’ and officers’ liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors’ and officers’ liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue. The increased cost and decreased availability of directors’ and officers’ liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors’ and officers’ liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors. In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

If our initial business combination includes economic interests external to the jurisdiction of the United States, we would incur substantial additional risks.

Additional risk items applicable to us in a scenario wherein we would acquire economic interests beyond the borders of the United States as a part of our initial business combination are difficult to predict and therefore you should be cautious in evaluating any potential negative impact to your investment as a result of such an acquisition. For example: complex issues of taxation arise within a multi-jurisdictional business; other increased costs as a result of operating under more than one legal regime; tariffs, customs, or other barriers to trade could exist today or could arise in the future; capital controls such as the restriction of cross-border currency exchanges; currency valuation risk; increased payment settlement times; differing economies and thus interest rate risk; differing rates of inflation; differing laws concerning enforceability of judgments; differing laws concerning corporate governance and the responsibilities of management to the corporation and ultimately the stockholders and perhaps an entirely different legal regime; corruption; other cultural differences; language differences; force majeure events, civil disturbances, warfare; deterioration of relations with the United States; government confiscation of assets; and other issues that are difficult to predict.

We cannot guarantee that we will be able to mitigate every and all risks. As a result, our performance and hence our financial condition could degrade.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Other than the extensions of credit from our Sponsor to pay for costs incurred by us in connection with our search for a combination target, we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, but we may choose to incur substantial debt to complete our business combination. Under such a scenario, the incurrence of debt may have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding; and,

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may issue shares of our capital stock to complete our initial business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $0.0001 per share. Upon our initial capitalization, 1,725,000 shares were issued to our Sponsor as founder shares. Immediately after this offering and the purchase of the private units (assuming no exercise of the underwriters’ over-allotment option), there will be 12,204,955 authorized but unissued shares of common stock available for issuance (or in the case of over-allotment 11,052,955). Beyond those shares anticipated to be issued as a result of the exchange of rights upon the consummation of the initial business combination, we have no other commitment as of the date of this offering, and we may issue a substantial number of additional shares of common stock or shares of preferred stock, or a combination of common stock and preferred stock, to complete our initial business combination. The issuance of additional shares of common stock or preferred stock:

●	may significantly reduce the equity interest of investors in this offering;

●	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

●	may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our shares of common stock.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to depend upon a single business which may have a limited number of products or services.

It is likely that we will consummate our initial business combination with only a single target business, although we will have the ability to simultaneously consummate our initial business combination with more than one target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive, and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	entirely dependent upon the performance of a single business, or

●	dependent upon the development or market acceptance of a single or limited number of products, processes, or services.

This lack of diversification may subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

Alternatively, if we determine to simultaneously consummate our initial business combination with several businesses, and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the target companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. We do not, however, intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Our initial business combination is likely to be with a private company for which little public data may be available which means that our estimates as to profitability risk being erroneous.

Our initial business combination strategy may include evaluating whether to combine with a privately held company. The risks associated with evaluating privately held companies include limited availability of public information. As a result, our conclusions as to profitability might not be correct.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time. In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per unit or which approximates the per share amounts in our trust account at such time, which is generally approximately $10.00. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances would dilute the interest of our public stockholders, and could result in significant dilution if the issuance price was significantly less than $10.00 per share.

The requirement that our initial business combination occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the Nasdaq listing rules, our initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriting discounts and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test if, pursuant to stockholder vote, we elect to remove this requirement from our amended and restated certificate of incorporation.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region. If the market for initial public offerings is limited, we believe there will be a greater number of attractive target businesses open to consummating an initial business combination with us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to consummating an initial business combination with us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

Prior to the completion of our initial business combination, we may not have sufficient working capital.

As set forth in this prospectus we will allocate 100% of the proceeds from the public offering to the trust account and will rely on excess funding as a result of our sale of Sponsor shares (in the amount of $25,000) and the private placement of units to our Sponsor (in the amount of $2,350,450, or in the case of maximum over-allotment, $2,530,450) in order to fund our expenses during our search period. After the allocation of 100% of the value of this offering to the trust account, the balance of such funds $345,000 will not be held in the trust account and will be used to pay our expenses. We estimate that our expenses will consist of approximately $100,000 of legal, accounting and other expenses attendant to the structuring and negotiation of a business combination, $50,000 of third party expenses related to the search for target businesses and the due diligence investigation, structuring and negotiation of our initial business combination; $50,000 of legal and accounting fees related to SEC reporting obligations, $90,000 for the payment of the administrative fee to our sponsor (of $10,000 per month for 9 months), subject to deferral as described herein, and $55,000 as working capital and reserves (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments in connection with our initial business combination and liquidation obligations and reserves, if any). In addition, subject to the satisfaction of any taxable amounts, interest received in connection with the funds held in trust will also be available to us to fund our operations during the search period.

If our estimates are insufficient, we might not have sufficient funds to cover our expenses because the proceeds from this offering will be held in trust. As a result, we would only be able to continue our operations upon an extension of credit. There is no guarantee that our insiders, officers, directors, or any third party would provide us with additional financing. As such, absent sufficient funds, we would be forced to terminate our search for a target company. We would thereafter commence dissolution.

We may not be able to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the other sources of financing, such as the extension of credit to us from our Sponsor for the purposes of funding our search process, will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the other financing prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share, or less in certain circumstances, plus any pro-rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes and other expenses.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into fee-based agreements with consultants that pay fees upon the consummation of our initial business combination. Accordingly, any fees that we pay these advisors could cause a conflict of interest to arise because their interest in such fees may influence their services to us as concerns a potential business combination. For example, if a fee is determined by the size of the transaction rather than other criteria, then there may be an incentive towards recommending larger transactions as opposed to other transactions that hypothetically might be better pursuant to other criteria, for example, better long-term value or greater growth opportunities. Similarly, consultants whose fees are based on the consummation of a business combination may be influenced to present potential business combinations to us regardless of whether they provide longer-term value for our stockholders. While we will endeavor to structure agreements with consultants and financial advisors so as to minimize the possibility and extent of these conflicts of interest, we cannot assure you that we will be able to do so and that we will not be impacted by the adverse influences they create.

RISKS RELATING TO OUR SPONSOR AND MANAGEMENT TEAM

Our Sponsor may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

In addition, prior to our initial business combination, our directors may be elected and removed only by the Sponsor. Accordingly, our Sponsor will continue to exert control at least until the completion of our initial business combination.

We rely upon key personnel in order to identify a target, effect an initial business combination, and operate successfully thereafter. Our results could be negatively impacted by the loss of any individual prior to or after the business combination.

We rely upon the key personnel of our business to identify and cause the initial business combination, any of whom could leave prior to the combination. Subsequently, we will rely upon, as yet to be identified, key personnel in the target business. Any of these individuals may decide to leave the company post-combination. Although we will evaluate these individuals, we cannot assure you that our evaluations will prove to be correct. Moreover, because we anticipate combining with a privately held company, we cannot predict how adept personnel will be at adapting to the needs of managing a publicly traded company subject to reporting and other requirements.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Since our Sponsor, officers, and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On May 17, 2023, our Sponsor paid $25,000 in exchange for 1,725,000 shares of our common stock. Such founder shares include an aggregate of up to 225,000 shares that will be subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. The number of founder shares issued was determined based on the expectation that the founder shares would represent approximately 20% of the outstanding shares after this offering (not including the shares to be issued to the underwriters at closing or the shares underlying the private placement units). The founder shares will be worthless if we do not complete an initial business combination, especially because, pursuant to letter agreement, the holders of the Sponsor shares and private units have or will have waived their right to claim funds held in the trust account in connection with any redemption of shares. Holders of founder shares and private units have agreed (A) to vote any shares owned by them in favor of any proposed initial business combination (if permitted by law or regulation) and (B) not to redeem any founder shares in connection with a stockholder vote to approve a proposed initial business combination. In addition, any loans from our Sponsor will not be repaid if our business combination is not consummated. In addition, we may obtain loans from our Sponsor, affiliates of our Sponsor or an officer or director. In the scenario wherein an initial business combination is not consummated within the applicable time period (9, 15 or 21 months, as applicable), our governing documents provide that all public shares will be redeemable for a pro rata portion of the funds held in the trust account and any interest paid thereon; provided, however, that such claims shall be limited by (i) prior disbursements to us attributable to interest accrued, and (ii) creditor claims as a result of taxable events or otherwise. Upon settlement of all creditor claims and stockholder disbursements, the company will dissolve and, subject to section 278 of the DGCL, all stockholder rights will terminate. The Sponsor has waived any right to the proceeds held in trust in such a scenario pursuant to the trust agreement. As such, the Sponsor’s investment capital would be forfeited while in the case of a merger, the capital would not be forfeited. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

The shares beneficially owned by our insiders, officers and directors will not participate in a redemption and, therefore, our insiders, officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our Sponsor, directors, officers, and other insiders have waived their redemption rights with respect to their shares if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. Any rights they hold, like those held by the public, will also be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions, and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Reimbursement of out-of-pocket expenses incurred by our insiders, officers, directors or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations, could reduce the funds available to us to consummate a business combination. In addition, an indemnification claim by one or more of our officers and directors in the event that any of them are sued in their capacity as an officer or director could also reduce the funds available to us outside of the trust account.

We may reimburse our insiders, officers, directors or any of their affiliates for out-of-pocket expenses incurred in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, that, to the extent such expenses exceed the available proceeds not deposited in the trust, such expenses would not be reimbursed by us unless we consummate an initial business combination. In addition, pursuant to our amended and restated certificate of incorporation and Delaware law, we may be required to indemnify our officers and directors in the event that any of them are sued in their capacity as an officer or director. We have also entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation and under Delaware law. In the event that we reimburse our insiders, officers, directors or any of their affiliates for out-of-pocket expenses prior to the consummation of a business combination or are required to indemnify any of our officers or directors pursuant to our amended and restated certificate of incorporation, Delaware law, or the indemnity agreements that we entered into with them, we would use funds available to us outside of the trust account. Any reduction in the funds available to us could have a material adverse effect on our ability to locate and investigate prospective target businesses and to structure, negotiate, and conduct due diligence in connection with or consummate our initial business combination.

Since, if our business combination is not completed, our officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses, and our Sponsor will not be eligible to be repaid for loans our Sponsor has provided to us, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Our officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Reimbursement for such expenses will be paid by us out of loans by our Sponsor and interest earned on the trust account. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. In addition, at the closing of our initial business combination, our Sponsor will be repaid an aggregate of up to $300,000 by our Company pursuant to certain promissory note dated May 21, 2023. These financial interests of our Sponsor, officers, and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

Members of our management team will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

The members of our management team are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for our initial business combination and their other businesses. As a matter of fact, all of our officer and directors are also officer and directors of Yotta Acquisition Corporation currently listed on Nasdaq. We do not intend to have any full-time employees prior to the completion of our initial business combination. The members of our management team may be engaged in other business endeavors for which he or she may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our directors may also serve as officers or board members for other entities. If a person’s other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For further discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management — Directors and Executive Officers.”

Members of our management team may have affiliations with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest.

Members of our management team may have affiliations with companies, including companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. More specifically, all of our officers and directors have fiduciary and contractual duties to Yotta Acquisition Corporation (“Yotta”), which executed a definitive merger agreement in connection with its initial business combination on October 24, 2022. The merger agreement was terminated on August 10, 2023. Yotta will have priority over us in connection with potential target businesses identified by its management. These conflicts of interests may limit the number of potential targets that our management presents to us for purposes of completing a business combination. For a more detailed description of the potential conflicts of interest of our management, see the section titled “Management — Conflicts of Interest.”

Certain of our directors and officers may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our Sponsor, directors, and officers may in the future become, affiliated with entities that are engaged in a similar business.

In addition, the Sponsor may Sponsor or form other public blank check companies similar to ours, or Sponsor or form any private equity fund targeting private company acquisitions, during the period in which we are seeking our initial business combination, including but not limited to, investment vehicles that may invest side-by-side with our company.

Though we do not believe that the insider’s activities present significant conflicts of interest with respect to our pursuit of an acquisition target, because we intend that our acquisition target will be a privately owned company, certain conflicts described herein may still arise.

Our directors and officers currently have, and any of them in the future may have, additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including, without limitation, funds managed or advised by our Sponsor or its affiliates, subject to their fiduciary duties. If any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Our directors and officers also may become aware of business opportunities which may be necessary or appropriate for presentation to other entities to which they owe certain fiduciary or contractual duties. Any presentation of such opportunities to such other entities may present additional conflicts.

Our insiders may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Our letter agreement with them provides that subject to pre-existing duties, they must present opportunities to us prior to other companies. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

The Sponsor is not required to commit his full time to our affairs. The members of our management Team and our Sponsor have other professional engagements. While the members of our management team intend to vote as much of their time as they deem necessary to our affairs, and while we believe the members of our management team will be able to allocate their duties to us and to the Company in a manner that allows them to provide us with the resources and support we require while also fulfilling their responsibilities to the Company, such persons may have conflicts of interest in allocating his or her time among various business activities.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. It is possible that we enter into our initial business combination with a target business that is affiliated with our Sponsor and/or its affiliates, our directors or officers. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, regarding the fairness to our company from a financial point of view of an initial business with one or more businesses affiliated with our directors, officers, or current stockholders, potential conflicts of interest still may exist and, as a result, the terms of our initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our Sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

Considering the involvement of our Sponsor, directors, and officers with other entities, we may decide to acquire one or more businesses affiliated with our Sponsor, directors or officers. Our directors and officers may also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus entitled “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. More specifically, all of our officers and directors have fiduciary and contractual duties to Yotta Acquisition Corporation (“Yotta”), which executed a definitive merger agreement in connection with its initial business combination on October 24, 2022. The merger agreement was terminated on August 10, 2023. Yotta will have priority over us in connection with potential target businesses identified by its management. These conflicts of interests may limit the number of potential targets that our management presents to us for purposes of completing a business combination.

Our Sponsor, directors and officers are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning an initial business combination with any such entity or entities. Although we will not be specifically targeting any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in the section of this prospectus entitled “Proposed Business” and such transaction were approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, regarding the fairness to our company from a financial point of view of an initial business with one or more businesses affiliated with our directors, officers, or current stockholders, potential conflicts of interest still may exist and, as a result, the terms of our initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination such that the post-transaction company own less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

The ownership interest of our Sponsor may change.

Our Sponsor is a single-member LLC that is owned by Ms. Chen Chen, wife of our Chief Executive Officer Mr. Hui Chen; however, this may change as there is no restriction on her ability to share part or all of her interest in such entity.

Our board of directors is composed of our Chief Executive Officer, Mr. Hui Chen, our Chief Financial Officer, Mr. Robert L. Labbe, and, our independent directors, Mr. Brandon Miller, Mr. Daniel M. McCabe, and Mr. Michael Lazar.

Although we may be required to by governing law, we do not intend to hold a stockholders’ meeting to elect directors prior to the completion of our initial business combination. We will ask that our directors commit to serving as directors until the completion of the initial business combination, although we cannot assure you that they will not depart for other opportunities. They may also participate in the management or other entities, which may or may not conflict with our business or the businesses of any potential target. As a result, we cannot assure you that they will not have a conflict of interest.

Our independent registered public accounting firm’s report originally contained an explanatory paragraph that expressed substantial doubt about our ability to continue as a “going concern.” Only upon further discussion and consideration of management’s plans was the going concern opinion retracted.

As of May 31, 2023, we had $314,700 in cash and a working capital deficit (current assets less current liabilities, excluding deferred offering costs) of $70,300. Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, originally raised substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering.

We will have 9 months from the close of this offering (or up to 15 or 21 months, as applicable) to consummate our initial business combination. We have no obligation to return funds to investors prior to such date unless: (i) we consummate our initial business combination or (ii) otherwise hold a stockholder vote in certain limited circumstances. Stockholders will otherwise not be entitled to distributions from the trust account. Accordingly, investors’ funds may be unavailable to them until the occurrence of one of the aforementioned events and therefore may be forced to sell their public shares, potentially at a loss, so as to liquidate their investment.

Our Insiders risk all of their investment if an initial business combination is not consummated. As a result, at the time of merger, if the combined entity will not have adequate capital to satisfy the related party loan which will become due as a result of the transaction, our Chief Executive Officer (who is also the sole-member of our Sponsor) will nonetheless have an incentive to attempt to cause the merger because a delayed satisfaction of a related party loan would be a better economic result than a total loss of investment due to a failure to propose the transaction. Even if the transaction were not pursued by way of a tender offer, an investment proposal pursuant to our governing documents could be made by a majority of the board (which would satisfy the requirement for a quorum) and any decision could be satisfied by as few as two directors; provided, however, that this presumes no other alternative investment wherein the post-combination capital structure would be sufficient to satisfy the related party loan obligation.

We cannot assure you that our Chief Executive Officer and therefore Sponsor might have more influence on the board of directors’ decision to propose an investment to the stockholders than as would be the case with other special purpose acquisition company offerings. In addition, if the Company would default on that certain $300,000 promissory note dated May 21, 2023 between our Sponsor and the Company upon the consummation of our initial business combination, the Sponsor would have the ability to force the Company into an involuntary bankruptcy reorganization or liquidation.

RISKS RELATING TO OUR SECURITIES

The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by stockholders may be less than $10.10 per share.

The net proceeds of this offering and certain proceeds from the sale of the private placement units, in the amount of $60,600,000 (or $69,690,000 if the over-allotment option is exercised in full), will be held in an interest-bearing trust account. The proceeds held in the trust account may only be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. While short-term U.S. treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may use to pay our taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public stockholders are entitled to receive their pro-rata share of the proceeds then held in the trust account, plus any interest income (less up to $100,000 of interest to pay dissolution expenses). If the balance of the trust account is reduced below $60,600,000 (or $69,690,000 if the over-allotment option is exercised in full) as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.10 per share.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be required to adhere to that Act and the rules promulgated thereunder, which may make it more difficult for us to effect our initial business combination.

If we do not qualify for an exclusion from the Investment Company Act, our activities may be regulated thereunder. This may include restrictions on our corporate governance as well as our investments. Other requirements that would apply to us if we were deemed to qualify for regulation under the Investment Company Act of 1940 include: registration as an investment company; adoption of a specific form of corporate structure; and reporting, record keeping, voting, proxy and disclosure requirements, and other rules and regulations. As a result, it may be more difficult for us to effect a business combination.

The Investment Company Act excludes enterprises engaged primarily in a business other than investing, reinvesting or trading in securities, and our activities do not include investing, reinvesting, owning, holding, or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. As a result, we do not believe that our anticipated principal activities will subject us to regulation under the Investment Company Act because our business will be to identify and complete our initial business combination and thereafter to operate the post-combination business or assets for the long-term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We also do not plan to be a passive investor except that, the proceeds held in the trust account, which may only be invested in direct U.S. Treasury obligations (which are United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act) having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. Treasury obligations.

Pursuant to certain trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan to acquire and grow an enterprise for the long-term (rather than to buy and sell businesses in the manner of a merchant bank or a private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination (including any redemptions made in connection therewith); (ii) the redemption of any of the shares of our common stock issued in this offering that are properly submitted in connection with a stockholder vote to further amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination, (B) to modify the substance or timing of our obligation to redeem 100% of the shares of common stock issued in this offering if we do not complete our initial business combination within 9 months (or up to 15 or 21 months, as applicable) post-effectiveness of the registration statement of the securities described herein, or (C) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; or (iii) absent a business combination within prescribed time periods our return of the funds held in the trust account to our public stockholders by redeeming their shares of common stock. Thus this offering is not intended for persons who are seeking a return on investments in government securities or investment securities.

If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. In such a scenario, compliance with these additional regulations would require additional expenses for which we have not allotted funds and may hinder our ability to complete our initial business combination or result in our liquidation. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share, or less in certain circumstances, upon the liquidation of our trust account.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 15% of the shares of common stock sold in this offering.

In connection with any meeting held to approve an initial business combination, we will offer each public stockholder (but not our insiders, officers or directors) the right to have his, her, or its shares of common stock redeemed for cash. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” will be restricted from seeking redemption rights with respect to more than 15% of the shares of common stock sold in this offering without our prior written consent. Generally, in this context, a stockholder will be deemed to be acting in concert or as a group with another stockholder when such stockholders agree to act together for the purpose of acquiring, voting, holding or disposing of our equity securities. Accordingly, if you purchase more than 15% of the shares of common stock sold in this offering and our proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares of common stock or sell them in the open market. The value of such additional shares might not appreciate over time following our initial business combination, and the market price of our shares of common stock might not exceed the per-share redemption price.

Nasdaq may delist our securities from its exchange which could limit the ability to transact in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on Nasdaq, a national securities exchange, upon the consummation of this offering. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will continue to be listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain at least 400 holders of our securities. Additionally, in connection with our initial business combination, we must demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For example, the minimum bid price of our stock must be at least $4 per share and our net tangible assets must be in excess of $5 million. We cannot assure you that we will be able to meet these initial listing requirements at the time of the business combination.

Also, under the Holding Foreign Companies Accountable Act, if the PCAOB determines that it cannot inspect or fully investigate the auditor of a company that is our initial business combination target, then Nasdaq may delist our securities because this might cause us to no longer qualify for Nasdaq’s prerequisites for continued listing on its market.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	limited price discovery for our securities;

●	reduced liquidity for our securities;

●	a determination that our shares constitute “penny stock” and hence require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited news and analyst coverage of our company; and,

●	a decreased ability to issue additional securities or to obtain additional financing in the future.

For an aggregate consideration of $25,000, our insiders purchased 1,725,000 shares of our common stock, 225,000 of which are subject to forfeiture. Our Sponsor also will purchase up to 253,045 private placement units in connection with this offering (assuming the overallotment is exercised in full), and thus, you will experience substantial dilution upon the consummation of our initial business combination when our Sponsor’s economic interest in us will cease to be restricted.

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to the investors in this offering. Although our initial stockholders have agreed to waive their redemption rights and to vote in favor of any proposed business combination (if permitted by law or regulation), they acquired their founder shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering and presuming that you hold your shares through the consummation of the initial business combination, you and the other new investors will incur a substantial dilution of approximately 113.6% or $10.33 per share (the difference between the public offering price of $9.09 per share and the pro forma net tangible book value of $(1.24) per share). This is because investors in this offering will be contributing approximately 96.19% % of the total amount paid to us for our outstanding securities after this offering but will only own approximately 78.40% of our outstanding securities. However, this is not the amount that you would receive if redeeming your shares because the amount you receive may depend on the amount of other stockholders doing the same, and would be influenced by our Sponsor’s agreement to waive its redemption rights. Nonetheless the per-share purchase price you will be paying substantially exceeds our per share net tangible book value after accounting for the cost of the proceeds of this offering.

We may issue additional common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $0.0001 per share. Immediately after this offering, there will be 12,204,955 authorized but unissued shares of common stock (assuming no exercise of the underwriters’ over-allotment option), which amount includes the shares of common stock reserved for issuance upon exchange of rights. Immediately after the consummation of this offering, there will be no shares of preferred stock issued and outstanding. We may issue a substantial number of additional shares of common to complete our initial business combination (including pursuant to a specified future issuance) or under an employee incentive plan after completion of our initial business combination (although our amended and restated certificate of incorporation provides that we may not issue securities that can vote with common stockholders on matters related to our pre-initial business combination activity, on any amendment to certain provisions of our amended and restated certificate of incorporation or on our initial business combination). However, our amended and restated certificate of incorporation provides, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be further amended with the approval of our stockholders. However, our officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 15 or 21 months, as applicable) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. The issuance of additional shares of common stock:

●	may significantly dilute the equity interest of investors in this offering;

●	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

●	could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our units, common stock and/or rights.

We may issue notes or other debt instruments, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt instruments beyond our Sponsor’s credit line to us, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business. We do not intend to incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	our inability to pay dividends on our common stock;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and,

●	other disadvantages compared to our competitors who have less debt.

Since our Sponsor paid only approximately $0.0145 per share for the founder shares, certain of our officers and directors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.

On May 17, 2023 our Sponsor purchased 1,725,000 shares of our common stock in exchange for a capital contribution of $25,000. After giving effect of forfeiture of 225,000 of the common stock assuming that the underwriters’ overallotment option is not exercised, the resulting purchase price will be approximately $0.0167 per share. Certain of our officers and directors have a significant economic interest in our Sponsor. As a result, the low acquisition cost of the founder shares creates an economic incentive whereby our officers and directors could potentially make a substantial profit even if we complete a business combination with a target business that subsequently declines in value and is unprofitable for public investors.

The nominal purchase price paid by our Sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit, implying an initial value of $10.00 per public share. However, prior to this offering, our Sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.0145 per share. As a result, the value of your public shares may significantly decline upon the consummation of our initial business combination. For example, the following table shows the dilutive effect of the founder shares on the implied value of the shares sold by way of this offering upon the consummation of our initial business combination, assuming that our equity value at that time is $10.10, which is the amount we would have for our initial business combination in the trust account, assuming 1) the underwriters’ over-allotment option is not exercised, 2) no interest is earned on the funds held in the trust account, 3) no public shares are redeemed in connection with our initial business combination, and 4) without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself (including its assets, liabilities, management and prospects, as well as the value of our public and private rights). At such valuation, each of our shares of common stock would have an implied value of $7.50 per share upon consummation of our initial business combination, which would be a 25.0% decrease as compared to the initial implied value per public share of $10.00 (the price per unit in this offering, assuming no value to the public rights).

Public shares	6,000,000
Private shares	235,045
Representative shares	60,000
Insider shares(1)	1,500,000
Total shares	7,795,045
Total funds in trust available for initial business combination (less deferred underwriting commissions)(2)	58,500,000
Initial implied value per public share	$10.00
Implied value per share upon consummation of initial business combination	$7.50

(1)	Assumes the full forfeiture of 225,000 founder shares that are subject to forfeiture by our Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
(2)	Assumes the allocation of additional funds to the trust account from the sale of the private units so as to maintain 101% in trust after deducting the expenses of this offering.

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our common stock at such time is substantially less than $10.00 per share.

Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option, our Sponsor and its affiliates will have invested in us an aggregate of $2,375,450, comprised of the $25,000 purchase price for the founder shares and the $2,350,450 purchase price for the private placement units. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 1,735,045 founder shares (assuming no exercise of the over-allotment option) would have an aggregate implied value of $17,350,450. As a result, our Sponsor is likely to have the ability to recoup its investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our Sponsor, may have an economic incentive that differs from that of the public stockholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public stockholders, even if that business combination were with a riskier or less-established target business. For the foregoing reasons, you should consider our management team’s financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.

If our insiders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect our initial business combination.

Our insiders are entitled to make a demand that we register the resale of the founder shares and the shares sold via private placement (a total of 1,735,045 shares if the over-allotment option is not exercised and all rights are subsequently redeemed for shares of common stock) at any time. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate our initial business combination or increase the cost of consummating our initial business combination with the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business;

●	a review of debt-to-equity ratios in leveraged transactions;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and,

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

Prior to this offering, there is no market for our securities and there is no guarantee that a market will develop which means that you will not be able to easily predict the liquidity and other price discovery aspects of our securities.

Prior to this offering, there is no market for our securities. As a result, information about us is limited which may limit your ability to determine an appropriate price for our securities. Moreover, our valuation may change depending on any combination of economic factors, market conditions, or the business combination that we choose. A liquid market for our securities might never develop or may dissipate. Absent a market for our securities, you would have limited opportunities to recoup your investment.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Section 203 of the DGCL affects the ability of an “interested stockholder” to engage in certain business combinations, for a period of three years following the time that the stockholder becomes an “interested stockholder.” We will take all necessary corporate action to ensure that our Sponsor, its affiliates, and their transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and will therefore not be subject to such restrictions. See “Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws.”

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. This exclusive provision forum will not apply to suits arising under the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation provides that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the share of common stock and one-tenth (1/10) of one right included in each unit could be challenged by the IRS or the courts. It is also unclear whether the redemption rights with respect to our shares of common stock suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of common stock is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for federal income tax purposes. See the section titled “U.S. Federal Income Tax Considerations” for a summary of certain material U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

Our amended and restated certificate of incorporation and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation requires that, subject to certain exceptions and unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the company, its directors, officers or employees governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware.

The above will apply with the exception of, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, or (b) any action or claim arising under the Securities Act or the Exchange Act, as amended, or any other claim for which the federal courts will have exclusive jurisdiction.

The federal district courts of the United States of America shall be the exclusive forum for resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

As for any complaint asserting a cause of action arising under the Exchange Act, section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the company and its directors, officers, or other employees.

The proceeds held in trust will be invested in securities that may lose value or may not even pay a positive rate of interest which consequently may result in a price per share of less than $10.10 and may also result in a reduction in the amount of income available to pay taxes and other expenses.

The net proceeds from this offering will be deposited into a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Pursuant to the exemptions to the Investment Company Act of 1940 the trust may only invest in direct U.S. Treasury obligations having a maturity of 180 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. U.S. Treasury obligations are not required to yield a positive rate of interest. In the event of low or no interest income, we would have reduced funds available to us to pay our tax obligations and, if applicable, dissolution expenses.

We may require public stockholders who wish to redeem their shares of common stock in connection with a vote of stockholders on a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he or she is voting for or against such proposed business combination, to demand that we redeem his or her shares of common stock for a proportional claim to the funds then available on deposit in the trust account. We may require public stockholders seeking to redeem their shares in connection with a stockholder vote on a proposed business combination, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using Continental Stock Transfer & Trust Company (Deposit/Withdrawal At Custodian) System, at the holder’s option, at least two business days on the initial business combination (a tender of shares is always required in connection with a tender offer). In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, Continental Stock Transfer & Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or Continental Stock Transfer & Trust Company, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a reasonable amount of time to deliver shares through the Continental Stock Transfer & Trust Company System, this may not be the case. Under Delaware law and our bylaws, we are required to provide at least 10 days advance notice of any stockholder meeting, which would be the minimum amount of time a public stockholder would have to determine whether to exercise conversion rights. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their conversion rights and thus may be unable to redeem their shares.

If we require public stockholders who wish to redeem their shares of common stock to comply with the delivery requirements discussed above for redemption, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public stockholders who wish to redeem their shares of common stock to comply with the delivery requirements discussed above for redemption and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed business combination until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.

Investors may not appropriately allocate a tax basis to the components of the unit.

Because investors in this offering will be investing in units comprised of one share of common stock and one-tenth (1/10) of one right, investors will need to allocate a tax basis to each item in proportion to their values at the time of the investment. We are not required to provide any guidance as to the proper allocation of tax basis. Failure to properly allocate a tax basis could result in adverse tax consequences to an investor.

The Excise Tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by a domestic corporation beginning in 2023, with certain exceptions (the “Excise Tax”). Because we are a Delaware corporation and our securities will trade on Nasdaq following the date of this prospectus, we will be a “covered corporation” within the meaning of the Inflation Reduction Act following this offering. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of our common stock, including redemptions in connection with an initial business combination and any further amendment to our amended and restated certificate of incorporation to extend the time to consummate an initial business combination, or otherwise, unless an exemption is available. The Excise Tax would be payable by the Company and not by the redeeming holders. Generally, issuances of securities in connection with our initial business combination transaction (including any PIPE transaction at the time of our initial business combination), as well as any other issuances of securities not in connection with our initial business combination, would be expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year, but the number of securities redeemed may exceed the number of securities issued.

Whether and to what extent the Company would be subject to the Excise Tax in connection with an extension, a business combination, or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with an extension, business combination, or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any equity issuances issued within the same taxable year of any such redemptions or repurchases, and (iv) the content of regulations and other guidance from the Treasury. Finally, based on recently issued interim guidance from the Internal Revenue Service and Treasury, subject to certain exceptions, the Excise Tax should not apply in the event of our liquidation.

If such redemptions are subject to the Excise Tax, any stockholders that do not elect to redeem their shares in connection with the initial business combination may economically bear the impact of the Excise Tax.

Consequently, the value of your investment in our securities may decrease as a result of the Excise Tax. In addition, the Excise Tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and consummate an initial business combination. Nonetheless, we are not permitted to use the proceeds placed in the trust account and the interests earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act (IRA) of 2022 (H.R. 5376) on any redemptions or stock buybacks by the Company.

GENERAL RISK FACTORS

We are a company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance of members of our management team may not be indicative of future performance of an investment in the Company.

Information regarding performance by, or businesses associated with our management team is presented for informational purposes only. Any past experience and performance, is not a guarantee either (i) that we will be able to locate a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record or performance of our management team as indicative of the future performance of us or an investment in the Company or the returns the Company will, or is likely to, generate going forward. An investment in us is not an investment in EF Hutton or any of its affiliates.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, state, and local governments. In particular, we will be required to comply with certain reporting rules promulgated by the U.S. Securities and Exchange Commission as well as other legal regimes. Compliance with, and monitoring of, applicable laws and regulations may be difficult and consume our resources. The applicable laws and the regulatory environment could change and such changes may have a detrimental effect on our results. Any failure to comply with an applicable law or regulation, as interpreted and applied, could also have a material adverse effect on our business and results of operations.

The disclosures in this prospectus relating to the agreements among the company and management may be inaccurate if we decide to amend those agreements.

Although we do not at the moment plan to, we may change our agreements with management without stockholder approval. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining stockholder approval. We will not agree to any such changes unless we believe that such changes are in the best interests of our stockholders (for example, if such a modification were necessary to complete a business combination).

There are risks related to the financial technology sector to which we may be subject.

Business combinations with companies with operations in the financial technology sector entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the financial technology sector, we will be subject to, and possibly adversely affected by, the following risks, including but not limited to:

●	if we do not develop successful new products or improve existing ones, our business will suffer;

●	we may invest in new lines of business that could fail to attract or retain users or generate revenue;

●	we will face significant competition and if we are not able to maintain or improve our market share, our business could suffer;

●	disruption or failure of our networks, systems, platform or technology that frustrate or thwart our users’ ability to access our products and services, may cause our users, advertisers, and partners to cut back on or stop using our products and services altogether, which could seriously harm our business;

●	mobile malware, viruses, hacking and phishing attacks, spamming, and improper or illegal use of our products could seriously harm our business and reputation;

●	if we are unable to successfully grow our user base and further monetize our products, our business will suffer;

●	if we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be seriously harmed;

●	we may be subject to regulatory investigations and proceedings in the future, which could cause us to incur substantial costs or require us to change our business practices in a way that could seriously harm our business; and

●	components used in our products may fail as a result of a manufacturing, design, or other defect over which we have no control, and render our devices inoperable.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the financial technology sector. Accordingly, if we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Certain federally licensed businesses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership. In addition, CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Our sponsor, Yocto Investments LLC, is currently controlled by Ms. Chen Chen, a United States’ resident who is the sole member of Yocto Investments LLC, and will own approximately 20% of our outstanding shares following this offering. Because we may be considered a “foreign person” under such rules and regulations, any proposed business combination between us and a U.S. business engaged in a regulated industry or which may affect national security could be subject to such foreign ownership restrictions and/or CFIUS review.

The scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA and subsequent implementing regulations that are now in force also subject certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business.

In addition, if our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing, determine to submit a voluntary notice to CFIUS, or proceed with the initial business combination without notifying CFIUS and then bear the risk of CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our stockholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we only have 9 months (or 15 months or up to 21 months if we extend such period as described in more detail in this prospectus) to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may prevent us from completing the transaction and require us to liquidate. If we liquidate, our public stockholders may only receive $10.10 per share initially, and our rights will expire worthless. Our public stockholders may also lose the potential investment opportunity in a target company and the opportunity of realizing future gains on such investments through any price appreciation in the combined company.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we have not completed our initial business combination within 9 months (or up to 15 or 21 months, as applicable) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held and available in the trust account (net of interest used to pay taxes) which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but not more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.

The pro-rata portion of our trust account distributed to our public stockholders upon the redemption of their shares of common stock in the event we do not complete our initial business combination within 9 months post-effectiveness of the registration statement of the securities described herein (or up to 15 or 21 months, as applicable) may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro-rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred with respect to any claim commenced after the third anniversary of the dissolution. However, we intend to redeem the shares of our common stock issued in this offering as soon as reasonably possible following the 12th month (or 15th or 18th in the case of an election of one or more extensions) from the closing of this offering in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures. Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that potentially may be brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro-rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred with respect to any claim commenced after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro-rata portion of our trust account distributed to our public stockholders upon the redemption of the shares of our common stock issued in this offering in the event we do not complete our initial business combination within prescribed periods post-effectiveness of the registration statement of the securities described herein is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. Unlike in the case of claims against stockholders relating to an unlawful liquidating distribution, however, stockholders are only liable for an unlawful redemption distribution if they knew that the redemption was unlawful.

Certain agreements related to this offering may be amended without stockholder approval.

Each of the agreements related to this offering to which we are or will be a party upon the closing of this offering may be amended without stockholder approval. Such agreements include the underwriting agreement; the letter agreement among us and our Sponsor, officers, and directors; the promissory note between us and our Sponsor; and the investment management trust agreement. These agreements contain various provisions that our public stockholders might deem to be material. For example, certain of these agreements contain certain lock-up and transfer restriction provisions with respect to the common stock, Sponsor securities, any shares of common stock issuable upon the exercise or conversion thereof, and certain other securities held by our Sponsor, officers, and directors. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our certain stockholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

This disclosure relates to the anticipated trust agreement. Although we have not yet entered into an agreement. Therefore, the terms herein discussed and relating thereto concern only what we reasonably anticipate as a result of our ongoing discussions and market practice.

V. Risks Associated with Acquiring and Operating a Business outside of the United States

We may effect our initial business combination with a company located outside of the United States.

If we effect our initial business combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

●	rules and regulations or currency redemption or corporate withholding taxes on individuals;

●	laws governing the manner in which future business combinations may be effected;

●	exchange listing and/or delisting requirements;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	longer payment cycles;

●	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations and exchange controls;

●	rates of inflation;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	employment regulations;

●	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

●	deterioration of political relations with the United States. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

There are costs and difficulties inherent in managing cross-border business operations.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the United States) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments may occur in a country in which we may operate after we effect our initial business combination.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because foreign law could govern our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere.

Foreign law could govern our material agreements. The target business may not be able to enforce any of its material agreements or that remedies will be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in certain foreign countries may be relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation, any such jurisdictions may not favor outsiders or could be corrupt. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies.

Future developments in U.S. laws may restrict our ability or willingness to complete certain business combinations with companies. For instance, the recently enacted Holding Foreign Companies Accountable Act (the “HFCAA”) would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCAA also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government. We may not be able to consummate a business combination with a favored target business due to these laws.

The documentation we may be required to submit to the SEC proving certain beneficial ownership requirements and establishing that we are not owned or controlled by a foreign government in the event that we use a foreign public accounting firm not subject to inspection by the PCAOB or where the PCAOB is unable to completely inspect or investigate our accounting practices or financial statements because of a position taken by an authority in the foreign jurisdiction could be onerous and time consuming to prepare. HFCAA mandates the SEC to identify issuers of SEC-registered securities whose audited financial reports are prepared by an accounting firm that the PCAOB is unable to inspect due to restrictions imposed by an authority in the foreign jurisdiction where the audits are performed. If such identified issuer’s auditor cannot be inspected by the PCAOB for three consecutive years, the trading of such issuer’s securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments with respect to increased U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

In the event that we complete a business combination with a company with substantial operations outside of the United States and any of the legislative actions or regulatory changes discussed above were to proceed in ways that are detrimental to issuers based in such country, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a non-U.S. company, our access to the U.S. capital markets and the price of our shares.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private units, will be used as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$60,000,000		$69,000,000
From sale of units via private placement	$2,350,450		$2,530,450
Total gross proceeds	$62,350,450		$71,530,450
Offering expenses(1)
Non-contingent underwriting discounts (2% of gross proceeds from offering)	$1,200,000	(2)	$1,380,000	(2)
Initial trustee fees	$6,500		$6,500
Legal fees and expenses	$200,000		$200,000
Nasdaq listing fee	$55,000		$55,000
Printing and engraving expenses	$30,000		$30,000
Accounting fees and expenses	$50,000		$50,000
SEC & FINRA registration fees	$20,430		$20,430
D&O Insurance Premiums(3)	$150,000		$150,000
Expense Advancement to EF Hutton	$130,000		$130,000
Miscellaneous expenses	$163,520		$163,520
Reimbursement of offering expenses by the underwriters(4)	$(600,000)		$(690,000)
Total offering expenses (including non-contingent underwriting discounts)	$1,405,450		$1,495,450

Held in the trust account	$60,600,000		$69,690,000
Not held in the trust account(5)	$345,000		$345,000

	Amount	% of Total
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of our initial business combination	$100,000	28.99%
Legal and accounting fees relating to SEC reporting obligations	$50,000	14.49%
Due diligence, identification and research of prospective target business and reimbursement of out of pocket due diligence expenses to management	$50,000	14.49%
Payment of administrative fee to the Sponsor ($10,000 per month for 9 months), subject to deferral as described herein	$90,000	26.09%
Working capital and reserves (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments in connection with a business combination and liquidation obligations and reserves, if any)	$55,000	15.94%
Total	$345,000	100.00%

(1)	This does not include the deferred underwriting discounts payable in cash to EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), in an amount equal to 3.5% of the total gross proceeds raised in the offering ($2,100,000, or $2,415,000 if the underwriters’ over-allotment option is exercised in full). The underwriters will also be entitled to 1% of the gross proceeds of this offering as underwriting discounts and commissions in the form of our shares at a price of $10.00 per share, which will equal 60,000 shares (or 69,000 shares if the underwriters’ overallotment option is exercised in full) (the “Representative Shares”), to be issued at closing of this offering.
(2)	This represents the estimated costs and the discounts, but does not include the deferred underwriting discounts of 3.5%.
(3)	The D&O insurance market has recently undergone significant changes in pricing as a result of increased demand for D&O coverage for special purpose acquisition corporations. As a result, although we intend to provide coverage for our directors and officers, we cannot precisely estimate the amount until such time as our registration statement is public.
(4)	The underwriters have agreed to reimburse certain of our expenses in connection with this offering, not to exceed $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full).
(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in the categories of our intended use of proceeds.

The Sponsor has committed to purchase 235,045 units from us (the private units) for $2,350,450 (or $2,530,450 if the over-allotment option is exercised in full) by way of one or more private placements contemporaneous to the consummation of this initial public offering. All of the proceeds we receive from these purchases will be placed in the trust account described below. We are not permitted to use the proceeds placed in the trust account and the interests earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act (IRA) of 2022 (H.R. 5376) on any redemptions or stock buybacks by the Company.

$60,600,000, or $69,690,000 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the private units will be deposited into a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The funds held in the trust account will be invested only in United States government treasury bills, bonds, or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of our initial business combination or our redemption of public shares in connection with a business combination or a stockholder vote to further amend our amended and restated certificate of incorporation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete our initial business combination to the extent not used to satisfy stockholder redemption requests. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the acquired business.

No compensation of any kind (including finder’s fees, consulting fees, or other similar compensation) will be paid to our insiders, members of our management team, or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type or form of transaction). However, we will pay to our Sponsor certain reimbursement of up to $10,000 per month up to the closing of our initial business combination for any out-of-pocket expenses incurred by it in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants, or similar locations of prospective target businesses to examine their operations; provided, however, that subject to available funds, the Sponsor loan in the amount of $300,000 may be repaid and, any other funds that may be lent to the company in furtherance of its pursuit, initiation, and completion of its initial business combination may be repaid at any time, available funds permitting. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

The net proceeds from this offering and the private sale of units to the Sponsor that will be available to us out of trust for our working capital requirements in searching for our initial business combination will be approximately $345,000. This is in addition to the $300,000 loan made to us by our Sponsor per certain promissory note dated May 21, 2023. The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories. If our estimate of the costs of undertaking due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability, and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our insiders, members of our management team, or third parties, but our insiders, members of our management team, or third parties are not under any obligation to advance funds, or to invest in, us.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including the deferred underwriting commission payable to EF Hutton in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration for our initial business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’s operations, for strategic acquisitions and for marketing, research, and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for the next 9 months. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or if we do not complete a business combination, any loans and advances from our insiders or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.

A public stockholder will be entitled to receive funds from the trust account only in the event of (1) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period, (2) if that public stockholder elects to redeem public shares in connection with a stockholder vote or (3) if that public stockholder sells shares to us in any tender offer in connection with a proposed business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends subsequent to the completion of our initial business combination will be dependent upon our revenues and earnings, if any, capital requirements, and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering, including pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our insiders’ ownership as measured by the amount of founder shares at an aggregate amount that shall be representative of approximately 20% of our issued and outstanding shares of our publicly offered common stock at the time of the initial public offering (assuming our insiders do not purchase units in this offering and not accounting for the sale of the private units). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants that we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be converted into cash), by the number of outstanding shares of common stock.

At May 31, 2023, our net tangible book value was a deficit of $70,300, or approximately $(0.05) per share assuming the underwriters do not exercise any portion of the over-allotment option and the forfeiture of 225,000 insider shares. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of one-tenth (1/10) of a right denominated in one share of our common stock, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of shares included in the units offered hereby will be deemed to be 6,600,000 (consisting of 6,000,000 shares included in the units we are offering by this prospectus and 600,000 shares for the outstanding rights), and the price per share in this offering will be deemed to be $9.09. After giving effect to the sale of 6,600,000 shares of common stock included in the units we are offering by this prospectus, the deduction of underwriting discounts and over-allotment liability, estimated expenses of this offering, the sale of 258,550 shares of common stock included in the private units, and 60,000 representative shares, our pro forma net tangible book value on May 31, 2023 would have been $(3,001,101) or $(1.24) per share, representing an immediate decrease in net tangible book value of $(1.19) per share to the insiders and an immediate dilution of 113.6% or $10.33 per share to new investors not exercising their redemption/tender rights. For purposes of presentation, our pro forma net tangible book value after this offering is $60,600,000 less than it otherwise would have been because if we effect a business combination, the ability of public stockholders to exercise redemption rights or sell their shares to us in any tender offer may result in the redemption or tender of up to 6,000,000 shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis:

	Without Over-Allotment		With Over-Allotment
Public offering price		$9.09		$9.09
Net tangible book value before this offering	$(0.05)		$(0.04)
Decrease attributable to new investors and private sales	(1.19)		(1.20)
Pro forma net tangible book value after this offering		(1.24)		(1.24)
Dilution to new investors		$10.33		$10.33
Percentage of dilution to new investors		113.6%		113.6%

The following table sets forth information with respect to our insiders and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Insiders(1)	1,500,000	17.82%	$25,000	0.04%	$0.02
Shares underlying private unit(2)	258,550	3.07%	2,350,450	3.77%	$9.09
Representative shares	60,000	0.71%	-	-	$-
New investors(3)	6,600,000	78.40%	60,000,000	96.19%	$9.09
	8,418,550	100%	$62,375,450	100%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 225,000 insider shares held by our insiders have been forfeited as a result thereof.
(2)	Assumes the issuance of an additional 23,505 private shares (25,305 shares if over-allotment option is exercised) underlying the private rights.
(3)	Assumes the issuance of an additional 600,000 public shares (690,000 shares if over-allotment option is exercised) underlying the public rights.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without over-allotment	With full over-allotment
Numerator:
Net tangible book value before the offering	$(70,300)	$(70,300)
Offering costs paid in advance	95,300	95,300
Net proceeds from this offering and private placement of private units	59,745,000	68,655,000
Less: Deferred underwriting discounts and commissions(2)	(2,100,000)	(2,415,000)
Less: Over-allotment liability	(71,101)	-
Less: Proceeds held in trust subject to redemption/tender	(60,600,000)	(69,690,000)
	$(3,001,101)	$(3,425,000)
Denominator
Shares of common stock outstanding prior to this offering	1,500,000 (1)	1,725,000
Shares of common stock to be sold in this offering	6,000,000	6,900,000
Shares of common stock to be sold in private placement	235,045	253,045
Shares of common stock underlying the rights to be sold in this offering	600,000	690,000
Shares of common stock underlying the rights to be sold in private placement	23,505	25,305
Representative shares	60,000	69,000
Less: Shares subject to redemption/tender	(6,000,000)	(6,900,000)
	2,418,550	2,762,350

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 225,000 shares of common stock held by our insiders have been forfeited by us as a result thereof.
(2)	Deferred underwriting discounts and commission of 3.5%.

CAPITALIZATION

The following table sets forth our capitalization at May 31, 2023 and as adjusted to give effect to the sale of our units offered by this prospectus and the private units and the application of the estimated net proceeds derived from the sale of such securities:

	As of May 31, 2023
	Actual	As Adjusted(1)
Promissory note – related party(2)	$300,000	$-
Deferred underwriting discounts and commissions payable	-	2,100,000
Over-allotment liability	-	71,101
Accrued offering expenses	85,000	-
Shares of common stock, $0.0001 par value, none and 6,000,000 shares are subject to possible redemption/tender, respectively(3)	-	60,600,000
Shares of common stock, $0.0001 par value; 20,000,000 shares authorized(4), 1,725,000 shares issued and outstanding, actual; 20,000,000 shares authorized, 1,795,045 shares issued and outstanding(5) (excluding 6,000,000 shares subject to possible redemption/tender), as adjusted	172	180
Additional paid in capital	24,828	-
Accumulated deficit	-	(1,801,281)
Total stockholders’ equity (deficit)	25,000	(1,801,101)
Total capitalization(6)	$410,000	$60,970,000

(1)	Includes the $2,350,450 in aggregate we will receive from the sale of the private units.
(2)	As of May 31, 2023, our sponsor loaned to us an aggregate of $300,000 which was used to pay formation and a portion of the expenses of this offering. The loan is payable without interest and due after the day on which the Company closes the initial Business Combination.
(3)	Represents net of proceeds allocated to the public common stock less the allocated transaction costs related to this offering. The shares of public common stock contain redemption rights that make them redeemable by our public stockholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A and will be subsequently accredited at redemption value.
(4)	Represents the number of shares to be authorized upon the effectiveness of this prospectus.
(5)	Assumes the over-allotment option has not been exercised and an aggregate of 225,000 insider shares have been forfeited by our insiders as a result thereof. Includes 235,045 shares underlying the private units purchased by the Sponsor concurrent with this offering.
(6)	Derived by adding deferred underwriting discounts and commissions payable, total stockholders’ equity and the value of shares of common stock subject to possible conversion.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations

We were formed on May 1, 2023 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the company intends to prioritize the evaluation of businesses in Asia (excluding China, Hong Kong and Macau) that operate in the financial technology sector. We intend to utilize cash derived from the proceeds of this offering and the private placement of the private units, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination. The issuance of additional shares of common stock or preferred stock in our initial business combination:

●	may significantly dilute the equity interest of our investors in this offering who may not have pre-emption rights in respect of any such issuance;

●	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

●	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure if after, our initial business combination, our operating revenues are insufficient to pay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been preparing for our proposed offering of our securities.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, as of May 31, 2023, we had $314,700 in cash and a working capital deficit (current assets less current liabilities, excluding deferred offering costs) of $70,300. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty through this offering, although we cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through receipt of approximately $25,000 from the sale of the founder shares and a $300,000 loan from our Sponsor backed by a promissory note dated May 21, 2023. We estimate that the net proceeds from (1) the sale of the shares in this offering, after deducting estimated offering expenses of approximately $805,450 and underwriting discounts payable in cash of $2,100,000 (or $2,415,000 if the over-allotment option is exercised in full) and (2) the sale of the private units for a purchase price of $2,350,450 (or $2,530,450 if the over-allotment option is exercised in full), will be $58,500,000 (or $67,275,000 if the over-allotment option is exercised in full). We will allocate 101% of the value of the publicly offered shares to the trust account. The balance will be held outside of trust for our use in funding our search process, estimated to be approximately $345,000.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including a deferred underwriting commission payable to the underwriters in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including the: continuation or expansion of the operations of the target business; strategic acquisitions and marketing; and, research and development of existing or new products. Such funds can also be used to repay any operating expenses or finders’ fees which we might incur prior to the consummation of our initial business combination if the funds available to us outside of the trust account are insufficient to cover such expenses.

We believe that, upon the consummation of this offering, the allocation of $345,000 to our working capital accounts will be sufficient to allow us to operate for at least the next 9 months, assuming that a business combination is not consummated during that time. Over this time period, we will use these funds for identifying and evaluating prospective business combination candidates; performing due diligence of prospective target businesses; traveling to and from the offices, plants, or similar locations of prospective target businesses; reviewing corporate documents and material agreements of prospective target businesses; and, selecting the target business to consummate our initial business combination with as well as the structuring, negotiation and consummation of the business combination. We anticipate that we will incur approximately:

●	$100,000 of legal, accounting and other expenses attendant to the structuring and negotiation of a business combination;

●	$50,000 of third party expenses related to the search for target businesses and the due diligence investigation, structuring and negotiation of our initial business combination;

●	$50,000 of legal and accounting fees related to SEC reporting obligations;

●	$90,000 for the payment of the administrative fee to our sponsor (of $10,000 per month for 9 months), subject to deferral as described herein; and

●	$55,000 as working capital and reserves (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments in connection with our initial business combination and liquidation obligations and reserves, if any).

If our estimates of the costs of undertaking due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination; provided, however, that our insiders may, but are not obligated to, lend us funds as needed. Following our initial business combination, if our available cash is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

In connection with this initial public offering, our Sponsor will purchase up to 235,045 private placement units for an aggregate purchase price of $2,350,450.

On May 17, 2023, in exchange for an aggregate purchase price of $25,000, our Sponsor purchased 1,725,000 shares of our common stock (225,000 of which are subject to forfeiture).

We do not believe that we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our insiders or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but none of the proceeds held in our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or prior thereto, subject to available funds. If we do not complete an initial business combination, any other outstanding loans from our insiders or their affiliates will be repaid only from that capital held that is not held in our trust account, if any.

Controls and Procedures

We are not currently required to maintain an effective system of internal control as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2023. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company as defined in the JOBS Act would we be required to comply with the independent registered public accounting firm attestation requirements. Further, for as long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the registered public accounting firm attestation requirement.

As of the date of this prospectus, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems of internal control. We expect to assess the internal control of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal control. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal control. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting, and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions, and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement, and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

When required by Section 404 and once our management’s report on internal control is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report. This independent registered public accounting firm may identify additional issues concerning a target business’s internal control while performing its audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private shares held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of May 31, 2023, we did not have any off-balance sheet arrangements as defined in Item 303(b) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Changes in tax law and rates may affect recorded deferred tax assets and liabilities and our effective tax rate in the future. On August 16, 2022, the U.S. government enacted the Inflation Reduction Act of 2022 that includes changes to the U.S. corporate income tax system, including a one percent excise tax on repurchases of stock after December 31, 2022. We are continuing to evaluate the Inflation Reduction Act and its requirements, as well as its application to our Company.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions, we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

We are a blank check company formed under the laws of the State of Delaware on May 1, 2023. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the company intends to pursue businesses in the financial technology sector in Asia (excluding China, Hong Kong and Macau). We do not have any specific business combination under consideration, and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

Background and Competitive Advantage

We will seek to leverage our management team’s network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking firms, consultants, family offices, and large corporations in order to source, acquire, and support the operations of the business combination target. We believe our team’s extensive and applicable experience investing in and operating businesses in Asia and North America will make us a preferred partner for, and allow us to source, high-quality combination targets. Our efforts to identify a prospective target business will not be limited to a particular geographic region or industry, although the Company intends to focus on operating businesses in Asia (excluding China, Hong Kong and Macau). We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

Our team consists of experienced professionals and senior operating executives who bring a unique background and skillset that will be attractive to leading Asia-based companies. We believe that we will be able to leverage the following competitive strengths in identifying, structuring, and consummating a business combination:

●	An extensive network across several industries in Asia; which include longstanding relationships with leading executives, investors, entrepreneurs, and investment bankers in the Asia region and thus will provide us with access to proprietary investment opportunities and strong deal flow in our target sectors;

●	Structuring and execution capabilities; through their respective careers, our team has extensive experience in identifying, evaluating and executing investments in companies at various stages of their life cycle. We believe that the combined and complementary expertise of our team will allow us to structure and execute a competitive transaction;

●	U.S. and Asia cross-border deal experience; cross-border transactions require industry and local regulatory knowledge, rigorous due diligence and structuring creativity. Our team has significant transaction experience completing large-scale domestic and cross-border transactions, involving acquirers and targets located across the U.S. and Asia.

Our Board of Directors and Management

Hui Chen has been our Chief Executive Officer and Chairman since May 1, 2023. He has been serving as the Chief Executive Officer and Chairman of Yotta Acquisition Corporation (Nasdaq: YOTA) since December 2021. Mr. Chen is a cross-industry expert in computer science and law. Mr. Chen founded Law Offices of Hui Chen & Associates, PC in 2012, a New York-based law firm. Mr. Chen focuses his practice on patent prosecution, copyright infringement, and other general intellectual property matters. Mr. Chen has also been an adjunct professor at Hofstra University since September 2019, where he instructs multiple undergraduate computer science programming courses in Visual C++. Before joining Hofstra University, Mr. Chen was an adjunct associate professor at John Jay College of Criminal Justice, Pace University, Touro College, and Saint Francis College between 2000 and 2018 and was a full-time professor at Technical Career of Institute, College of Technology from December 2011 to December 2017. Before forming his law office in 2012, Mr. Chen worked for multiple Fortune 500 companies. Mr. Chen worked as an Oracle developer at eBay, Inc. from February 2008 to May 2015. Mr. Chen worked at IBM Global Services, where he was a solo back-end developer in designing and building the database and back-end process for DHS Inspection Application, from November 2007 to March 2008, and a programmer analyst between March 1998 and May 2004. Mr. Chen also worked at MultiPlan Inc. between June 2005 and February 2008 as a technical lead where he participated in designing new application systems and partnered with external vendors in coding and implementing new systems by using Java and Oracle PL/SQL. Before that, Mr. Chen worked at Pepsi Cola Inc. from January 2004 to June 2005, where he designed, coded, implemented, and documented a growth forecasting system and developed an automatic purchasing system. Mr. Chen received a Bachelor’s degree in Mechanical Engineering from Shanghai Jiaotong University in 1992, a Bachelor’s degree in HVAC from Technical Career Institutes in 1997, a Master of Science degree in Computer Science from Pace University in 2000, and his J.D. degree from Cardozo School of Law, Yeshiva University in 2010. We believe that Mr. Chen’s access to contacts and sources, ranging from high-technology companies and legal contacts, will allow us to generate acquisition opportunities and identify suitable acquisition candidates.

Robert L. Labbe has been our Chief Financial Officer since May 1, 2023. He serves as one of our directors as of the date of this prospectus. He has been serving as the Chief Financial Officer and director of Yotta Acquisition Corporation (Nasdaq: YOTA) since December 2021. Mr. Labbe is a real estate veteran and real estate finance attorney licensed in California and New York with over thirty (30) years of experience in real estate. Mr. Labbe also has been a manager of MCAP Realty Advisors, LLC, a real estate advisor company, since January 2010. Mr. Labbe has been the general counsel of Global Premier Development Inc. and Global Premier America, LLC, real estate development companies, from March 2012 to December 2021. Mr. Labbe was a co-founder, general counsel, and managing director of Lenders Direct Capital, a wholesale lender, and its retail affiliate Lenders Republic Financial, a nationwide mortgage banker, from May 2003 to December 2007. Mr. Labbe was also a co-founder and partner at Mazda Butler LLP, a commercial and real estate law firm in California, from January 2003 to December 2007. Mr. Labbe co-founded First Allegiance Financial, a national specialty finance company, where he was the president and chairman from September 1996 to December 1998. First Allegiance Financial was acquired by City Holding Company, a financial holding company, for approximately $22 million in 1997. Mr. Labbe received his Bachelor’s degree in Civil Law (B.C.L.) and Bachelor of Laws degree (LL.B.) from McGill University in 1982 and 1983, respectively. Mr. Labbe also received his Diplome d’Etude Collegiale St. Lawrence College (Quebec) in 1978. Mr. Labbe is a licensed broker with the California Department of Real Estate since 1990. Mr. Labbe also holds the UC Irvine Extension Light Construction and Development Management Program Certificate. We believe that Mr. Labbe is qualified to serve as a member of our board of directors due to his entrepreneurship and extensive experience in the real estate industry.

Brandon Miller serves as one of our independent directors as of the date of this prospectus. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022. Mr. Miller has been the managing partner at Aspect Property Management LLC, a property management company in Connecticut, since January 2015. Before joining Aspect Property Management LLC, Mr. Miller spent a decade in the consulting industry at Matté & Company, a private and public sector consulting company from January 2005 to January 2015, where he offered executive recruiting, strategic planning, leadership, and corporate consulting services. Mr. Miller was a corporate controller at Corporate Dining Solutions, a corporate catering company, from 2003 to 2005. Mr. Miller is presently a certified manager of community associations (“CMCA”) and an association management specialist (“AMS”). Mr. Miller received his Bachelor’s degree in Finance from the University of Bridgeport in 1986 and studied in Mechanical Engineering at North Carolina State University from 1980 to 1983. We believe that Mr. Miller is qualified to serve as a member of our board of directors due to his extensive experience in the real estate and business consulting industries.

Daniel M. McCabe serves as one of our independent directors as of the date of this prospectus. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022. Mr. McCabe has been admitted to practice before the Courts of the State of Connecticut since 1974. Mr. McCabe’s legal career began as an assistant clerk of the Superior Court at Stamford from 1974 to 1976, and since then he has had his own legal practice, Daniel McCabe LLC, a general practice law firm in Connecticut founded in 1982. His work includes rendering legal advice to individuals and business entities concerning commercial transactions, business organizations, and complex litigation. Mr. McCabe is also an Adjunct Professor of Business Law at Sacred Heart University. Mr. McCabe previously was the Chairman of the Stamford Housing Authority, Co-chair of the Stamford Reapportionment Committee, Member of the Board of Parole for the State of Connecticut, Chairman of the Republican Town Committee of the City of Stamford and Counsel for the Stamford Water Pollution Control Authority. He also served as Corporation Counsel for the City of Stamford where he held the position of chief legal counsel and advisor to Mayor Stanley Esposito of the City of Stamford. Mr. McCabe obtained his Juris Doctor degree from St. John’s University Law School in 1974.

Michael Lazar serves as one of our independent directors as of the date of this prospectus. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022. Mr. Lazar has over 14 years of experience in guiding corporate issuers with the filing of their regulatory filings with the SEC. Mr. Lazar founded Empire Filings, a full-service financial printer, in October 2020, and has been the chief executive officer of the company since then. Mr. Lazar acted as the chief executive officer of Adorbs, Inc., an organic apparel company quoted on the OTC market, from April 2019 to October 2020. Prior to that, Mr. Lazar worked at S2 Filings, a full-service financial printer, from August 2016 to October 2020. Mr. Lazar started his career in the financial printer industry at Vintage Filings, a full-service financial printer and a division of PR Newswire, from August 2006 to August 2016. Mr. Lazar obtained his Bachelor’s degree in Economics from Brooklyn College in 2004. We believe that Mr. Lazar is qualified to serve as a member of our board of directors due to his experience in business management.

Our Business Strategy and Acquisition Criteria

We intend to focus our efforts on identifying and completing our initial business combination with a company in the financial technology sector that aligns with our team’s experiences, expertise and network of relationships. Our business strategy is focused on potential acquisition targets that exhibit compelling long-term growth potential and highly defensible market positions. Our experience in Asia is a key differentiator for us compared to other blank check companies, the majority of which we believe are seeking business combinations exclusively in the U.S. We believe this will allow us to generate a truly differentiated pipeline of acquisition opportunities and lead to executing a business combination with an attractive target company more quickly, efficiently, and under better terms than our competitors.

We believe that targeting companies in Asia (excluding China, Hong Kong and Macau for initial business combination) is compelling because there is a significant pool of high-quality private companies that could benefit from going public in the United States. We expect that the financial technology sector industry will continue to have a strong growth trajectory due to recent trends including increasing digitization, the adoption and advancement of new technology, and changes in consumer habits. We believe Asia in particular represents a compelling market environment with significant growth opportunities and favorable trends within the financial technology sector. We believe that the COVID-19 pandemic and Asia’s growing market has enabled consumer adoption of financial technology to accelerate, creating massive opportunities for our team to capitalize on. Given the high level of business formation and development in Asia, and the number of high-quality emerging companies seeking access to the US capital markets in our network, we believe that we will be able to engage with many leading Asia-based companies (excluding China, Hong Kong and Macau) interested in a business combination. We shall not undertake our initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

We have identified the following general criteria and guidelines as we evaluate prospective target companies.

●	Large underpenetrated markets with favorable industry dynamics. We intend to actively look for suitable investment opportunities within the financial technology sector with an enterprise value of approximately $250 million to $1 billion. We will prioritize targets that are already benefiting from or capitalizing on trends found within their respective sectors.

●	Strong management team. The strength of the management team will be an important component in our review process. We will seek to partner with a visionary, experienced and professional management team that can drive growth, strategic decision making and long-term value creation.

●	Defensible market position with sustainable competitive advantage. We intend to favor targets that have a strong competitive advantage or are category leaders in their respective verticals. We will target companies that have strong intellectual property, technology, or brand equity within their respective sectors and that can be further monetized on a global basis.

●	Asia-domiciled but operating on a global basis. We will seek targets that have already established a strong operating history within Asia (excluding China), but which possess a competitive edge to expand into new geographic regions where similar needs exist.

●	Benefit from being a public company. We intend to only acquire businesses that would benefit from being publicly traded in the United States, including access to broader sources of capital and expanded market awareness. This improved access to capital could allow the targets to accelerate growth, pursue new projects, retain and hire employees, and expand into new geographies or businesses.

While we intend to use these criteria in evaluating the attractiveness of potential business combination opportunities, we may ultimately decide to enter into an initial business combination with a target business that does not meet these criteria. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as the review of financial and other information which will be made available to us. We will also utilize our operational and capital allocation experience. Our acquisition criteria, due diligence processes, and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors, and criteria that our management may deem relevant.

Yotta Acquisition Corporation

On March 8, 2021, our management co-founded Yotta Acquisition Corporation, a Delaware corporation (“Yotta”), a special purpose acquisition company incorporated for the purposes of effecting a business combination. On April 22, 2022, Yotta consummated its initial public offering of 11,500,000 units (including 1,500,000 units issued upon the full exercise of the over-allotment option), each unit consisting of one share of common stock and one warrant, for an offering price of $10.00 per unit. Its units, common stock and warrants are currently traded on Nasdaq under symbols “YOTAU”, “YOTA” and “YOTAW,” respectively.

On October 24, 2022, Yotta entered into a certain merger agreement by and among NaturalShrimp Incorporated (“NaturalShrimp”), a Nevada corporation, Yotta, and Yotta Merger Sub, Inc. (“MergerSub”), a Nevada corporation and wholly-owned subsidiary of Yotta. At the closing of the merger in consideration, Yotta will issue 17.5 million shares of its common stock, par value $0.0001 per share, to the former security holders of Yotta. Following the closing of the merger, the former security holders of NaturalShrimp will be entitled to receive up to 10,000,000 additional shares of Yotta’s common stock if, following the closing of the merger, NaturalShrimp meets or exceeds either of two annual revenue thresholds for each of the fiscal years ending on March 31, 2024 and March 31, 2025. After the closing of the merger, if NaturalShrimp meets or exceeds $15,000,000 in revenue (per its audited financial statements) for the fiscal year ending March 31, 2024, then Yotta will issue 5,000,000 shares of Yotta’s common stock to the former security holders of NaturalShrimp. If NaturalShrimp meets or exceeds $30,000,000 in revenue (per its audited financial statements) for the fiscal year ending March 31, 2025, then Yotta will issue 5,000,000 shares of its common stock to the former security holders of NaturalShrimp.

At a special meeting of stockholders held on April 19, 2023, Yotta’s stockholders approved Yotta to enter into an amendment to the Investment Management Trust Agreement, with Continental Stock Transfer & Trust Company (the “Trust Amendment”) dated as of April 19, 2023. Pursuant to the Trust Amendment, Yotta has the right to extend time to complete its business combination (the “Business Combination Period”) under the Trust Agreement for a period of 12 months from April 22, 2023 to April 22, 2024 and to the extent Yotta’s Amended and Restated Certificate of Incorporation is amended to extend the Business Combination Period, by depositing $120,000 for each such one-month extension into Yotta’s trust account. Yotta filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on April 19, 2023 giving Yotta the right to extend the Business Combination Period from April 22, 2023 to April 22, 2024.

On April 21, 2023, May 17, 2023 and June 20, 2023, Yotta each deposited $120,000 (an aggregate of $360,000) into its trust account in order to extend the period of time it has to complete a business combination for an additional one (1) month period, respectively. The purpose of the extensions is to provide more time for Yotta to complete a business combination.

By a letter dated August 10, 2023 (the “Termination Letter”), Yotta informed NaturalShrimp that it was terminating the Merger Agreement. The termination of the Merger Agreement was due to breaches by NaturalShrimp of its obligations thereunder including, but not limited to, NaturalShrimp’s obligation to share the costs associated with the extension of the deadline by which Yotta must complete an initial business combination. Although the payments were to be shared equally, NaturalShrimp failed to provide its portion despite being notified of its obligation to do so.

NaturalShrimp has not responded to the Termination Letter but previously sent a notification that it was terminating the Merger Agreement. Yotta rejected that purported termination as it does not believe NaturalShrimp has a legal basis under the Merger Agreement to terminate it. Moreover, pursuant to Section 10.2(b) of the Merger Agreement, NaturalShrimp was not authorized to terminate the Merger Agreement when it was in breach of its terms. Yotta also included in the Termination Letter a demand for the $3 million termination fee due to it under the terms of the Merger Agreement.

Certain member of our management are officers and/or directors of Yotta, including Mr. Hui Chen serves as Chairman and CEO, Mr. Robert L. Labbe serves as the CFO and director, and each of Mr. Brandon Miller, Mr. Daniel M. McCabe and Mr. Michael Lazar serves as an independent director, and each of the foregoing own fiduciary duties under Delaware general corporate law to Yotta. For more details about our management’s conflict of interests, see “Management-Conflicts of Interest” on page 108 of this prospectus.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private units, the founder shares, debt, or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the sale of private units are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various U.S. Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business. None of our insiders and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition, or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us.

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding any deferred underwriting discounts and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their respective affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee, or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing insiders, special advisors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee, or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we decide to enter into a business combination with a target business that is affiliated with our insiders, we will do so only if we have obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there is no affiliated entity that we consider a business combination target.

In addition, as more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers, and directors currently have certain relevant pre-existing fiduciary duties or contractual obligations.

Fair Market Value of Target Business

Pursuant to the rules of the Nasdaq Stock Market, our initial business combination must occur with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriters’ fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination, which we refer to as the 80% test. Therefore, the fair market value of the target business will be calculated prior to any conversions of our shares in connection with a business combination and therefore will be a minimum of $46.80 Million (or $53.82 Million if the over-allotment option is exercised in full) in order to satisfy the 80% test. While the fair market value of the target business must satisfy the 80% test, the consideration we pay the owners of the target business may be a combination of cash (whether cash from the trust account or cash from a debt or equity financing transaction that closes concurrently with the business combination) or our equity securities. The exact nature and amount of consideration would be determined based on negotiations with the target business, although we will attempt to primarily use our equity as transaction consideration. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm with respect to the satisfaction of such criteria. We will also obtain a fairness opinion from an independent investment banking firm before consummating a business combination with an entity affiliated with any of our officers, directors or insiders. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test and may hold a stockholder vote to remove this requirement from our amended and restated certificate of incorporation.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company own less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

Alternative structures to comply with regulations in certain industries within an international context.

We have not selected any target business for our search for our initial business combination nor have we affirmatively identified a target jurisdiction, and we are, therefore, presently unable to determine the future legal form of the target business acquisition and resulting enterprise.

Stockholder Approval of Business Combination

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders (but not our insiders, officers or directors) may seek to redeem their shares of common stock, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and therefore avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her, or its shares rather than some pro rata portion of his, her, or its shares. The decision as to whether we will seek stockholder approval of a proposed business combination or whether we will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. We anticipate that our business combination could be completed by way of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar transaction. Stockholder approval may not be required under Delaware law if the business combination is structured as an acquisition of assets of the target company, a share exchange with target company stockholders or a purchase of stock of the target company; however, Nasdaq rules would require us to obtain stockholder approval if we seek to issue shares representing 20% or more of our outstanding shares as consideration in a business combination. A merger of our company into a target company would require stockholder approval under Delaware law. A merger of a target company into our company may not require stockholder approval unless the merger results in a change to our amended and restated certificate of incorporation, or if the shares issued in connection with the merger exceed 20% of our outstanding shares prior to the merger. A merger of a target company with a subsidiary of our company would not require stockholder approval unless the merger results in a change in our amended and restated certificate of incorporation; however, Nasdaq rules would require us to obtain stockholder approval of such a transaction if we seek to issue shares representing 20% or more of our outstanding shares as consideration.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will provide our stockholders with an opportunity to tender their shares to us pursuant to a tender offer pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

In the event we allow stockholders to tender their shares pursuant to the tender offer rules, our tender offer will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

●	If, however, stockholder approval of the transaction is required by law or Nasdaq requirements, or we decide to obtain stockholder approval for business or other legal reasons, we will: permit stockholders to redeem their shares in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

●	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide stockholders with the redemption rights described above upon completion of the initial business combination.

Our insiders, including our officers and directors, have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, if permitted by law or regulation, (2) not to redeem any shares of common stock into the right to receive cash from the trust account in connection with a stockholder vote to approve a proposed initial business combination or a vote to amend the provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity and (3) not to sell any shares of common stock in any tender offer in connection with a proposed initial business combination.

Depending on how a business combination might be structured, the stockholder approval requirement could be satisfied by obtaining only the approval of a majority of the shares of our common stock at a stockholder meeting (assuming the presence of a quorum at the meeting). Because our insiders, including our officers and directors, will collectively beneficially own approximately 20% of our issued and outstanding shares of common stock upon closing of this offering, as few as 163,501 public shares, or approximately 2.73% of the publicly offered shares or approximately 1.5% of all outstanding shares of our common stock would need to be voted for a business combination structured as an acquisition of the target pursuant to article 216 of the DGCL (assuming the minimum number of shares necessary to constitute a quorum are present and vote a majority in favor) due to our insiders’ ownership of our issued and outstanding shares of common stock upon consummation of the initial public offering. If all outstanding shares of common stock are present and vote at the meeting, then 2,162,479 public shares in addition to the insiders’ shares would need to approve the transaction (which assumes that the underwriters do not exercise the over-allotment option).

None of our insiders or their affiliates has indicated any intention to purchase units or shares of common stock from persons in the open market or in private transactions. However, if we seek stockholder approval of a business combination and if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, we or our insiders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. No funds from the trust account can be released from the trust account prior to the consummation of a business combination to make such purchases (although such purchases could be made using funds available to us after the closing of a business combination). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Notwithstanding the foregoing, we or our insiders or their affiliates will not make purchases of shares of common stock if the purchases would violate Sections 9(a)(2) or 10(b) of the Exchange Act or Regulation M, which are rules that prohibit manipulation of a company’s stock, and we and they will comply with Rule 10b-18 under the Exchange Act in connection with any open-market purchases. If purchases cannot be made without violating applicable law, no such purchases will be made. The purpose of such purchases would be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Our insiders anticipate that they may identify the stockholders with whom our insiders or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our insiders or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination.

Ability to Extend Time to Complete Business Combination

We have 9 months from the closing of this offering to consummate our initial business combination (“Combination Period”). If we anticipate that we may not be able to consummate our initial business combination within 9 months from the closing of this offering, we may, but are not obligated to, if requested by our sponsor or its affiliates, extend Combination Period up to two times by an additional three months each time for a total of up to 15 months by depositing $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full) in connection with each such extension into our trust account (the “Paid Extension Period”). In addition, we will be entitled to an automatic six-month extension to complete a business combination (the “Automatic Extension Period”) if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination during the Combination Period or Paid Extension Period. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public and private rights will expire and will be worthless. Our public stockholders will not be afforded an opportunity to vote on our extensions of time to consummate an initial business combination from 9 months to up to 21 months or redeem their shares in connection with such extensions.

Redemption Rights

At any meeting called to approve an initial business combination, any public stockholder, whether voting for or against such proposed business combination, will be entitled to demand that its shares of common stock be redeemed for a full pro-rata portion of the amount then in the trust account (initially $10.00 per share), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. Alternatively, we may provide our public stockholders with the opportunity to sell their shares of our common stock to us through a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, net of taxes payable.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking conversion rights with respect to 15% or more of the shares of common stock sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or her, or his or her affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By not allowing a stockholder to redeem more than 15% of the shares of common stock sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders.

None of our insiders will have the right to receive cash from the trust account in connection with a stockholder vote to approve a proposed initial business combination or a vote to further amend the provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

Liquidation if No Business Combination

If we do not consummate an initial business combination within 9 months (or up to 15 or 21 months, as applicable) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the rights will expire and holders of the rights will receive nothing upon a liquidation with respect to such rights, and the rights will be worthless.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event that we do not consummate our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, then the statute of limitations for claims of creditors could be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. It is our intention to redeem our public shares as soon as reasonably possible following the applicable deadline from the closing of this offering and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The underwriters in this offering will execute such a waiver agreement. As a result, the claims that could be made against us will be limited, thereby decreasing the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers, and prospective target businesses will execute such agreements. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refuses to execute a waiver would be the engagement of a third-party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to conflicts-of-interest requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants who would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our insiders will agree that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to less than $10.10 per public share, except as to any claims by a third party that executed a valid and enforceable agreement with us waiving any right, title, interest, or claim of any kind it may have in or to any monies held in the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Our insiders may not be able to satisfy their indemnification obligations, as we have not required our insiders to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise. Moreover, our insiders will not be liable to our public stockholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.10 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, (subject to our obligations under Delaware law to provide for claims of creditors as described below).

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders have waived their rights to participate in any redemption with respect to their founder shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $100,000) and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us redeem their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption or conversion amount received by public stockholders may be less than $10.10.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor-creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be deemed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we hold a stockholder vote to further amend any provisions of our amended and restated certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. Our insiders have agreed to waive any conversion rights with respect to any insider shares, private shares and any public shares they may hold in connection with any vote to further amend our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

●	prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares of common stock, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, net of taxes payable, or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, net of taxes payable, in each case subject to the limitations described herein;

●	we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

●	if our initial business combination is not consummated within 9 months (or up to 15 or 21 months, as applicable) the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account to all of our public holders of shares of common stock;

●	upon the consummation of this offering, $60,600,000, or $10.10 per publicly offered unit ($69,690,000, if the underwriters’ over-allotment option is exercised in full), shall be placed into the trust account;

●	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

●	prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

Potential Revisions to Agreements with Insiders

Each of our insiders has entered into one or more letter agreements with us pursuant to which each of them has agreed to do certain things relating to us and our activities prior to an initial business combination. We could seek to amend these letter agreements without the approval of stockholders, although we have no intention to do so. In particular:

●	Restrictions relating to our insiders being required to vote in favor of a business combination (if permitted by law or regulation) or against any amendments to our organizational documents could be amended;

●	The requirement of members of the management team to remain our officer or director until the closing of a business combination could be amended to allow persons to resign from their positions with us if, for example, the current management team has difficulty locating a target business and another management team has a potential target business;

●	The restrictions on transfer of our securities could be amended; and,

●	Beyond shareholdings and any agreements negotiated with the post-combination entity, the obligation of insiders to forego compensation in connection with a business combination could be modified in order to allow them to receive such compensation.

We may not be required to provide stockholders with the opportunity to redeem their shares in connection with changes to agreements with our insiders. Such changes could result in:

●	Our insiders being able to vote against a business combination or in favor of changes to our organizational documents;

●	Our operations being controlled by a new management team that may differ from those with whom our stockholders previously chose to invest;

●	Our insiders receiving compensation in connection with a business combination; and

●	Our insiders closing a transaction with one of their affiliates without receiving an independent valuation of such business.

We will not agree to any such changes unless we believe that such changes are in the best interests of our stockholders (for example, if we believe a modification is necessary to complete a business combination). Each of our officers and directors has fiduciary obligations to us requiring that he or she act in our best interests and the best interests of our stockholders.

Competition

In identifying, evaluating, and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, and other resources than us, and our financial resources will be relatively limited as compared with those of many of these competitors. While we believe there may be numerous potential target businesses with which we could complete an initial business combination with the net proceeds of this offering, our ability to compete in completing a business combination with certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

●	our obligation to seek stockholder approval of our initial business combination or engage in a tender offer may delay the completion of a transaction;

●	our obligation to redeem shares of common stock held by our public stockholders may reduce the resources available to us for our initial business combination;

●	our obligation to pay the deferred underwriting commission to the underwriters upon consummation of our initial business combination;

●	our obligation to either repay working capital loans that may be made to us by our insiders or their affiliates;

●	our obligation to register the resale of the founder shares, as well as the private units (and underlying securities) and any shares issued to our insiders or their affiliates upon conversion of working capital loans, if we and they agree to do so; and

●	the impact on the target business’s assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in connection with an initial business combination with a target business with significant growth potential on favorable terms.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to our initial business combination, we may not have the resources or ability to compete effectively.

Facilities

We currently maintain our principal executive offices at 1185 Avenue of the Americas, Suite 301, New York, New York 10036. This space is provided to us by our Sponsor, at no cost. We consider our current office space, combined with the other office space otherwise available to our executive officers, to be adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business has been identified, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units and common stock under the Securities Act and have reporting obligations under the Exchange Act, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements prepared and audited by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or IFRS as issued by the IASB. A particular target business identified by us as a potential business combination candidate may not have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to consummate our initial business combination with the proposed target business.

We may be required by the Sarbanes-Oxley Act to have our internal control over financial reporting audited for the year ending December 31, 2023. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of their internal control over financial reporting. The development of the internal control over financial reporting of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

JOBS Act

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding, or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 10 years preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$60,600,000 of the net proceeds attributable to the publicly offered units and the privately offered units will be deposited into a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$50,845,095 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$60,600,000 of net offering proceeds and proceeds from the sale of the private units held in the trust account will be invested only in U.S. government treasury bills, bonds or notes with a maturity of 185 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriters’ fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The shares may commence trading on or promptly after the date of this prospectus, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering. The distributable right will be distributed upon successful completion of our initial business combination.	No trading of the units or the underlying common stock would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Election to remain an investor	We will either (i) give our stockholders the opportunity to vote on the business combination or (ii) provide our public stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. Under Delaware law and our bylaws, we must provide at least 10 days’ advance notice of any meeting of stockholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to redeem their shares for cash or to remain an investor in our company.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide whether to remain a stockholder of the company or to require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds held in the escrow account must be returned to all of the investors.

	Terms of the Offering	Terms Under a Rule 419 Offering
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, if we are unable to consummate our initial business combination within 9 months (or up to 15 or 21 months, as applicable), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations.	Interest on funds in the escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of an initial business combination.

Release of funds	Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations the proceeds held in the trust account will not be released until the earlier of the consummation of our initial business combination and our liquidation upon failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of a business combination or the failure to effect a business combination within the allotted time.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of the shares of our common stock issued in this offering that may take place in connection with the consummation of our initial business combination and if we do not complete our initial business combination within the allotted period of time.

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Common Stock Issued in This Offering by Us or Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their shares of common stock for cash equal to the aggregate amount then on deposit in the trust account as of five business days prior to the consummation of our initial business combination (which is initially anticipated to be $10.10 per share of common stock issued in this offering, although could be less), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes and other permissible expenses, divided by the number of then outstanding shares of our common stock issued in this offering.	If we seek stockholder approval of our initial business combination, our Sponsor, directors, officers, advisors, or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. There is no limit to the prices that our Sponsor, directors, officers, advisors or their affiliates may pay in these transactions.	If we are unable to complete our business combination within 18 months post-effectiveness of the registration statement of the securities described herein, we will redeem all shares of our common stock issued in this offering at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.10 per share of common stock, although could be less), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding shares of our common stock issued in this offering.

Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting discounts and taxes payable.	If the permitted purchases described above are made there would be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of the shares of our common stock issued in this offering if we fail to complete our business combination will reduce the book value per share for the shares held by our Sponsor, who will be our only remaining stockholders after such redemptions.

Management

Directors and Executive Officers

Our current executive officers and directors are as follows:

Name	Age	Position
Hui Chen	51	Chairman, Chief Executive Officer
Robert L. Labbe	63	Chief Financial Officer, Director
Brandon Miller	60	Independent Director
Daniel M. McCabe	73	Independent Director
Michael Lazar	39	Independent Director

Below is a summary of the business experience of each our executive officers and directors.

Hui Chen has been our Chief Executive Officer and Chairman since May 1, 2023. He has been serving as the Chief Executive Officer and Chairman of Yotta Acquisition Corporation (Nasdaq: YOTA) since December 2021. Mr. Chen is a cross-industry expert in computer science and law. Mr. Chen founded Law Offices of Hui Chen & Associates, PC in 2012, a New York-based law firm. Mr. Chen focuses his practice on patent prosecution, copyright infringement, and other general intellectual property matters. Mr. Chen has also been an adjunct professor at Hofstra University since September 2019, where he instructs multiple undergraduate computer science programming courses in Visual C++. Before joining Hofstra University, Mr. Chen was an adjunct associate professor at John Jay College of Criminal Justice, Pace University, Touro College, and Saint Francis College between 2000 and 2018 and was a full-time professor at Technical Career of Institute, College of Technology from December 2011 to December 2017. Before forming his law office in 2012, Mr. Chen worked for multiple Fortune 500 companies. Mr. Chen worked as an Oracle developer at eBay, Inc. from February 2008 to May 2015. Mr. Chen worked at IBM Global Services, where he was a solo back-end developer in designing and building the database and back-end process for DHS Inspection Application, from November 2007 to March 2008, and a programmer analyst between March 1998 and May 2004. Mr. Chen also worked at MultiPlan Inc. between June 2005 and February 2008 as a technical lead where he participated in designing new application systems and partnered with external vendors in coding and implementing new systems by using Java and Oracle PL/SQL. Before that, Mr. Chen worked at Pepsi Cola Inc. from January 2004 to June 2005, where he designed, coded, implemented, and documented a growth forecasting system and developed an automatic purchasing system. Mr. Chen received a Bachelor’s degree in Mechanical Engineering from Shanghai Jiaotong University in 1992, a Bachelor’s degree in HVAC from Technical Career Institutes in 1997, a Master of Science degree in Computer Science from Pace University in 2000, and his J.D. degree from Cardozo School of Law, Yeshiva University in 2010.

We believe that Mr. Chen’s access to contacts and sources, ranging from high-technology companies and legal contacts, will allow us to generate acquisition opportunities and identify suitable acquisition candidates.

Robert L. Labbe has been our Chief Financial Officer since May 1, 2023. He serves as one of our directors as of the date of this prospectus. He has been serving as the Chief Financial Officer and director of Yotta Acquisition Corporation (Nasdaq: YOTA) since December 2021. Mr. Labbe is a real estate veteran and real estate finance attorney licensed in California and New York with over thirty (30) years of experience in real estate. Mr. Labbe also has been a manager of MCAP Realty Advisors, LLC, a real estate advisor company, since January 2010. Mr. Labbe has been the general counsel of Global Premier Development Inc. and Global Premier America, LLC, real estate development companies, from March 2012 to December 2021. Mr. Labbe was a co-founder, general counsel, and managing director of Lenders Direct Capital, a wholesale lender, and its retail affiliate Lenders Republic Financial, a nationwide mortgage banker, from May 2003 to December 2007. Mr. Labbe was also a co-founder and partner at Mazda Butler LLP, a commercial and real estate law firm in California, from January 2003 to December 2007. Mr. Labbe co-founded First Allegiance Financial, a national specialty finance company, where he was the president and chairman from September 1996 to December 1998. First Allegiance Financial was acquired by City Holding Company, a financial holding company, for approximately $22 million in 1997. Mr. Labbe received his Bachelor’s degree in Civil Law (B.C.L.) and Bachelor of Laws degree (LL.B.) from McGill University in 1982 and 1983, respectively. Mr. Labbe also received his Diplome d’Etude Collegiale St. Lawrence College (Quebec) in 1978. Mr. Labbe is a licensed broker with the California Department of Real Estate since 1990. Mr. Labbe also holds the UC Irvine Extension Light Construction and Development Management Program Certificate.

We believe that Mr. Labbe is qualified to serve as a member of our board of directors due to his entrepreneurship and extensive experience in the real estate industry.

Brandon Miller serves as one of our independent directors as of the date of this prospectus. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022. Mr. Miller has been the managing partner at Aspect Property Management LLC, a property management company in Connecticut, since January 2015. Before joining Aspect Property Management LLC, Mr. Miller spent a decade in the consulting industry at Matté & Company, a private and public sector consulting company from January 2005 to January 2015, where he offered executive recruiting, strategic planning, leadership, and corporate consulting services. Mr. Miller was a corporate controller at Corporate Dining Solutions, a corporate catering company, from 2003 to 2005. Mr. Miller is presently a certified manager of community associations (“CMCA”) and an association management specialist (“AMS”). Mr. Miller received his Bachelor’s degree in Finance from the University of Bridgeport in 1986 and studied in Mechanical Engineering at North Carolina State University from 1980 to 1983.

We believe that Mr. Miller is qualified to serve as a member of our board of directors due to his extensive experience in the real estate and business consulting industries.

Daniel M. McCabe serves as one of our independent directors as of the date of this prospectus. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022. Mr. McCabe has been admitted to practice before the Courts of the State of Connecticut since 1974. Mr. McCabe’s legal career began as an assistant clerk of the Superior Court at Stamford from 1974 to 1976, and since then he has had his own legal practice, Daniel McCabe LLC, a general practice law firm in Connecticut founded in 1982. His work includes rendering legal advice to individuals and business entities concerning commercial transactions, business organizations, and complex litigation. Mr. McCabe is also an Adjunct Professor of Business Law at Sacred Heart University. Mr. McCabe previously was the Chairman of the Stamford Housing Authority, Co-chair of the Stamford Reapportionment Committee, Member of the Board of Parole for the State of Connecticut, Chairman of the Republican Town Committee of the City of Stamford and Counsel for the Stamford Water Pollution Control Authority. He also served as Corporation Counsel for the City of Stamford where he held the position of chief legal counsel and advisor to Mayor Stanley Esposito of the City of Stamford. Mr. McCabe obtained his Juris Doctor degree from St. John’s University Law School in 1974.

We believe Mr. McCabe is well-qualified to serve as a member of our board of directors due to his professional experience.

Michael Lazar serves as one of our independent directors as of the date of this prospectus. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (Nasdaq: YOTA) since April 2022. Mr. Lazar has over 14 years of experience in guiding corporate issuers with the filing of their regulatory filings with the SEC. Mr. Lazar founded Empire Filings, a full-service financial printer, in October 2020, and has been the chief executive officer of the company since then. Mr. Lazar acted as the chief executive officer of Adorbs, Inc., an organic apparel company quoted on the OTC market, from April 2019 to October 2020. Prior to that, Mr. Lazar worked at S2 Filings, a full-service financial printer, from August 2016 to October 2020. Mr. Lazar started his career in the financial printer industry at Vintage Filings, a full-service financial printer and a division of PR Newswire, from August 2006 to August 2016. Mr. Lazar obtained his Bachelor’s degree in Economics from Brooklyn College in 2004.

We believe that Mr. Lazar is qualified to serve as a member of our board of directors due to his experience in business management.

Number and Terms of Office of Officers and Directors

Our board of directors has four members, three of whom are deemed to be “independent” under SEC and Nasdaq rules. We may not hold an annual meeting of stockholders until after we consummate our initial business combination. Our officers were appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our directors may consist of a chairman of the board, and that our officer may consist of a chief executive officer, president, chief financial officer, vice president(s), secretary, treasurer and such other officers as may be determined by the board of directors.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation or fees of any kind, including finder’s fees, consulting fees, and other similar fees, will be paid to our insiders or any of the members of our management team for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence of suitable target businesses and business combinations, as well as traveling to and from the offices, plants, or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. In addition, our executive officers have significant financial interests in the company as described in the section of this document entitled “Certain Relationships and Related Party Transactions.” These interests reward our Sponsor who is also an executive manager, as well as other holders of the Founder Shares, upon the successful consummation of the initial public offering, and, subsequently, the completion of the initial business combination. Meanwhile the failure to consummate an initial business combination would result in significant financial loss for our Sponsor and other holders of the Founder Shares.

After our initial business combination, members of our management team who remain with us may be paid consulting, management, or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely that the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination because the directors of the post-combination business will determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Director Independence

Nasdaq listing standards require that within one year of the listing of our securities on the Nasdaq Global Market we have at least a majority of independent directors and that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors determined that Mr. McCabe, Mr. Miller, and Mr. Lazar each qualify as an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules.

We will only enter into a business combination if it is approved by a majority of our directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must be approved by our audit committee and a majority of disinterested directors.

Audit Committee

We have established an audit committee of the board of directors, which consists of Mr. Brandon Miller, Mr. Daniel M. McCabe and Mr. Michael Lazar, each of whom is an independent director. Mr. Brandon Miller serves as chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Brandon Miller qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

We have established a compensation committee of the board of directors consisting of Mr. Daniel M. McCabe, Mr. Brandon Miller, and Mr. Michael Lazar, each of whom is an independent director. Mr. Daniel M. McCabe serves as chairman of the compensation committee. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance within the context of such goals and objectives, and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments, and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or NASDAQ rules.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at a future annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers education, professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

Any executive compensation matters will be determined by our compensation committee. None of our directors who currently serve as members of our compensation committee is, or has at any time in the past been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee of any other entity that has one or more executive officers serving on our board of directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our compensation committee.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest.

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our directors and officers may continue to be involved in the formation of other special purpose acquisition companies in the future. Thus, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

●	Unless we consummate our initial business combination, our officers, directors, and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

●	The founder shares beneficially owned by our officers and directors will be released from escrow only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers and directors will not be entitled to receive any amounts held in the trust account with respect to any of their founder shares or private units. Furthermore, our Sponsor, Yocto Investments LLC, agreed that the private units will not be sold or transferred by it until after we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect our initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers and directors (other than our independent directors) have agreed to present to us for our consideration, prior to presentation to any other person or entity except for Yotta Acquisition Corporation, any suitable opportunity to acquire a target business, until the earlier of: (1) our consummation of an initial business combination and (2) up to 21 months from the date of this prospectus (or any other applicable deadline as described in this prospectus). This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

The following table summarizes the current material pre-existing fiduciary or contractual obligations of our officers, and directors:

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation	Affiliation with Quetta Acquisition Corporation	Priority/Preference relative to Quetta Acquisition Corporation
Hui Chen	Law Offices of Hui Chen & Associates, PC	Law Firm	Partner
	Hofstra University	Education	Adjunct Professor
	Yotta Acquisition Corporation	Special Purpose Acquisition Company	Chief Executive Officer and Chairman	Chairman, Chief Executive Officer	Yotta Acquisition Corporation will have priority over us.
Robert L. Labbe	MCAP Realty Advisors, LLC	Real Estate Advisory Services	Chief Financial Officer and Director
	Yotta Acquisition Corporation	Special Purpose Acquisition Company		Chief Financial Officer, Director
Brandon Miller	Aspect Property Management LLC	Real Estate	Partner
	Yotta Acquisition Corporation	Special Purpose Acquisition Company	Independent Director	Independent Director	Yotta Acquisition Corporation will have priority over us.
Daniel M. McCabe	Daniel M. McCabe, LLC	Law Firm	Partner
	1200 Summer Street Association	Real Estate	Managing Partner
	Yotta Acquisition Corporation	Special Purpose Acquisition Company	Independent Director	Independent Director	Yotta Acquisition Corporation will have priority over us.
Michael Lazar	Empire Filings	Financial Printer	Chief Executive Officer
	Yotta Acquisition Corporation	Special Purpose Acquisition Company	Independent Director	Independent Director	Yotta Acquisition Corporation will have priority over us.

Our insiders, including our officers and directors, have agreed to vote any shares of common stock held by them in favor of our initial business combination, if permitted by law or regulation. In addition, they have agreed to waive their respective rights to receive any amounts held in the trust account with respect to their founder shares and private units if we do not complete our initial business combination within the required time frame. If they purchase shares of common stock in this offering or in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the trust account if we are unable to complete our initial business combination within the required time frame, but have agreed not to redeem such shares in connection with the consummation of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will therefore comply with section 144 of the DGCL.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors.

Our bylaws also permits us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. In such a scenario we will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these provisions. We believe that these provisions as well as the insurance and the indemnity agreements are necessary so as to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and upon completion of the sale of our shares of common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our officers, and directors; and

●	all of our officers, and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

In May 2023, our sponsor purchased 1,725,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.0145 per share. Our sponsor has transferred 2,000 founder shares (in an aggregate of 8,000 founder shares) to each of Robert L. Labbe, Brandon Miller, Daniel M. McCabe, and Michael Lazar on the date of this prospectus. The following table presents the number of shares and percentage of our common stock owned by our initial stockholders before and after this offering. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that our sponsor forfeits an aggregate of 225,000 founder shares and that there are 7,795,045 shares of our common stock, consisting of (i) 6,000,000 shares of our public common stock, (ii) 1,500,000 founder shares, (iii) 60,000 representative shares, and (iv) 235,045 shares of our common stock underlying the private placement units, issued and outstanding after this offering.

	Prior to Offering		After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Approximate Percentage of Outstanding Shares of Common Stock	Amount and Nature of Beneficial Ownership of Common Stock(3)	Approximate Percentage of Outstanding Shares of Common Stock
Yocto Investments LLC (our sponsor)(4)	1,717,000	99.54%	1,727,045	22.03%
Hui Chen(5)	1,717,000	99.54%	1,727,045	22.03%
Robert L. Labbe	2,000	*	2,000	*
Brandon Miller	2,000	*	2,000	*
Daniel M. McCabe	2,000	*	2,000	*
Michael Lazar	2,000	*	2,000	*
All officers and directors as a group (5 individuals)	1,725,000	100%	1,735,045	22.13%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 1185 Avenue of the Americas, Suite 301, New York, NY 10036.
(2)	These shares represent the founder shares held by our initial stockholders, an aggregate of 225,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part.
(3)	Assumes no exercise of the over-allotment option and, therefore, an aggregate of 225,000 shares of common stock held by our sponsor are forfeited.
(4)	Ms. Chen Chen has sole voting and dispositive power over the shares owned by Yocto Investments LLC.
(5)	Consists of shares owned by Yocto Investments LLC, a Delaware limited liability company, which is controlled solely by Ms. Chen Chen, who is the wife of Mr. Hui Chen, our CEO and Chairman.

Immediately after the completion of the public sale of our common stock, our insiders will beneficially own shares of common stock in an amount representing approximately 22.13% of the then issued and outstanding shares of publicly offered common stock. Our Sponsor will retain a 22.03% ownership interest in us.

Because of the ownership block held by our insiders, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

The Sponsor will purchase the private units for an aggregate purchase price of $2,350,450 (or $2,530,450 if the underwriters’ over-allotment option is exercised in full) from us. This purchase will occur by way of private placements contemporaneous to the consummation of this offering. The private units are identical to the public units sold in this offering. Additionally, the Sponsor has agreed not to transfer, assign, or sell any of the private units or underlying securities (except to the same permitted transferees as the founder shares and provided that the transferees agree to the same terms and restrictions to which the permitted transferees of the founder shares must agree, each as described above) until the consummation of our initial business combination. These private units and the founder shares are the principal source of the Sponsor’s ownership interest in us, with any additional interest not being forbidden so long as it is acquired by way of the purchase securities from the pool of the publicly offered securities described herein, or pursuant to any other, duly-approved, to-be-formed, future agreement among the Sponsor and the company. We are not permitted to use the proceeds placed in the trust account and the interests earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act (IRA) of 2022 (H.R. 5376) on any redemptions or stock buybacks by the Company.

In order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to lend funds to us, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes may be repaid upon consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our insiders or their affiliates will be repaid only from amounts not held in our trust account, if any.

All of the insider shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, and the remaining 50% of the insider shares will not be transferred, assigned, sold, or released from escrow until six months after the date of the consummation of our initial business combination or earlier in either case if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange, or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities, or other property.

Our executive officers and directors are deemed to be our “promoters,” as that term is defined under the federal securities laws.

Certain Relationships and Related Party Transactions

On May 17, 2023, our Sponsor purchased founder shares in the amount of 1,725,000 shares of our common stock. If the underwriters do not exercise its over-allotment option, 225,000 shares of our common stock shall be forfeited by our sponsor. We refer to these shares throughout this prospectus as the “founder shares”. Our Sponsor expects to transfer 2,000 of these founder shares to each of the three independent directors and an executive officer at the closing of this offering. The number of founder shares issued was determined based on the expectation that the founder shares would represent approximately 20% of the outstanding shares after this offering (not including the shares to be issued to the underwriters at closing).

If the underwriters determine that the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to the Sponsor, as applicable, would be effectuated in order to maintain its pre-IPO ownership interest at 20% of our issued and outstanding shares after this offering. Our insiders may purchase from us at a price of $10.00 per unit the number of private units that is necessary to maintain in the trust account an amount equal to $10.10 per share sold to the public in this offering.

The Sponsor will purchase, pursuant to certain written purchase agreement with us, private units for a total purchase price of $2,350,450 or, in the case of full exercise of the over-allotment, $2,530,450. We refer to these securities throughout this prospectus as the private units. This purchase will occur by way of private placements to be conducted simultaneous to the consummation of this offering. The purchase price for the private units, including those that may be purchased if the over-allotment option is exercised, will be paid directly to the company. The private units are identical to the units sold in this offering except that they are not registered under the Securities Act. Additionally, the Sponsor has agreed not to transfer, assign, or sell any of the private units or the securities underlying such private units (except to certain permitted transferees as the founder shares and provided that such transferees agree to the same terms and restrictions as the permitted transferees of the founder shares, each as described above) until the completion of our initial business combination.

In order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to lend working capital funds to us, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes may be repaid upon consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our insiders or their affiliates, will be repaid only from amounts not held in our trust account, if any.

The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and underlying securities) are entitled to registration rights pursuant to certain agreements signed on the date of this prospectus as provided for in certain letter agreement among us, the Sponsor, and the underwriters. The holders of the founder shares can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “tag-along” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

The Sponsor has agreed that, commencing on the date of this prospectus through the earlier of the consummation of our initial business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities, and administrative support, as we may require from time to time at $10,000 per month. No compensation or fees of any kind, including finder’s fees, consulting fees, or other similar compensation, will be paid to our insiders or any of the members of our management team, for services rendered to us prior to, or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing due diligence of suitable target businesses and business combinations as well as traveling to and from the offices, plants, or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed to us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, board, management, or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions among us and any of our officers and/or directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested independent directors, who in either case may, at our expense, be provided with access to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determines that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director, or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a director’s and officer’s questionnaire that elicits information about related-party transactions.

These procedures are intended to determine whether any such related-party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

In no event will our insiders, or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effect the consummation of our initial business combination (regardless of the type of transaction that it is), although out-of-pocket expenses, loans made to the company, and other costs incurred in connection with the pursuit, initiation, and final consummation of the initial business combination may be repaid in connection therewith.

Description of Securities

General

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 20,000,000 shares of common stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of common stock and one-tenth (1/10) of one right.

We expect that the shares of common stock and rights comprising the units will commence trading separately on the 52nd day following the closing of this offering unless EF Hutton informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock and rights.

In no event will the common stock and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the completion of this offering, which closing is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Upon the closing of this offering, 7,795,045 shares of our common stock will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 225,000 founder shares by our initial stockholders), consisting of:

●	6,000,000 shares of common stock underlying the units being offered in this offering;

●	235,045 shares of common stock underlying private units;

●	1,500,000 shares of common stock (founder shares) held by our initial stockholders; and

●	60,000 shares of common stock as representative shares that will be registered under the registration statement of which this prospectus forms a part.

If we increase or decrease the size of this offering (including pursuant to Rule 462(b) under the Securities Act), a share capitalization or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at approximately 20% of the number of shares issued and outstanding after the closing of this offering.

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable law or stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders, presuming a quorum at a duly convened meeting.

In connection with any vote held to approve our initial business combination, our Sponsor, as well as all of our officers and directors, have agreed to vote their respective shares of common stock owned by them as a result of the purchase of the founder shares and the private units immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination, if permitted by law or regulation. If a vote is held to approve a business combination, a majority of the outstanding shares of common stock voted are voted in favor of the business combination, presuming that all stockholders are represented at the stockholders’ meeting. In some cases, a business combination may be effected with less. For example, the majority approval of a meeting of stockholders meeting the requirements for a quorum (fifty percent and one share, represented).

Because our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $0.0001 per share, if we were to enter into an initial business combination, we may (depending on the terms of such an initial business combination) be required to increase the number of shares of common stock that we are authorized to issue at the same time as our stockholders vote on the initial business combination to the extent we seek stockholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until as late as one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.10 per public share. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting.

However, the participation of our Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if most of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. The quorum and voting thresholds, as well as the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares of common stock sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our initial business combination, pursuant to the letter agreement our Sponsor, officers and directors will have agreed to vote their founder shares, private units, and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination, if permitted by law or regulation. As a result, in addition to our initial stockholders’ founder shares, we would need a minimum of 213,717, or 3.56%, of the 6,000,000 public shares sold in this offering (if the approval requirement was a majority of shares voted and the minimum number of shares required for a quorum attended the meeting and assuming the over-allotment option has not been exercised and an aggregate of 225,000 founder shares have been forfeited as a result thereof), would need to be voted in favor a business combination in order for it to be approved. Additionally, each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against, or abstain from voting on, the proposed transaction (subject to the limitation described in the preceding paragraph).

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination within 9 months (or up to 15 or 21 months, as applicable) post-effectiveness of the registration statement of the securities described herein, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders have agreed to waive their rights to share in any distribution with respect to their insider shares and private shares. However, If we anticipate that we may not be able to consummate our initial business combination within 9 months from the closing of this offering, we may, but are not obligated to, if requested by our sponsor or its affiliates, extend Combination Period up to two times by an additional three months each time for a total of up to 15 months by depositing $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full) in connection with each such extension into our trust account (the “Paid Extension Period”). In addition, we will be entitled to an automatic six-month extension to complete a business combination (the “Automatic Extension Period”) if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination during the Combination Period or Paid Extension Period. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public warrants will expire and will be worthless. Our public stockholders will not be afforded an opportunity to vote on our extensions of time to consummate an initial business combination from 9 months to up to 21 months or redeem their shares in connection with such extensions. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and shares privately held by them if we fail to complete our initial business combination within the maximum allotted time.

In the event of a liquidation, dissolution or winding up of the company after an initial business combination, our stockholders are entitled to share pro rata in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no pre-emptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.

Our Sponsor, officers, and directors have agreed to waive their rights to participate in any liquidation distribution from the trust account occurring upon our failure to consummate an initial business combination with respect to the founder shares. Our Sponsor, officers and directors will therefore not participate in any liquidation distribution from the trust account with respect to such shares. They will, however, participate in any liquidation distribution from the trust account with respect to any shares of common stock acquired in, or following, this offering.

Public stockholders will have the right to sell their shares to us in any tender offer; to have their shares of common stock redeemed for cash in the amount of their pro rata claim to the funds held in the trust account in connection with the consummation of the initial business combination; if we hold a stockholder vote to further amend our amended and restated certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, redeeming stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the certificate of incorporation. If the business combination is not consummated or the amendment is not approved, then stockholders will not be able to redeem their shares in connection with that specific proxy.

Founder Shares

The founder shares are consist of 1,725,000 shares of common stock (225,000 of which will be subject to forfeiture if the underwriters do not exercise its over-allotment option).

The founder shares are identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that

(i)	the founder shares are subject to certain transfer restrictions, as described in more detail below;

(ii)	our Sponsor, officers, and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any of their founder shares and public shares held by them in connection with the consummation of our initial business combination, (B) to waive their redemption rights with respect to their founder shares in connection with a stockholder vote to approve a further amendment to our amended and restated certificate of incorporation (x) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 15 or 21 months, as applicable) from the closing of this offering or (y) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 9 months (or up to 15 or 21 months, as applicable) from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period; and

(iii)	If we submit our initial business combination to our public stockholders for a vote, our initial stockholders and each member of our management team have agreed to vote their founder shares and any public shares purchased during or after this offering in the open market in favor of our initial business combination, if permitted by law or regulation. In addition, the founder shares may be registered pursuant to the registration rights agreement.

Voting Agreement: if we submit our initial business combination to our public stockholders for a vote, our Sponsor, officers and directors have agreed pursuant to the letter agreement to vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination, if permitted by law or regulation.

Transfer Restrictions: Holders of the founder shares have agreed not to transfer, assign or sell (subject to certain limited exceptions set forth below) the founder shares (i) with respect to 50% of the Founder Shares and private placement units for a period ending on the earlier of the six month anniversary of the Business Combination or the date on which the closing price of the common stock exceeds $12.50 for any 20 trading days within a 30-trading day period following the closing of the initial business combination, and (ii) with respect to the other 50% of the Insider Units and Insider Shares for a period ending on the six month anniversary of the closing of the initial business combination, unless approved by the company’s public stockholders; provided, however, that if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange, or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities, or other property. The limited exceptions include transfers, assignments or sales (i) to our or our Sponsor’s officers, directors, consultants or their affiliates, (ii) to an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to be bound by these transfer restrictions and other agreements of our initial stockholders with respect to any founder shares.

Forfeiture of Shares: The Sponsor’s initial investment of $25,000 was in exchange for 1,725,000 shares of common stock. Of these shares, 225,000 shares of common stock will be subject to forfeiture in whole or in part if the over-allotment option is not exercised in full by the underwriters. For example, the shares of common stock that shall be forfeited by the Subscriber shall be determined by subtracting: the product of (x) that number that is the quotient of (a) that amount of common stock purchased by the underwriters in connection with its exercise of its over-allotment option divided by (b) the maximum amount of 900,000 of common stock available to the underwriters in the form of an over-allotment option, and (y) the forfeiture maximum. The Sponsor (together with all other initial stockholders prior to the IPO, if any) will own an aggregate number of that amount not to be less than 1,500,000 shares of common stock equal to 25% of the issued and outstanding shares of publicly offered common stock in the anticipated IPO (and if the over-allotment option is exercised by the underwriters such greater amount as provided for in this clause).

Rights: public and private

Each right entitles the holder thereof to one share of our common stock upon the consummation of our initial business combination; provided, however, that we will not issue fractional shares. The public rights will be initially offered as a part of the units in connection with our initial public offering and will subsequently decouple and trade separately. The private rights will be issued in one or more private placement sales of private units in conjunction with our initial public offering. Although these rights will not be registered and therefore not traded on Nasdaq until such time they are registered. Beyond registration with the SEC and thus being publicly traded on Nasdaq, private rights and public rights will be otherwise identical and will only be exchangeable upon consummation of the initial business combination. We will not issue fractional shares and will round down to the nearest share or otherwise as pursuant to the DGCL.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of a majority of our outstanding stock. Our initial stockholders, who will collectively beneficially own approximately 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering and that 225,000 shares of common stock are forfeited assuming the underwriters’ over-allotment option), will participate in any vote to further amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

●	If we are unable to complete our initial business combination within 9 months (or up to 15 or 21 months, as applicable) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

●	Prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

●	Although we do not intend to enter into an initial business combination with a target business that is affiliated with our Sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions that such an initial business combination is fair to our stockholders from a financial point of view;

●	If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

●	So long as we obtain and maintain a listing for our securities on Nasdaq, Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination; moreover, our amended and restated certificate of incorporation also requires the same;

●	If our stockholders approve a further amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 15 or 21 months, as applicable) from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares; and

●	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

Authorized But Unissued Shares

After consummation of our initial public offering, any authorized but unissued common stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, or employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides that our board of directors are structured into three tiers of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

We will be subject to the provisions of Section 203 of Delaware General Corporation Law, or the DGCL, regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

Special meeting of stockholders

Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called only by resolution of the board of directors, by the Chairman, or by the Chief Executive Officer.

Exclusive Forum for Certain Lawsuits

Our amended and restated certificate of incorporation requires, subject to certain exceptions and unless we consent in writing to the selection of an alternative forum, that the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the certificate of incorporation or bylaws, or (iv) any action asserting a claim against the company, its directors, officers or employees governed by the internal affairs doctrine, be the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware.

The above will apply with the exception of, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, or (b) any action or claim arising under the Securities Act or the Exchange Act, as amended, or any other claim for which the federal courts will have exclusive jurisdiction.

Although we believe this forum provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. If any action, the subject matter of which is within the scope the forum provisions of our amended and restated certificate of incorporation, is filed in a court other than a court of the State of Delaware, such action we refer to as a foreign action, in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in such court to enforce the forum provisions, such action we refer to as an enforcement action, and (ii) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

In addition, the federal district courts of the United States of America shall be the exclusive forum for resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

However, our amended and restated certificate of incorporation does not purport to require suits brought to enforce a duty or liability created by the Exchange Act to be brought in the Court of Chancery of the State of Delaware or another court of the State of Delaware. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violate their duty of loyalty to us or our stockholders, act in bad-faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permits us to secure insurance on behalf of any officer, director, or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement, or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Registrar

The registrar for our securities is Continental Stock Transfer & Trust Company.

Our Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of our Securities

Our units, common stock, and rights have been approved for listing on Nasdaq under the symbols “QETAU,” “QETA,” and “QETAR.” Our units have been listed on Nasdaq as of the date of this prospectus. Following the date that the common stock and rights are eligible to trade separately, we anticipate that the common stock and rights will be listed separately, and, for those not separated, as a unit on Nasdaq.

United States Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one share of our common stock and one-tenth (1/10) of one right) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying share of our common stock and one-tenth (1/10) of one right of the unit. As a result, the discussion below with respect to holders of shares of our common stock and rights should also apply to holders of units (as the deemed owners of the underlying common stock and rights that constitute the units).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as capital assets within the meaning of Section 1221(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion assumes that the shares of our common stock and rights will trade separately and that any distributions made (or deemed made) by us on the shares of our common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances or that is subject to special rules under the U.S. federal income tax laws, including, but not limited to:

●	our Sponsor, officers, directors or other holders of our founder shares or private placement securities;

●	banks and other financial institutions or financial services entities;

●	broker-dealers;

●	mutual funds;

●	retirement plans, individual retirement accounts or other tax-deferred accounts;

●	taxpayers that are subject to the mark-to-market tax accounting rules;

●	tax-exempt entities;

●	S-corporations, partnerships or other flow-through entities and investors therein;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	qualified foreign pension funds;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our voting shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

●	persons subject to the alternative minimum tax;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

The discussion below is based upon current provisions of the Code, applicable U.S. Treasury regulations promulgated under the Code (“Treasury Regulations”), judicial decisions and administrative rulings of the IRS, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly on a retroactive basis. Any such differing interpretations or change could alter the U.S. federal income tax consequences discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, shares of our common stock and rights that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under Treasury Regulations to be treated as a United States person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities (including branches) or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner or a partnership holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS. EACH PROSPECTIVE INVESTOR IN OUR UNITS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-UNITED STATES TAX LAWS

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (a “PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our Sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock and one-tenth (1/10) of one right, with each whole right exchangeable to acquire one share of our common stock, and we intend to treat the acquisition of a unit in this manner. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit among the one share of our common stock and one-tenth (1/10) of one right based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each share of our common stock and one-tenth (1/10) of one right should constitute the holder’s initial tax basis in such share and one-tenth (1/10) of one right, respectively. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of our common stock and one-tenth (1/10) of one right comprising the unit, and the amount realized on the disposition should be allocated among the share of our common stock and one-tenth (1/10) of one right based on their respective relative fair market values at the time of disposition. Neither the separation of the share of our common stock and one-tenth (1/10) of one right constituting a unit nor the combination of fractions of rights into a single right should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of our common stock and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of our common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Rights” below.

Dividends we pay to a corporate U.S. Holder generally will qualify for the dividends received deduction if certain holding period requirements are met. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally be taxed as qualified dividend income at the preferential tax rate for long-term capital gains. It is unclear whether the redemption rights with respect to the shares of our common stock described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not met, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities

A U.S. Holder generally will recognize capital gain or loss on a sale or other taxable disposition of our shares of common stock or rights (including on our dissolution and liquidation if we do not complete an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares of our common stock or rights exceeds one year. Long-term capital gains recognized by a non-corporate U.S. Holder are currently eligible to be taxed preferential rates. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the common stock is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to limitations.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the shares of our common stock or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the shares of our common stock or rights based upon the then relative fair market values of the shares of our common stock and the rights included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its shares of our common stock or rights so disposed of. A U.S. Holder’s adjusted tax basis in its shares of our common stock and rights generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a share of our common stock or one-tenth (1/10) of one right, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a share of our common stock, by any prior distributions treated as a return of capital. See U.S. Holders — Acquisition of Common Stock Pursuant to the Rights” below for a discussion regarding a U.S. Holder’s tax basis in a share of our common stock acquired pursuant to the rights.

Redemption of Our Common Stock

In the event that a U.S. Holder’s shares of our common stock are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Common Stock” or if we purchase a U.S. Holder’s shares of our common stock in an open market transaction (each referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale or exchange of the shares of our common stock under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the shares of our common stock under the tests described below, the U.S. Holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Rights” above. If the redemption does not qualify as a sale or exchange of the shares of our common stock, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions.” Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of our common stock generally will be treated as a sale or exchange of the shares of our common stock (rather than as a corporate distribution) if, within the meaning of Section 302 of the Code, such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only shares of our stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include shares of our common stock which could be acquired pursuant to the exchange of the rights. In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of shares of our common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the shares of our common stock may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of our stock. The redemption of the shares of our common stock will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed shares of our common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its rights or possibly in other stock constructively owned by it.

Non-U.S. Holders

This section applies to “Non-U.S. Holders.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, common stock or rights that is not a U.S. Holder and is not a partnership or other entity classified as a partnership for U.S. federal income tax purposes, but such term generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required pursuant to an applicable income tax treaty, are not attributable to a permanent establishment of fixed base maintained by the Non-U.S. Holder in the United States), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from properties subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the shares of our common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below. In addition, if we determine that we are or are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, including a distribution in redemption of shares of our common stock. See also “Non-U.S. Holders — Possible Constructive Distributions” for potential U.S. federal tax consequences with respect to constructive distributions.

Dividends that we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a foreign corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities

Subject to the discussion of FATCA and backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of shares of our common stock (including upon a dissolution and liquidation if we do not complete an initial business combination within the required time period) and rights without regard to whether such securities were held as part of a unit, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose. These rules may be modified for Non-U.S. Holders of rights. If we are or have been a “United States real property holding corporation” and you own rights, you are urged to consult your own tax advisor regarding the application of these rules.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will generally be subject to tax at the applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or rights will generally be subject to tax at applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. In addition, a buyer of our common stock or rights from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a United States real property holding corporation in the future until we complete an initial business combination. In general, we would be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Our Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s shares of our common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Common Stock” will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s shares of our common stock, as described under “U.S. Holders — Redemption of Our Common Stock” above, and the consequences of the redemption to the Non-U.S. Holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities,” as applicable.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to our common stock and proceeds from the sale, exchange or redemption of shares of our common stock or rights may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to payments made to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Payments made to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder provides certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld by timely filing the appropriate claim for refund with the IRS and furnishing any required information. All holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30% in certain circumstances on payments of dividends (including constructive dividends) and, subject to the proposed Treasury Regulations discussed below, on proceeds from sales or other disposition of our securities paid to “foreign financial institutions” (which is broadly defined for this purpose and includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Similarly, dividends and, subject to the proposed Treasury Regulations discussed below, proceeds from sales or other disposition in respect of our units held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. The U.S. Department of the Treasury has proposed regulations which eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our securities. Withholding agents may rely on the proposed Treasury Regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible effects of FATCA on their investment in our securities.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND RIGHTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

Shares Eligible for Future Sale

Immediately after this offering, we will have 7,795,045 shares of common stock outstanding, or 8,947,045 shares of common stock if the over-allotment option is exercised in full. Of these shares, the 6,000,000 shares of common stock underlying the public units sold in this offering (or 6,900,000 units in the case of over-allotment) will be freely tradable without restriction or further registration under the Securities Act except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act).

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

●	1% of the number of shares then outstanding; and

●	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements as well as to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our insiders will be able to sell their founder shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our founder shares issued and outstanding on the date of this prospectus, the holders of the private units, and any shares our insiders or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to agreements signed as of the date of this prospectus, requiring us to register such securities for resale. The holders of a majority of these securities are entitled to make demands that we register such securities. Both the holders of the founder shares and the holders of the private units as well as shares issued in payment of working capital loans made to us, if applicable, will have the ability to elect to exercise these registration rights at any time after we consummate the initial business combination. In addition, the holders will have certain “tag-along” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will pay the expenses incurred in connection with the filing of any such registration statements.

Underwriting

We intend to offer our securities described in this prospectus through the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters, through their representative and sole book-running manager of the offering, EF Hutton, division of Benchmark Investments, LLC, have severally agreed to purchase from us, on a firm commitment basis, the following respective number of units at a public offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriter	Number of Units
EF Hutton, division of Benchmark Investments LLC	252,110
Brookline Capital Markets, a division of Arcadia Securities, LLC	5,742,890
WestPark Capital, Inc.	5,000
Total	6,000,000

A copy of the form of underwriting agreement was filed as an exhibit to the registration statement of which this prospectus forms a part.

Listing of our Securities

Our units, common stock and rights have been approved for listing on Nasdaq under the symbols “QETAU,” “QETA,” and “QETAR,” respectively. Our units have been listed on Nasdaq as the date of this prospectus. Following the date the shares of our common stock and rights are eligible to trade separately, we anticipate that the shares of common stock and rights will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will continue to be listed on Nasdaq after this offering.

Pricing of this Offering

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus.

Prior to this offering there has been no public market for our securities. The public offering price of the units was negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units include:

●	the history of other similarly structured blank check companies;

●	prior offerings of those companies;

●	our prospects for consummating our initial business combination with an operating business at attractive values;

●	our capital structure;

●	securities exchange listing requirements;

●	market demand;

●	expected liquidity of our securities; and

●	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted the underwriters an option to buy up to 900,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the closing of this offering to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Discounts

The following table shows the public offering price and underwriting discounts to be paid by us to the underwriters as well as the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of its over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$60,000,000	$69,000,000
Discount(1)	$0.55	$3,300,000	$3,795,000
Proceeds before expenses(2)	$9.45	$56,700,000	$65,205,000

(1)	Such amount includes $1,200,000, or $0.20 per unit (or $1,380,000 if the underwriters’ over-allotment option is exercised in full) payable upon the closing of this offering. In addition, it includes $2,100,000, or $0.35 per unit (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters as deferred underwriting discounts upon completion of a business combination. The underwriters have agreed to reimburse certain of our expenses in connection with this offering, not to exceed $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full).
(2)	The offering expenses, without accounting for the deferred commission payable to the underwriter in connection with the consummation of the initial business combination, are estimated at $1,405,450, assuming there is no exercise of the underwriters’ over-allotment option.

No discounts or commissions will be paid on the sale of the private units.

In addition to the underwriting discount, we paid EF Hutton $25,000, upon the execution of the engagement letter, as an advance against out-of-pocket accountable expenses actually anticipated to be incurred by the underwriters. The Company will pay or reimburse the underwriters the actual and reasonable out-of-pocket expenses incurred in connection with the performance of the underwriters’ obligations under the underwriting agreement in an amount not to exceed $130,000 in the event of the closing of the offering and $75,000 in the event there is no closing of the offering.

Representative’s Shares

We will issue EF Hutton and/or its designees, 1% of the gross proceeds of this offering as underwriting discounts and commissions in the form of our shares at a price of $10.00 per share, which will equal 60,000 shares (or 69,000 shares if the underwriters’ overallotment option is exercised in full) (the “Representative Shares”) upon the consummation of this offering. The Representative Shares will be registered under the registration statement of which this prospectus forms a part. EH Hutton has agreed not to transfer, assign, sell, pledge, or hypothecate any such Representative Shares, or subject such Representative Shares to hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person until the later of (i) the completion of our initial business combination or (ii) 180 days immediately following the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1), subject to exceptions pursuant to FINRA Rule 5110(e)(2). In addition, EF Hutton has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 9 months (or up to 15 or 21 months, as applicable) from the closing of this offering.

Right of First Refusal

Subject to certain conditions, we granted EF Hutton, for a period of 24 months after the date of the consummation of our business combination, a right of first refusal to act as to act as sole investment banker, sole book-runner, and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twenty-four (24) month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to EF Hutton for such Subject Transactions. EF Hutton shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from the commencement of sales in this offering.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing Transactions. The underwriters may make bids or purchases solely for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00 and the underwriters comply with all other applicable rules.

●	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus up to the amount of the over-allotment option. This is known as a covered short position. The underwriters may also create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus and the units allowed by the over-allotment option. This is known as a naked short position. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option. Determining what method to use in reducing the short position depends on how the units trade in the aftermarket following the offering. If the unit price drops following the offering, the short position is usually covered with shares purchased by the underwriters in the aftermarket. However, the underwriters may cover a short position by exercising the over-allotment option even if the unit price drops following the offering. If the unit price rises after the offering, then the over-allotment option is used to cover the short position. If the short position is more than the over-allotment option, the naked short must be covered by purchases in the aftermarket, which could be at prices above the offering price.

●	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on Nasdaq, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with such underwriter and no fees for such services will be paid to such underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

●	where required by law, that the purchaser is purchasing as principal and not as agent;

●	the purchaser has reviewed the text above under Resale Restrictions; and

●	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Legal Matters

Loeb & Loeb LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Robinson & Cole LLP, New York, New York is acting as U.S. securities counsel to the underwriters.

Experts

The balance sheet of Quetta Acquisition Corporation as of May 31, 2023 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 1, 2023 (inception) through May 31, 2023 appearing in this prospectus have been audited by MaloneBailey, LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Quetta Acquisition Corporation to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed with the U.S. Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the units we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our shares, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements, or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements, or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly, and current event reports, proxy statements, and other information with the U.S. Securities and Exchange Commission. You can read our U.S. Securities and Exchange Commission filings, including the registration statement, online at www.sec.gov. You may also read and copy any document we file with the U.S. Securities and Exchange Commission at its public reference facility at 100 F Street, Northeast, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

QUETTA Acquisition CORPORATION

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Quetta Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Quetta Acquisition Corporation (the “Company”) as of May 31, 2023, and the related statements of operations, stockholders’ equity, and cash flows for the period from May 1, 2023 (inception) through May 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2023, and the results of its operations and its cash flows for the period from May 1, 2023 (inception) through May 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net capital deficiency and expects to continue to incur significant costs in pursuit of its financing and acquisition plans that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since May, 2023

Houston, Texas

June 13, 2023, except for notes 1, 3, 4, 6, and 8, which are dated August 18, 2023

QUETTA ACQUISITION CORPORATION

BALANCE SHEET

MAY 31, 2023

Assets
Current asset – cash	$314,700
Deferred offering costs	95,300
Total Assets	$410,000

Liabilities and Stockholders’ Equity
Current Liabilities
Due to related party	$85,000
Promissory note – related party	300,000
Total Current Liabilities	385,000

Commitments and Contingencies – see Note 6

Stockholders’ Equity
Common stock, $0.0001 par value; 20,000,000 shares authorized(1); 1,725,000 shares issued and outstanding(2)	172
Additional paid-in capital	24,828
Accumulated deficit	-
Total Stockholders’ Equity	25,000
Total Liabilities and Stockholders’ Equity	$410,000

(1)	Represents the number of shares to be authorized upon the effectiveness of this prospectus.
(2)	Includes up to 225,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

QUETTA ACQUISITION CORPORATION

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MAY 1, 2023 (INCEPTION) THROUGH MAY 31, 2023

Formation and operating costs	$-
Net loss	$-

Basic and diluted weighted average shares outstanding(1)	1,500,000

Basic and diluted net loss per share	$-

(1)	Excludes an aggregate of up to 225,000 shares of common stock subject to forfeiture if the over- allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

QUETTA ACQUISITION CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance–May 1, 2023 (Inception)	-	$-	$-	$-	$-
Founder shares issued to initial stockholders(1)	1,725,000	172	24,828	-	25,000
Net loss	-	-	-	-	-
Balance–May 31, 2023	1,725,000	$172	$24,828	$-	$25,000

(1)	Includes up to 225,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

QUETTA ACQUISITION CORPORATION

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MAY 1, 2023 (INCEPTION) THROUGH MAY 31, 2023

Cash Flows from Operating Activities:
Net loss	$-
Net cash used in operating activities	-

Cash Flows from Financing Activities:
Proceeds from issuance of promissory note to related party	300,000
Proceeds from issuance of founder shares to the initial stockholders	25,000
Payment of offering costs	(10,300)
Net cash provided by financing activities	314,700

Net change in cash	314,700
Cash, Beginning of period	-
Cash, End of the period	$314,700

Supplemental Disclosure of Non-cash Financing Activities
Deferred offering costs paid by a related party	$85,000

The accompanying notes are an integral part of these financial statements.

QUETTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Quetta Acquisition Corporation (the “Company”) is a newly organized blank check company incorporated as a Delaware Corporation on May 1, 2023. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company intends to focus on target businesses in Asia (excluding China, Hong Kong, and Macau) that operate in the financial technology sector.

As of May 31, 2023, the Company had not commenced any operations. All activities through May 31, 2023 are related to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which are described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Yocto Investments LLC (the “Sponsor”), a Delaware limited liability company. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 6,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 6,900,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 235,045 units (or 253,045 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering (see Note 4).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Units, net of the underwriters’ fees and expenses described herein and other accountable expenses, will be placed in trust (the “Trust Fund”) and will be invested only in U.S. government treasury bills, bonds or notes with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and which invest solely in U.S. Treasuries. The Trust Fund will be deposited into a trust account (“Trust Account”) in the U.S. to be released only in the event of either: (i) the consummation of a Business Combination or (ii) the Company’s failure to complete a Business Combination within the applicable period of time.

The Company will provide its holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

QUETTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and any of the Company’s officers or directors that may hold Founder Shares (as defined in Note 5) (the “Initial Stockholders”) and the underwriters have agreed (a) to vote their Founder Shares, Private Shares (as defined in Note 4), Shares issued as underwriting commissions (see Note 6) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination and (b) not to convert any shares (including the Founder Shares) in connection with a stockholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Initial Stockholders and underwriters have agreed (a) to waive their redemption rights with respect to the Founder Shares, Private Shares, and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until 9 months (or 15 months or up to 21 months if we extend such period as described in more detail in this prospectus) from the closing of the Proposed Public Offering to consummate a Business Combination. In addition, if the Company anticipates that it may not be able to consummate initial business combination within 9 months, the Company’s insiders or their affiliates may, but are not obligated to, extend the period of time to consummate a business combination two times by an additional three months each time (for a total of 21 months to complete a business combination) (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case or an aggregate of $1,200,000 (or $1,380,000 if the over-allotment option is exercised in full), on or prior to the date of the applicable deadline.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable, and less certain amount of interest to pay dissolution expenses) divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

QUETTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

The Sponsor and the other Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares, and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or the other Initial Stockholders acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.10.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.10 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims.

Going Concern Consideration

At May 31, 2023, the Company had $314,700 in cash and working capital deficit (current assets less current liabilities, excluding deferred offering costs) of $70,300. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. On May 21, 2023, the Sponsor has agreed to loan the Company up to an aggregate amount of $300,000 as discussed in Note 5 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

As a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

QUETTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

At this time, it has been determined that none of the IR Act tax provisions have an impact to the Company’s fiscal 2023 tax provision. The Company will continue to monitor for updates to the Company’s business along with guidance issued with respect to the IR Act to determine whether any adjustments are needed to the Company’s tax provision in future periods.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

QUETTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Use of Estimates

In preparing these financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $314,700 in cash and none in cash equivalents as of May 31, 2023.

Deferred Offering Costs

Deferred offering costs consist of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of May 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed to be immaterial for the period from May 1, 2023 (inception) to May 31, 2023.

QUETTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Initial Stockholders. Weighted average shares were reduced for the effect of an aggregate of 225,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (see Notes 5). At May 31, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

Recent accounting pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 from the Company’s inception. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

QUETTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 6,000,000 Units (or 6,900,000 Units if the over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one-tenth (1/10) of one right (“Public Right”). Each Public Right will convert into one share of common stock upon the consummation of a Business Combination.

Note 4 — Private Placement

The Sponsor has agreed to purchase an aggregate of 235,045 Private Units (or 253,045 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit for an aggregate purchase price of $2,350,450, or $2,530,450, if the over-allotment option is exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit will consist of one share of common stock (“Private Share”) and one-tenth (1/10) of one right (“Private Right”). Each Private Right will convert into one share of common stock upon the consummation of a Business Combination. The proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

Note 5 — Related Party Transactions

Founder Shares

On May 17, 2023, the Company issued 1,725,000 shares of common stock to the Initial Stockholders (the “Founder Shares”) for an aggregated consideration of $25,000, or approximately $0.0145 per share.

As of May 31, 2023, there were 1,725,000 Founder Shares issued and outstanding, among which, up to 225,000 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment is not exercised in full, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Private Units).

The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Founder Shares until, with respect to 50% of the Founder Shares, the earlier of six months after the consummation of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after a Business Combination and, with respect to the remaining 50% of the Founder Shares, until the six months after the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Due to Related Party

Prior to the inception of the Company, the Sponsor formed a blank check company (which was dissolved in April 2023) and paid professional fees totaling $85,000 in 2022 for transaction costs related to its public offering. The service providers credited a total of $85,000 to the transaction costs incurred in connection with the Proposed Public Offering of the Company. As of May 31, 2023, $85,000 was outstanding; the amount is unsecured, interest-free and due on demand.

QUETTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

Promissory Note — Related Party

On May 21, 2023, the Sponsor agreed to loan the Company up to an aggregate amount of $300,000 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering (the “Promissory Note”). As of May 31, 2023, $300,000 was outstanding under the Promissory Note. The Promissory Note is unsecured, interest-free and due after the date on which the Company closes the initial Business Combination.

Related Party Loans

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, the Initial Stockholders or their affiliates may, but are not obligated to, loan us funds as may be required. If the Company completes an initial Business Combination, it will repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Certain amount of such loans may be converted into private at $10.00 per share at the option of the lender. As of May 31, 2023, the Company had no borrowings under the working capital loans.

Administrative Support Agreement

The Company intends to enter into an agreement, commencing on the closing of the Proposed Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support. However, pursuant to the terms of such agreement, the Sponsor agreed to defer the payment of such monthly fee. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of initial Business Combination.

Other

Mr. Michael Lazar will serve as an independent director of the board beginning on the date of this prospectus, also is the Chief Executive Officer of Empire Filings, LLC, which is engaged by the Company to provide print and filing services. The Company paid a total of $20,000 for the Proposed Public Offering filings and will pay $1,000 per quarter for ongoing compliance filings.

Note 6 — Commitments and Contingency

Registration Rights

The holders of the Founder Shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any shares of the Company’s insiders, officers, directors or their affiliates may be issued in payment of working capital loans and extension loans made to the Company (and any shares of common stock issuable upon conversion of the underlying the private rights), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the closing of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units and units issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing on the date that the Company consummate an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

QUETTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments and Contingency (cont.)

Right of First Refusal

The Company has granted EF Hutton for a period of 24 months after the date of the consummation of the Company’s Business Combination, a right of first refusal to act as sole investment banker, book-running manager, and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings.

Underwriting Agreement

The Company has granted EF Hutton, the representative of the underwriters, a 45-day option from the date of this prospectus to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 2.0% of the gross proceeds of the Proposed Public Offering, or $1,200,000 (or $1,380,000 if the over-allotment option is exercised in full). In addition, the underwriters will be entitled to a deferred fee of 3.5% of the gross proceeds of the Proposed Public Offering, or $2,100,000 (or $2,415,000 if the over-allotment option is exercised in full), which will be paid upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

The underwriters have agreed to reimburse certain expenses in connection with this offering, not to exceed $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full).

Note 7 — Stockholders’ Equity

Common Stock — The Company’s amended and restated certificate of incorporation authorizes issuance of 20,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. At May 31, 2023, there were 1,725,000 shares of common stock issued and outstanding, of which an aggregate of up to 225,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that the Initial Stockholders will own 20% of the issued and outstanding shares after the Proposed Public Offering (assuming the Initial Stockholders do not purchase any public units in the Proposed Public Offering and excluding the Private Shares underlying the Private Units).

Rights — Each holder of a right will receive one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of a right will be required to affirmatively covert its rights in order to receive one share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of common stock underlying the rights.

QUETTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on the review, management identified the following material subsequent events occurred in August 2023 that require disclosure in the financial statements. Changes have been respectively presented in the notes to financial statements.

The Company revised the following terms of Proposed Public Offering:

1)	Decreased the conversion ratio for each Public Right upon the consummation of a Business Combination from one-eighth (1/8) of one share of common stock to one-tenth (1/10) of one share of common stock.

2)	Decreased the amount to be held in the Trust Account from $10.20 per Public Share to $10.10 per Public Share.

3)	Reduced the number of Private Units to be purchased from 283,000 to 235,045 Private Units (or from 310,000 to 253,045 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit for an aggregate purchase price of $2,350,450 (or $2,530,450 if the over-allotment option is exercised in full).

4)	Time period to consummate an initial business combination was reduced to 9 months from 12 months from the closing of initial public offering.

Until October 30, 2023 (25 days after the date of this prospectus), all dealers that buy, sell or trade our shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$60,000,000

Quetta Acquisition Corporation

6,000,000 Units

PROSPECTUS

Sole Book-Running Manager

EF Hutton

division of Benchmark Investments, LLC

Co-Manager

Brookline Capital Markets

a division of Arcadia Securities, LLC

October 5, 2023